Exhibit 10.3
Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.
INVESTMENT AND OPTION AGREEMENT
BY AND AMONG
NINA INVESTMENTS HOLDINGS LLC,
NUCLEAR INNOVATION NORTH AMERICA LLC,
AND
TEPCO NUCLEAR ENERGY AMERICA LLC
Dated as of May 10, 2010

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Page

11.7 Binding Effect; Assignability	46
11.8 Validity	46
11.9 Counterparts	46
11.10 Time is of the Essence	46
11.11 No Relationship.	46
11.12 Construction of Agreement.	46
Exhibits

Exhibit A	Form of NRG Parent Guaranty
Exhibit B-1	TEPCO Initial Guaranty
Exhibit B-2	Form of TEPCO Option Guaranty
Exhibit C	Form of NINA Holdings LLC Operating Agreement
Exhibit D	Form of Officer’s or Manager’s Certificate
Exhibit E	Form of Secretary’s Certificate
Schedules

Schedule 1.2(a)	Permitted Liens
Schedule 1.2(b)	Tenancy in Common Agreements
Schedule 1.2(c)	NINA Holdings Knowledge Persons
Schedule 1.2(d)	Investor Knowledge Persons
Schedule 4.2(c)	NINA Governmental Approvals and Third-Party Consents
Schedule 5.1(b)	Foreign Jurisdictions
Schedule 5.2(c)	NINA Holdings Governmental Approvals and Third-Party Consents
Schedule 5.3(e)	Assets of the NINA Subsidiaries
Schedule 5.3(f)	Equity Holdings of the NINA Subsidiaries
Schedule 5.4(a)	Existing Project Governmental Approvals
Schedule 5.4(b)	Applications for Governmental Approvals
Schedule 5.4(c)	Major Permits
Schedule 5.5(c)	Governmental Investigations of Project
Schedule 5.10	Changes and Liabilities
Schedule 5.11	Tax Disclosure
Schedule 5.13	Real Property
Schedule 5.14	Liens on and Infringements of Intellectual Property
Schedule 5.14(b)	Allocation of Intellectual Property
Schedule 5.15(a)	Major Contracts
Schedule 5.15(b)	Breaches and Defaults Relating to Major Contracts
Schedule 5.15(c)	Other Agreements
Schedule 5.16	Affiliate Contracts
Schedule 5.17	Potential Conflicts of Interest
Schedule 5.18	Power Purchase Agreements
Schedule 5.21	CPS Settlement Documents
Schedule 6.2(c)	Investor Governmental Approvals and Third-Party Consents
Schedule 7.6	Permitted Interim Actions

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INVESTMENT AND OPTION AGREEMENT
     This Investment and Option Agreement (this “Agreement”), dated as of May 10, 2010 (the “Agreement Date”), by and among NINA Investments Holdings LLC, a Delaware limited liability company (“NINA Holdings”), Nuclear Innovation North America LLC, a Delaware limited liability company (“NINA”) (solely for purposes of Section 2.5, Section 3.1, Section 3.3, Sections 7.1 through 7.5, Section 7.8, Article I, Article IV, Article IX, Article X, and Article XI), and TEPCO Nuclear Energy America LLC, a Delaware limited liability company (“Investor”). Investor, NINA, and NINA Holdings are referred to individually herein as a “Party” and collectively as the “Parties.”
WITNESSETH
     WHEREAS, NINA Holdings is a direct, wholly owned subsidiary of NINA;
     WHEREAS, NINA Holdings directly owns one hundred percent (100%) of the limited liability company interests of Nuclear Innovation North America Investments LLC, a Delaware limited liability company (“NINA Investments”);
     WHEREAS, NINA Investments directly owns one hundred percent (100%) of the limited liability company interests of NINA Texas 3 LLC, a Delaware limited liability company (“NINA Texas 3”) and of NINA Texas 4 LLC, a Delaware limited liability company (“NINA Texas 4”);
     WHEREAS, NINA Texas 3 has, or has the right to obtain, an undivided ninety two and three-eighths percent (92.375%) interest as a tenant-in-common in the South Texas 3 project (as further defined below, the “South Texas Unit 3”), and NINA Texas 4 has, or has the right to obtain, an undivided ninety two and three-eighths percent (92.375%) interest as a tenant-in-common in the South Texas 4 project (as further defined below, the “South Texas Unit 4”);
     WHEREAS, Investor desires to make an investment in NINA Holdings in return for ten percent (10.0%) of the limited liability company interests of NINA Holdings, all on the terms and subject to the conditions set forth in this Agreement;
     WHEREAS, Investor desires to purchase, and NINA Holdings desires to grant to Investor, an option to make an additional investment in NINA Holdings, in return for additional limited liability company interests of NINA Holdings, all on the terms and subject to the conditions set forth in this Agreement; and
     WHEREAS, NINA will receive direct and indirect benefits from Investor entering into and performing its obligations under this Agreement and, accordingly, NINA is willing to enter into this Agreement, solely for the purposes of Section 2.5, Section 3.1, Section 3.3, Sections 7.1 through 7.5, Section 7.8, Article I, Article IV, Article IX, Article X, and Article XI.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS
          1.1 Certain Matters of Construction. A reference to an Article, Section, Exhibit or Schedule means an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. Unless the context requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. The titles and headings herein are for convenience of reference only and shall not in any manner affect the meaning or construction of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. The word “Dollar” and the symbol “$” mean United States Dollars. A reference to any legislation or to any provision of any legislation shall include any amendment to, any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. References to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document, including any exhibits, appendices and schedules thereto, as amended, amended and restated, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms. References to a Person shall be construed as a reference to such Person and its successors and permitted assigns.
          1.2 Certain Definitions. As used herein, the following terms shall have the following meanings:
     “1997 Participation Agreement” means that certain Amended and Restated South Texas Project Participation Agreement, effective as of November 17, 1997, among CPS, NRG South Texas LP (as successor in interest to Houston Lighting & Power Company), City of Austin and Central Power and Light Company.
     “ABWR” is defined in the definition of COL Application.
     “Action” means any suit, claim, proceeding, arbitration, audit or investigation by or before any Governmental Entity or arbitral tribunal.
     “Additional Investor Interests” is defined in Section 8.1.
     “Affiliate” means, with respect to any Person, any Person which, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person. For avoidance of doubt, NRG shall be deemed to be an Affiliate of NINA, and STPNOC is not an Affiliate of NINA.
     “Agreement” is defined in the Preamble.
     “Agreement Date” is defined in the Preamble.

     “Arbitration Notice” is defined in Section 11.4(b).
     “Arbitrator” is defined in Section 11.4(c)(i).
     “Assets” of any Person means all assets, properties, rights and interests of such Person of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person or that such Person has a contractual right to use.
     “Business” means the business of developing, permitting, engineering, procuring, constructing, owning, financing, and operating the Project including, in the case of NINA Holdings, the direct or indirect ownership of NINA Investments and the Project Companies.
     “Business Day” means a day other than a Saturday, a Sunday or a U.S. federal holiday.
     “Business Plan” means the business plan, with annual operating budgets and capital expenditure budgets (including sources and uses of funds) for the NINA Subsidiaries and the Project, which is set forth as Exhibit C to the Operating Agreement.
     “Catch-Up Contributions” is defined in Section 8.4(a).
     “Charter Documents” means the organizational documents that govern a corporation, limited liability company, association, partnership or any other entity or organization, pursuant to the Laws of its jurisdiction of formation, including as applicable, certificates or articles of incorporation or organization, certificates or articles of formation, bylaws, limited liability company operating agreements, partnership agreements, and similar instruments.
     “Claim” is defined in Section 10.5(a).
     “Code” means the Internal Revenue Code of 1986, as amended.
     “COL Application” means that certain application for a combined license (“COL”) filed by STPNOC under Part 52 of the NRC’s regulations (10 CFR Part 52) on September 20, 2007, as amended and supplemented, for combined construction permit and operating licenses for two Advanced Boiling Water Reactors (ABWR) designated as South Texas Unit 3 and South Texas Unit 4 in such application.
     “Collateral Source” is defined in Section 10.4(d).
     “Commercial Operation Date” means the date on which the later of the Units to achieve “Substantial Completion” under and as defined in the EPC Contract achieves Substantial Completion in accordance with the terms thereof.
     “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 9, 2009, between NINA and TEPCO.

     “Contract” means any legally binding agreement, instrument, lease, license (other than a Governmental Approval), evidence of Indebtedness, mortgage, indenture, security agreement, lease, or other contract, arrangement, understanding, or commitment, whether written or oral.
     “Control” means the possession, directly or indirectly, through one or more intermediaries, of either of the following with respect to another Person: (a) the right to more than fifty percent (50%) of the distributions from such Person (including liquidating distributions) or more than fifty percent (50%) of the economic or beneficial interest in such Person, and (b) the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity, and “Controls” and “Controlled” have the correlative meanings.
     “CPS” means The City of San Antonio, acting through the City Public Service Board of San Antonio.
     “CPS Settlement” means the settlement and dismissal with prejudice of the litigation between CPS, as plaintiff and counterclaim defendant, and NINA and each Project Company, as defendants and counterclaim plaintiffs, in Cause Number 2009-CI-19492 in the 37th Judicial District Court of Bexar County, Texas.
     “CPS Settlement Documents” means the Project Agreement, the Owners Agreement, and the other documents listed on Schedule 5.21.
     “De Minimis Amount” is defined in Section 10.4(a).
     “Development and Construction Costs” means third-party costs incurred by the Project Companies for the development, permitting, engineering, procurement, construction, or third-party debt financing of the Project pursuant to the Business Plan. For avoidance of doubt, the payments to be made by NRG to CPS by and for the benefit of the Project Companies pursuant to Section 3.1 of the Project Agreement, or any reimbursement of that amount made by the Project Companies to NRG, shall be deemed to be Development and Construction Costs, but the contribution to be made by NRG to REAP, Inc. pursuant to Section 3.2 of the Project Agreement shall be solely for the account of NRG and shall not be deemed to be a Development and Construction Cost.
     “Dispute” is defined in Section 11.4(a).
     “DOE” means the United States Department of Energy.
     “DOE Loan Guarantee Application” means the application of NINA to the DOE for a loan guarantee from the DOE pursuant to Energy Policy Act of 2005, 42 U.S.C. §§ 16511-16516 with respect to the construction and permanent debt financing by the United States Federal Financing Bank for both Units of the Project, including the Part I application submitted by NINA on July 31, 2008, the Part II application submitted by NINA on October 14, 2008, and all supporting materials or information submitted in writing to DOE in connection therewith.
     “Draft EIS” means the Draft Environmental Impact Statement issued by or for the NRC on March 19, 2010, in connection with the COL Application.

     “Draft PPA” is defined in Section 5.18.
     “EPC Contract” means the EPC Contract listed on Schedule 5.15(a).
     “Equitable Qualifications” is defined in Section 4.2(a).
     “ERCOT” means the Electric Reliability Council of Texas.
     “Exercise Notice” is defined in Section 8.3(a).
     “Exercise Price” is defined in Section 8.4(a).
     “Federal Power Act” means 16 U.S.C. § 791a et seq.
     “GAAP” means generally accepted accounting principles in the United States of America consistently applied, as in effect from time to time.
     “Governmental Approval” means all permits, consents, licenses, qualifications, exemptions, franchises, concessions (other than Tax abatements), certificates, grants of authority, approvals, variances, and authorizations issued or granted by, and all notices to, any Governmental Entity.
     “Governmental Entity” means any United States or foreign governmental or public body or authority, including any national, state, provincial, regional, municipal or local authority, body, agency, ministry, court, judicial or administrative body, taxing authority or other governmental organization.
     “Holdings Closing Breach” is defined in Section 10.4(a).
     “Indebtedness” of any Person means (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property of such Person), (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person, (c) any indebtedness of others secured by a Lien on any property of such Person, whether or not the respective indebtedness so secured has been assumed by it, (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person, (e) obligations of such Person in respect of surety bonds or similar instruments, (f) the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property of such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and (g) indebtedness of others as described in clauses (a) through (f) above in any manner guaranteed by such Person or for which it is or may become contingently liable; provided, that Indebtedness shall not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

     “Indemnitee” is defined in Section 10.5(a).
     “Indemnitor” is defined in Section 10.5(a).
     “Indemnity Cap” is defined in Section 10.4(a).
     “Indemnity Threshold” is defined in Section 10.4(a).
     “Initial Closing” is defined in Section 2.4.
     “Initial Closing Date” is defined in Section 2.4.
     “Initial Closing Payment” is defined in Section 2.2.
     “Initial Investment” is defined in Section 2.1(a)(ii).
     “Initial Investment Amount” is defined in Section 2.1(a)(ii).
     “Initial Investor Interests” is defined in Section 2.1(a)(i).
     “Initial Transactions” means the transactions contemplated to occur at the Initial Closing in accordance with Article II.
     “Intellectual Property” means the patents, patent applications, registered trademarks, trademark applications, registrations, copyrights, computer programs, databases, industrial designs, service marks, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications and tangible or intangible proprietary information or material.
     “Investor” is defined in the Preamble.
     “Investor Aggregate Investment Amount” means an amount equal to the sum of (a) the Initial Investment Amount, plus (b) the Option Premium, and plus (c) the Option Closing Payment (but solely to the extent actually paid by Investor to NINA Holdings at the Option Closing).
     “Investor Interests” means the Initial Investor Interests and the Additional Investor Interests.
     “JBIC” is defined in Section 7.5(c).
     “Key Assets” is defined in Section 5.3(e).
     “Key Tangible Assets” is defined in Section 5.3(e).
     “Knowledge” means, in the case of NINA Holdings, the actual knowledge of the Persons listed on Schedule 1.2(c) (after due inquiry of their respective direct reports) and, in the case of Investor, the actual knowledge of the Persons listed on Schedule 1.2(d) (after due inquiry of their respective direct reports).

     “Laws” means all applicable foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including awards of any arbitrator), Governmental Approvals, and Orders.
     “Letter of Intent” means that certain Confidential Memorandum of Understanding, dated as of February 9, 2009, between TEPCO and NINA, as confirmed and clarified by that certain Agreement, dated as of February 5, 2009, between TEPCO and NRG.
     “Liabilities” means any and all debts, liabilities and obligations, whether accrued, fixed, or otherwise, and whether known or unknown, absolute or contingent, matured or unmatured, or determined or determinable.
     “Lien” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.
     “Losses” means all demands, losses, claims, Actions or causes of action, assessments, damages, amounts paid in settlement, Liabilities, Taxes, costs and expenses, including interest, penalties and reasonable attorneys’ fees and disbursements.
     “Major Contract” is defined in Section 5.15(a).
     “Major Permit” is defined in Section 5.4(c).
     “Material Adverse Effect” means any change or effect having a material adverse change or effect on (a) the business, operations, assets, properties, or financial condition of the Business of NINA and the NINA Subsidiaries, taken as a whole, of STPNOC (solely as it may relate to the Project), or of the Project, in each case excluding (i) any such change or effect resulting from the announcement, pendency or consummation of the Transactions, (ii) any changes in general United States economic conditions or any changes in capital markets that in each case do not disproportionately affect the NINA Subsidiaries or the Business as compared to the effect on other companies engaged in any business similar to the Business, (iii) changes in Laws or interpretations thereof or changes in accounting requirements or principles that in each case do not disproportionately affect the NINA Subsidiaries or the Business as compared to the effect on other companies engaged in any business similar to the Business, (iv) changes affecting the nuclear power industry in the United States or the electric power markets in the ERCOT region that in each case do not disproportionately affect the NINA Subsidiaries or the Business as compared to the effect on other companies engaged in any business similar to the Business, (v) conduct by NINA Holdings or any of the NINA Subsidiaries prohibited under Section 7.6 for which Investor gave its prior written consent, (vi) any action required to be taken under any Law or Order or any existing Contract made available to Investor prior to the Agreement Date by which NINA Holdings or any of the NINA Subsidiaries (or any of their respective properties) is bound as of the Agreement Date, or (vii) any failure by NINA Holdings or any of the NINA Subsidiaries in and of itself to meet any internal projections or forecasts, or (b) the ability of either NINA Party to consummate the Transactions on a timely basis and otherwise to perform its obligations hereunder.
     “NEXI” is defined in Section 7.5(c).

     “NINA” is defined in the Preamble.
     “NINA Companies” means NINA and the NINA Subsidiaries.
     “NINA Entities” means the NINA Companies and their respective Affiliates.
     “NINA Financial Statements” is defined in Section 5.9.
     “NINA Group” is defined in Section 10.3.
     “NINA Holdings” is defined in the Preamble.
     “NINA Investments” is defined in the Recitals.
     “NINA Party” means NINA or NINA Holdings.
     “NINA Subsidiaries” means NINA Holdings, NINA Investments, and the Project Companies.
     “NINA Texas 3” is defined in the Recitals.
     “NINA Texas 4” is defined in the Recitals.
     “NRC” means the United States Nuclear Regulatory Commission.
     “NRG” means NRG Energy, Inc., a Delaware corporation.
     “NRG Parent Guaranty” means the NRG Limited Guaranty, to be executed and delivered on or prior to the Initial Closing Date, by NRG in favor of Investor, in the form attached hereto as Exhibit A.
     “Operating Agreement” means the Limited Liability Company Agreement of NINA Holdings, substantially in the form of Exhibit C.
     “Option” is defined in Section 8.1.
     “Option Closing” is defined in Section 8.6.
     “Option Closing Date” is defined in Section 8.6.
     “Option Closing Payment” is defined in Section 8.5(a).
     “Option Expiration Date” is defined in Section 8.2.
     “Option Premium” is defined in Section 2.1(a)(iii).
     “Option Transactions” means the transactions contemplated to occur at the Option Closing in accordance with Article VIII.

     “Order” means any writ, judgment, decree, injunction, restraint or similar order of any Governmental Entity or arbitrator (in each such case whether preliminary or final).
     “Outside Initial Closing Date” means **.
     “Owners Agreement” means that certain STP 3 & 4 Owners Agreement, dated March 1, 2010, by and among CPS, NINA, NINA Texas 3, and NINA Texas 4.
     “Party” is defined in the Preamble.
     “Permitted Liens” means (a) any statutory Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) any mechanics’, carriers’, workmen’s, repairmen’s or other like Liens, including statutory Liens, arising in the ordinary course of business by operation of Law with respect to Liabilities that are not yet due and payable, (c) any (i) servitudes, permits, licenses, surface leases, ground leases to utilities, municipal agreements, railway siding agreements and other similar rights, easements for streets, alleys, highways, telephone lines, gas pipelines, power lines and railways, and other similar easements and rights-of-way of public record on, over or in respect of the real property on which the Project is situated, (ii) conditions, covenants or other similar restrictions on the real property on which the Project is situated, or (iii) encroachments and other matters that would be shown in an accurate survey or physical inspection of such real property, or (d) other minor imperfection in title that would not, individually or in the aggregate taking into account any other imperfections in title permitted in accordance with this clause (d) materially affect the value or intended use of or otherwise materially impair the property or asset in question, and (e) any Lien described as a Permitted Lien with respect to the applicable Person in Schedule 1.2(a).
     “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, including any Governmental Entity.
     “Power Purchase Agreement” is defined in Section 5.18.
     “Project” means the two additional electric generating units, South Texas Unit 3 and South Texas Unit 4, which are currently contemplated to be constructed by TANE employing ABWR technology, at the Sites, pursuant to the COL Application.
     “Project Agreement” means the Project Agreement, Settlement Agreement and Mutual Release, dated March 1, 2010, by and among CPS, NINA, NINA Texas 3 and NINA Texas 4.
     “Project Company” means NINA Texas 3 or NINA Texas 4, as applicable.
     “PUCT” means the Texas Public Utility Commission.

**	This portion has been redacted pursuant to a confidential treatment request.

     “Related Agreements” means the NRG Parent Guaranty, the TEPCO Initial Guaranty, the TEPCO Option Guaranty, the Operating Agreement, and the certificates to be executed and delivered pursuant to Section 2.5(a) and Section 2.5(b).
     “Representatives” means, with respect to a Party, the respective directors, officers, employees, agents, investment bankers, attorneys, accountants and advisors of such Party and its Affiliates.
     “Rules” is defined in Section 11.4(a).
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “SEO” is defined in Section 11.4(b).
     “Signing Balance Sheet” is defined in Section 5.9.
     “Site” means with respect to each Unit or the Project, as the case may be, the real property on which such Unit or the Project is to be located, as described in the COL Application.
     “South Texas Unit 3” means the electric generating unit, described as the third unit to be constructed at the South Texas Project (as defined in the COL Application) in the COL Application.
     “South Texas Unit 4” means the electric generating unit, described as the fourth unit to be constructed at the South Texas Project (as defined in the COL Application) in the COL Application.
     “STPNOC” means STP Nuclear Operating Company.
     “Subsidiary” means a corporation, limited liability company, partnership, joint venture or other entity of which any Person owns, directly or indirectly, any of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.
     “TANE” means Toshiba America Nuclear Energy Corporation, the “Contractor” under the EPC Contract.
     “Tax Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration, or imposition of any Tax.
     “Tax Return” means any report, form, return, statement, information return, declaration, certificate, bill, document, claim for refund, or other information (including any amendments) supplied to or required to be supplied to a Governmental Entity with respect to Taxes, including any amendments thereof or schedule or attachment thereto and any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     “Taxes” means any and all taxes, levies and other assessments, including any and all income, sales, use, gross receipts, goods and services, value added, ad valorem, alternative minimum, franchise, estimated, capital, capital gains, margin, net worth, transfer, profits, business and occupation, social security, ad valorem, stamp, withholding, payroll, employer health, excise, real property and personal property taxes and any other taxes, fees, duties, customs, tariffs, imposts, obligations, assessments or similar charges in the nature of a tax including unemployment insurance payments and workers compensation premiums, together with any installments with respect thereto, and any interest, fines, additions, and penalties, imposed by any Governmental Entity (including U.S. federal, state, municipal and non-U.S. Governmental Entities), whether disputed or not.
     “Tenancy in Common Agreements” means the Contracts listed on Schedule 1.2(b).
     “TEPCO” means The Tokyo Electric Power Company, Incorporated.
     “TEPCO Group” is defined in Section 10.2.
     “TEPCO Initial Guaranty” means the TEPCO Limited Guaranty, dated as of the Agreement Date, by TEPCO in favor of NINA Holdings, attached hereto as Exhibit B-1.
     “TEPCO Option Guaranty” means the TEPCO Limited Guaranty, by TEPCO in favor of NINA Holdings, to be executed and delivered by TEPCO to NINA Holdings in connection with the delivery of the Exercise Notice by Investor, in the form attached hereto as Exhibit B-2.
     “Third-Party Claims” is defined in Section 10.5(b).
     “Toshiba” means Toshiba Corporation.
     “Toshiba Credit Agreement” means that certain Credit Agreement, dated as of February 24, 2009, by NINA, NINA Investments, NINA Texas 3, NINA Texas 4, the lenders party thereto and TANE as collateral agent and administrative agent.
     “Toshiba Security Agreement” means that certain Security and Pledge Agreement, dated as of February 24, 2009, by and among NINA, NINA Investments, NINA Texas 3, NINA Texas 4 and TANE.
     “Transactions” means the transactions contemplated by this Agreement, including the Initial Transactions and the Option Transactions.
     “Treasury Regulations” means the regulations promulgated under the Code.
     “Tribunal” is defined in Section 11.4(c)(i).
     “Unit” means South Texas Unit 3 or South Texas Unit 4.
ARTICLE II
INITIAL TRANSACTIONS
          2.1 Initial Investment.

           (a) Initial Closing Transactions. Upon the terms and subject to the conditions set forth in this Agreement, at the Initial Closing, the Parties agree that the following transactions shall occur:
          (i) NINA Holdings shall issue to Investor ten percent (10.0%) of the limited liability company interests of NINA Holdings, free and clear of all Liens (other than Liens created by Investor, Liens under the Operating Agreement, and Liens arising under the Toshiba Security Agreement, as applicable) (the “Initial Investor Interests”);
          (ii) In consideration of the Initial Investor Interests, Investor shall contribute to NINA Holdings, pursuant to this Agreement (the “Initial Investment”), an amount equal to One Hundred Twenty-Five Million Dollars ($125,000,000) (the “Initial Investment Amount”); and
          (iii) In consideration of the Option, Investor shall pay to NINA Holdings the sum equal to Thirty Million Dollars ($30,000,000) (the “Option Premium”).
          (b) TEPCO Initial Guaranty. The Parties acknowledge that Investor has delivered to NINA Holdings, in conjunction with its execution of this Agreement, the duly executed TEPCO Initial Guaranty in favor of NINA Holdings.
          2.2 Payment of Initial Closing Payment. At the Initial Closing, upon the terms and subject to the conditions set forth in this Agreement, Investor shall pay to NINA Holdings the sum of the Initial Investment Amount plus the Option Premium (such payment, the “Initial Closing Payment”) by wire transfer of immediately available funds to an account designated in writing by NINA Holdings.
          2.3 Use of Proceeds. The proceeds of the Initial Closing Payment shall be held by NINA Holdings and, upon request of NINA Investments, contributed to NINA Investments by NINA Holdings as a contribution to capital or an intercompany loan, and shall be used by NINA Investments and the Project Companies only to pay Development and Construction Costs as set forth in the Business Plan and, for avoidance of doubt, shall not be distributed or paid to any member of NINA Holdings or distributed or paid to any Affiliate of such member (other than a NINA Subsidiary) except, in each case, as expressly set forth in the Business Plan.
          2.4 Initial Closing. Subject to the terms and conditions of this Agreement, the closing of the Initial Transactions (the “Initial Closing”) will take place at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 on the date ** after the satisfaction or waiver of each of the conditions precedent to the Initial Investment set forth in Article III (other than those conditions to be satisfied at the Initial Closing) or such other time or place as the Parties may agree. The date on which the Initial Closing occurs is hereinafter referred to as the “Initial Closing Date.” All

**	This portion has been redacted pursuant to a confidential treatment request.

proceedings to be taken and all documents to be executed and delivered by the Parties at the Initial Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.
          2.5 Closing Deliveries.
          (a) Deliveries by NINA Parties. At the Initial Closing, NINA or NINA Holdings, as applicable, shall deliver, or cause to be delivered, to Investor the following:
          (i) an original counterpart of the Operating Agreement, duly executed and delivered by NINA;
          (ii) a unit certificate representing the Initial Investor Interests, duly executed by an authorized officer of NINA Holdings, in the form of Exhibit D to the Operating Agreement;
          (iii) the certificates of formation of each of NINA and NINA Holdings, respectively, as amended, modified or supplemented to the Initial Closing Date, certified to be true, correct and complete by the Delaware Secretary of State, together with a certificate of good standing (long form with tax status) for each such NINA Party issued by the Delaware Secretary of State, and a certificate of qualification to do business as a foreign limited liability company for each such NINA Party, issued by the Texas Secretary of State, each as of a date not more than ten (10) Business Days prior to the Initial Closing Date;
          (iv) any other Charter Documents of each of NINA or NINA Holdings, respectively, as amended, modified or supplemented to the Initial Closing Date, certified to be true, correct and complete by the Secretary or Managing Member of such NINA Party as of a date not more than five (5) days prior to the Initial Closing Date;
          (v) certificates, dated as of the Initial Closing Date and executed in the name and on behalf of NINA and NINA Holdings, respectively, by its authorized officer, substantially in the form attached hereto as Exhibit D;
          (vi) certificates, dated as of the Initial Closing Date and executed by the Secretary or the appropriate Person of each of NINA and NINA Holdings, respectively, substantially in the form attached hereto as Exhibit E; and
          (vii) an original counterpart of the NRG Parent Guaranty, duly executed and delivered by NRG in favor of Investor.
          (b) Deliveries by Investor. At the Initial Closing, Investor shall deliver, or cause to be delivered, to NINA Holdings the following:

          (i) an original counterpart of the Operating Agreement, duly executed and delivered by Investor;
          (ii) the certificate of formation of Investor, as amended, modified or supplemented to the Initial Closing Date, certified to be true, correct and complete by the Delaware Secretary of State, together with a certificate of good standing (long form with tax status) issued by the Delaware Secretary of State, each as of a date not more than ten (10) Business Days prior to the Initial Closing Date;
          (iii) a certificate, dated as of the Initial Closing Date and executed in the name and on behalf of Investor by its authorized officer, substantially in the form attached hereto as Exhibit D; and
          (iv) a certificate, dated as of the Initial Closing Date and executed by the Secretary or the appropriate Person of Investor, substantially in the form of Exhibit E.
ARTICLE III
CONDITIONS PRECEDENT
          3.1 Conditions Precedent to the Obligations of Each Party. The obligations of the Parties to effect the Initial Transactions shall be subject to the fulfillment at or prior to the Initial Closing of the following conditions, any of which may be waived (in full or in part) only in writing by each Party:
          (a) No Injunction. No Order issued by a court of competent jurisdiction that prohibits or restricts the consummation of any of the Transactions shall be in effect (each Party agreeing to use all commercially reasonable efforts to have any injunction or other order immediately lifted), and no action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the Transactions or any of the other transactions contemplated hereby.
          (b) Illegality. There shall not have been any action taken, and no statute, rule or regulation shall have been enacted by any state or federal government agency that would prohibit or restrict the consummation of the Transactions or the other transactions contemplated hereby.
          3.2 Conditions Precedent to Obligation of Investor to Effect the Initial Transactions. The obligation of Investor to effect the Initial Transactions shall be subject to the fulfillment at or prior to the Initial Closing of the following additional conditions, any of which may only be waived (in full or in part) only in writing by Investor:
          (a) Representations and Warranties. Each of the representations and warranties made by NINA Holdings in Article V that are qualified as to materiality (or words of similar effect) and by NINA in Section 4.1 or Section 4.2 or by NINA Holdings in Section 5.1, Section 5.2, Section 5.3 (a), Section 5.3(b), or Section 5.3(c) shall be true and correct in all respects, and each other representation or warranty made by NINA Holdings in Article V shall be true and correct in all material respects, in each case on and as of the Initial Closing Date, as though made on and as of the Initial Closing Date or, in the case of representations and warranties expressly made as of a specified date earlier than the Initial Closing Date, on and as of such earlier date.
          (b) Performance. Each NINA Party and NRG shall have performed and complied in all material respects with the respective agreements, covenants and obligations required by this Agreement or any other Related Agreement to which it is a party to be so performed or complied with by it at or before the Initial Closing.
          (c) Material Adverse Effect. Since the Agreement Date, there shall not have occurred a Material Adverse Effect.
          (d) DOE Loan Guarantee. Investor shall have received a true, correct and complete copy of a fully executed conditional loan guarantee commitment from the DOE in favor of NINA Investments with respect to the construction and permanent debt financing by the United States Federal Financing Bank for both Units of the Project, and such commitment (i) shall have been formally accepted by NINA Investments in writing to DOE (and a true, correct and complete copy thereof and of such acceptance shall have been provided to Investor), and (ii) shall be in full force and effect.
          3.3 Conditions Precedent to Obligations of NINA and NINA Holdings to Effect the Initial Transactions. The obligation of NINA and NINA Holdings to effect the Initial Transactions shall be subject to the fulfillment at or prior to the Initial Closing of the following additional conditions, any of which may be waived (in full or in part) only in writing by NINA Holdings:
          (a) Representations and Warranties. Each of the representations and warranties made by Investor in Article VI that are qualified as to materiality (or words of similar effect) and in Section 6.1 and Section 6.2 shall be true and correct in all respects, and each other representation or warranty made by Investor in Article VI shall be true and correct in all material respects, in each case on and as of the Initial Closing Date, as though made on and as of the Initial Closing Date or, in the case of representations and warranties expressly made as of a specified date earlier than the Initial Closing Date, on and as of such earlier date.
          (b) Performance. TEPCO and Investor shall have performed and complied in all material respects with the respective agreements, covenants and obligations required by this Agreement or any other Related Agreement to which it is a party to be so performed or complied with by it at or before the Initial Closing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NINA
          NINA hereby makes the following representations and warranties to Investor:

          4.1 Corporate Existence.
          (a) NINA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. NINA has the requisite limited liability company or partnership power (as the case may be) to own, operate and lease its properties and to carry on its business as now being conducted.
          (b) NINA is duly qualified or licensed to do business and is in good standing in the State of Delaware and the State of Texas and, and, except for such jurisdictions where the failure to be so qualified or licensed and in good standing would not be reasonably expected to have, individually or in the aggregate, a material adverse effect, all other jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification necessary.
          (c) True, complete and correct copies, as of the Agreement Date, of the Charter Documents of NINA have been delivered or made available to Investor prior to the Agreement Date.
          4.2 Authority for Agreement; Non-Contravention.
          (a) Authority. NINA has the requisite power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary company action and no other corporate or member proceedings or actions (or their equivalents) are necessary on the part of NINA to authorize and consummate this Agreement and the Transactions. This Agreement has been duly executed and delivered by NINA, and constitutes the legal, valid and binding obligations of NINA, enforceable against NINA in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Equitable Qualifications”).
          (b) No Conflict. Neither the execution and delivery by NINA of this Agreement nor the performance by NINA of its obligations hereunder, nor the consummation by NINA of the Transactions, will (i) violate any provision of the Charter Documents of NINA, (ii) conflict with, or result in a breach of any term, covenant, condition or provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in a penalty or in the creation or imposition of any Lien (other than a Permitted Lien) upon any material Assets of NINA pursuant to the terms of, or give rise to any right of termination, purchase, cancellation or acceleration under, any material Contract to which NINA is a party or by which its material Assets are bound, (iii) conflict with or result in a material violation or breach of any term or provision of any Law applicable to NINA or its material Assets, or (iv) require the consent or approval of, filing with, or notice to any Person which, if not obtained, would prevent or impair in any material respect its performance of its obligations under this Agreement.
          (c) Approvals for Transaction. Except as set forth on Schedule 4.2(c), no Governmental Approval and no consent, approval, authorization, or permit of, or filing with or notification to, any Person is required in connection with the execution and delivery by NINA of this Agreement or for or in connection with the consummation of the Transactions and performance by NINA of the terms and conditions contemplated by this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF NINA HOLDINGS
     NINA Holdings hereby makes the following representations and warranties to Investor:
          5.1 Corporate Existence.
          (a) Each NINA Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each NINA Subsidiary has the requisite limited liability company or partnership power (as the case may be) to own, operate and lease its properties and to carry on its business as now being conducted.
          (b) Each NINA Subsidiary is duly qualified or licensed to do business and is in good standing in the State of Delaware and the State of Texas and, and, except for such jurisdictions where the failure to be so qualified or licensed and in good standing would not be reasonably expected to have, individually or in the aggregate, a material adverse effect, all other jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification necessary. All jurisdictions in which each NINA Subsidiary is qualified to do business as a foreign business entity and all names under which each NINA Subsidiary is authorized to conduct its business in such jurisdictions as of the Agreement Date are set forth on Schedule 5.1(b).
          (c) NINA Holdings is a newly formed, special-purpose limited liability company created for the purpose of holding, directly or indirectly, membership interests in NINA Investments and the Project Companies, and has engaged in no operations or activities other than those in connection therewith or contemplated hereby.
          (d) True, complete and correct copies, as of the Agreement Date, of the Charter Documents of each NINA Subsidiary have been delivered or made available to Investor prior to the Agreement Date.
          5.2 Authority for Agreement; Non-Contravention.
          (a) Authority. NINA Holdings has the requisite power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary company action and no other corporate or member proceedings or actions (or their equivalents) are necessary on the part of NINA Holdings to authorize and consummate this Agreement and the Transactions. This Agreement has been duly executed and delivered by NINA Holdings, and constitutes the legal, valid and binding obligations of NINA Holdings, enforceable against NINA Holdings in accordance with its respective terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to the Equitable Qualifications.

          (b) No Conflict. Neither the execution and delivery by NINA Holdings of this Agreement nor the performance by NINA Holdings of its obligations hereunder, nor the consummation by NINA Holdings of the Transactions, will (i) violate any provision of the Charter Documents of any NINA Subsidiary, (ii) conflict with, or result in a breach of any term, covenant, condition or provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in a penalty or in the creation or imposition of any Lien (other than a Permitted Lien) upon any material Assets of any NINA Subsidiary pursuant to the terms of, or give rise to any right of termination, purchase, cancellation or acceleration under, any material Contract to which any NINA Subsidiary is a party or by which any NINA Subsidiary or its respective material Assets are bound, (iii) conflict with or result in a material violation or breach of any term or provision of any Law applicable to any NINA Subsidiary or its respective material Assets, or (iv) require the consent or approval of, filing with, or notice to any Person which, if not obtained, would prevent or impair in any material respect any NINA Subsidiary from performing its obligations under this Agreement.
          (c) Approvals for Transaction. Except as set forth on Schedule 5.2(c), no Governmental Approval and no consent, approval, authorization, or permit of, or filing with or notification to, any Person is required in connection with the execution and delivery of this Agreement by NINA Holdings or for or in connection with the consummation of the Transactions and performance of the terms and conditions contemplated by this Agreement by any NINA Subsidiary.
          5.3 Ownership Interests.
          (a) Ownership Interests of the NINA Subsidiaries. NINA holds of record and owns beneficially one hundred percent (100%) of the limited liability company interests of NINA Holdings, NINA Holdings holds of record and owns beneficially one hundred percent (100%) of the limited liability company interests of NINA Investments, and NINA Investments holds of record and owns beneficially one hundred percent (100%) of the limited liability company interests of NINA Texas 3 and NINA Texas 4.
          (b) Issuance of Investor Interests. At the Initial Closing, NINA Holdings will issue to Investor legal and beneficial title to the Initial Investor Interests, free and clear of any Liens (other than any Liens created by Investor, Liens under the Operating Agreement, and Liens arising under the Toshiba Security Agreement, as applicable). At the Option Closing, if the Option is exercised by Investor, NINA Holdings will issue to Investor legal and beneficial title to the Additional Investor Interests, free and clear of any Liens (other than any Liens created by Investor, Liens under the Operating Agreement, and Liens arising under the Toshiba Security Agreement, as applicable). All such outstanding limited liability company interests shall be duly authorized and validly issued, shall not have been issued in violation of any Person’s preemptive rights and shall be fully paid and non-assessable.
          (c) Options and Convertible Securities of the NINA Subsidiaries. Except for the Option:
          (i) there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities or commitments obligating NRG, NINA, or any of their Affiliates to create, issue, sell or otherwise dispose of, purchase, repurchase, redeem or acquire limited liability company interests, partnership interests, or other equity interests in any NINA Subsidiary, or any securities or obligations convertible into, or exercisable or exchangeable for, any such equity interests; and
          (ii) there are no voting trusts or other agreements or understandings to which NRG, NINA, or any of their Affiliates or any other Person is a party with respect to the voting of the limited liability company or partnership interests of any of the NINA Subsidiaries.
          (d) Ownership of Assets. Pursuant to the Tenancy in Common Agreements and the CPS Settlement Documents, (i) NINA Texas 3 holds of record and owns beneficially, or has the right to obtain, an undivided ninety two and three-eighths percent (92.375%) interest as a tenant in common in South Texas Unit 3, and NINA Texas 4 holds of record and owns beneficially, or has the right to obtain, an undivided ninety two and three-eighths percent (92.375%) interest as a tenant in common in South Texas Unit 4.
          (e) Key Assets. Set forth on Schedule 5.3(e) is a complete and accurate list as of the Agreement Date of Assets that are tangible personal property owned by each NINA Subsidiary, organized by Project with a depreciated book value in excess of One Million Dollars ($1,000,000) (the “Key Tangible Assets,” and together with the Major Contracts and the Major Permits, the “Key Assets”). Except as set forth on Schedule 5.3(e):
          (i) each NINA Subsidiary holds of record and owns beneficially, and has good and marketable title to, all of the Key Assets, in each case free and clear of any Lien, except for Permitted Liens;
          (ii) prior to the Agreement Date, NINA transferred, or caused NINA Holdings and its other Affiliates to transfer, to the applicable Project Company all of the material Assets owned by the NINA Companies relating to the Project (including any Key Assets) and (B) to the Knowledge of NINA Holdings, NRG transferred or caused its Affiliates (other than the NINA Companies) to transfer, to the applicable Project Company all of the material Assets owned by NRG or its Affiliates (other than the NINA Companies) primarily relating to the Project (including any Key Assets); and
          (iii) to the Knowledge of NINA Holdings, (A) no material Assets necessary for the Project or contemplated to be used by the Project are owned or controlled by NINA or any NINA Affiliate (other than NRG and its Affiliates (other than the Project Companies)), and (B) no material Assets primarily relating to the Project are owned or controlled by NRG or any of its Affiliates (other than the Project Companies).
     (f) Subsidiaries. None of the NINA Subsidiaries have any Subsidiaries or investments in any Person, other than the other NINA Subsidiaries as set forth in Section 5.3. As of the Agreement Date, each NINA Subsidiary is wholly owned by NINA, directly or indirectly, as set forth in Section 5.3. Except as set forth on Schedule 5.3(f), neither NINA nor any of its Affiliates owns any interest in any other Person engaged in the Business other than the NINA

Subsidiaries. None of the NINA Subsidiaries has engaged in any business other than the Business.
          5.4 Governmental Approvals.
          (a) Existing Governmental Approvals. Each NINA Company and, to the Knowledge of NINA Holdings, STPNOC (as it relates to the Project), has obtained and validly holds all material Governmental Approvals necessary for its participation in the Business as currently conducted, and is in compliance in all material respects with such Governmental Approvals. NINA Holdings has made available to Investor, prior to the Agreement Date (and will have made available to Investor, prior to the Initial Closing Date), true and complete copies of such Governmental Approvals, as currently in effect as of such respective dates. Schedule 5.4(a) identifies all such material Governmental Approvals as of the Agreement Date.
          (b) Applications for Governmental Approvals. Schedule 5.4(b) contains a list as of the Agreement Date of all other material Governmental Approvals applied for by any NINA Company with respect to the Business or, to the Knowledge of NINA Holdings, STPNOC, with respect to the Project. NINA Holdings has provided or made available to Investor, prior to the Agreement Date (and will have made available to Investor, prior to the Initial Closing Date), true and complete copies of all applications and all other material documents submitted prior to such respective dates to any Governmental Entity in connection with all such Governmental Approvals that have been applied for.
          (c) Major Permit. To the Knowledge of NINA Holdings, Schedule 5.4(c) contains, for each Unit or the Project (as the case may be), a list of all other material Governmental Approvals that (i) are necessary under Laws as in effect on the Agreement Date for the development or construction of such Unit or the Project (as the case may be), and (ii) if delayed or not obtained, reasonably would be expected to delay or impair the ability to achieve the Commercial Operation Date when contemplated by the Business Plan, or otherwise reasonably would be expected to have a material adverse effect (a “Major Permit”).
          (d) No Actions. There is no Action pending or, to the Knowledge of NINA Holdings, threatened by or before any Governmental Entity which has resulted or would reasonably be expected to result in the revocation, cancellation, suspension, or any materially adverse modification of any Governmental Approval identified in Schedule 5.4(a) or, to the Knowledge of NINA Holdings, in the denial of any Governmental Approval identified in Schedule 5.4(b), and no NINA Entity or, to the Knowledge of NINA Holdings, STPNOC, has received any written communication from a Governmental Entity indicating that any application for any such Governmental Approval is not likely to be granted, nor does any NINA Entity or, to the Knowledge of NINA Holdings, STPNOC, have any reason to believe as of the Agreement Date that any such application should not be expected to be granted.
          5.5 Litigation and Audits.
          (a) No Investigations. Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect, there is no investigation by any Governmental Entity with respect to (i) NRG or any of its Affiliates (other than the NINA Companies) relating to NINA (with respect to the Business), the NINA Subsidiaries, the Project,

or the Transactions, (ii) NINA relating to the Business, the Project, or the Transactions, (iii) any of the NINA Subsidiaries, or their respective material Assets, the Project, or the Transactions, or (iv) to the Knowledge of NINA Holdings, STPNOC (with respect to the Project), that is pending or, to the Knowledge of NINA Holdings, threatened, nor has any Governmental Entity indicated in writing to any of the NINA Entities or, to the Knowledge of NINA Holdings, STPNOC with respect to the Project, an intention to conduct the same.
          (b) No Actions. Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect, there is no Action pending or, to the Knowledge of NINA Holdings, threatened against or involving (i) NRG or any of its Affiliates (other than the NINA Companies) relating to NINA (with respect to the Business), the NINA Subsidiaries, the Project, or the Transactions, (ii) NINA relating to the Business, the Project, or the Transactions, (iii) any of the NINA Subsidiaries, or their respective material Assets, the Project, or the Transactions, or (iv) to the Knowledge of NINA Holdings, STPNOC (with respect to the Project), at law or in equity, before any arbitrator or Governmental Entity.
          (c) No Orders. Except as set forth in Schedule 5.5(c), to the Knowledge of NINA Holdings, no Governmental Entity has any plans, proposals, studies or investigations that would reasonably expected to materially adversely affect the continued development of either Unit or the Project. Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect, there are no Orders outstanding against (i) NRG or any of its Affiliates (other than the NINA Companies) relating to NINA (with respect to the Business), the NINA Subsidiaries, the Project, or the Transactions, (ii) NINA relating to the Business, the Project, or the Transactions, (iii) any of the NINA Subsidiaries, or their respective material Assets, the Project, or the Transactions, or (iv) to the Knowledge of NINA Holdings, STPNOC (with respect to the Project).
          5.6 Broker’s or Finder’s Fees(a) . No NINA Entity has either retained, or otherwise has any Liability to, any broker, finder, financial advisor or intermediary in connection with the Transactions that would obligate any NINA Company or Investor to incur any Liability as a result of retaining such broker, finder, financial advisor or intermediary.
          5.7 Compliance with Laws. Each of the NINA Companies and, to the Knowledge of NINA Holdings, STPNOC (with respect to the Project), is and has been in compliance in all material respects with all applicable Laws. No NINA Entity or, to the Knowledge of NINA Holdings, STPNOC has received any written notice or allegations of any material violations of Laws relating to the Transactions, NINA (with respect to the Business, the Project, or the Transactions), or any of the NINA Subsidiaries or any of their material Assets, the Project, or the Units.
          5.8 Books and Records. The respective minute books of each NINA Company, as previously made available to Investor prior to the Agreement Date (and that will have been made available to Investor, prior to the Initial Closing Date), are true, complete and correct in all material respects and contain accurate records of all meetings of, and limited liability company action taken by (including action taken by written consent) the respective equity holders and managers of each NINA Company as may exist or be in effect as of such respective dates.

          5.9 Financial Statements. NINA Holdings has made available to Investor, prior to the Agreement Date, accurate and complete copies of the audited consolidated balance sheets, statements of income, changes in stockholders’ equity and cash flows for the NINA Companies as of and for the fiscal years ended December 31, 2008 and December 31, 2009, and the unaudited consolidated balance sheet (the “Signing Balance Sheet”) and an unaudited consolidated statement of income for the NINA Companies as of and for the fiscal quarter ended March 31, 2010. Collectively, the foregoing financial statements (including for the avoidance of doubt the Signing Balance Sheet) are referred to herein as the “NINA Financial Statements.” The NINA Financial Statements (including any related notes thereto, if any) have been prepared from, are in accordance with and accurately reflect the books and records of NINA and the other NINA Companies. The NINA Financial Statements (including any related notes thereto, if any) have been prepared on a consistent basis through the periods covered thereby and fairly present in all material respects the financial position of the NINA Companies as of their date, and the other statements included in the NINA Financial Statements (including any related notes, if any) fairly present in all material respects the results of operations, cash flows and members’ equity of the NINA Companies for the periods therein set forth, as applicable.
          5.10 Absence of Certain Changes and Liabilities. Except as set forth on Schedule 5.10:
          (a) Changes. Since the date of the Signing Balance Sheet, to the Agreement Date, (i) there has not occurred any Material Adverse Effect, (ii) except as expressly required or contemplated by this Agreement, the NINA Companies have conducted the operations of the Business in the ordinary course of business consistent with past practices in all material respects, and (iii) none of the NINA Companies has taken or agreed to take any action that would be prohibited by clauses (b), (d), (e), (i), (k), (l), (o), (q), or (r) of Section 7.6 if taken after the Agreement Date.
          (b) Absence of Undisclosed Liabilities of NINA Companies. The NINA Companies do not have any Liabilities that are required to be set forth on an audited consolidated balance sheet or the notes thereto prepared in accordance with GAAP, except (i) Liabilities reflected on the NINA Financial Statements or the notes thereto, (ii) Liabilities incurred in the ordinary course of business since the date of the Signing Balance Sheet, (iii) liabilities that would not result in a material Liability to the NINA Companies, (iv) Liabilities incurred under this Agreement, and (v) Liabilities arising from performance obligations under any Major Contract or other Contract set forth on the Schedules attached hereto.
          (c) Indebtedness. None of the NINA Subsidiaries have any Indebtedness, other than Indebtedness owed to another NINA Subsidiary.
          5.11 Tax Matters. Except as set forth on Schedule 5.11:
          (a) All Tax Returns of any of the NINA Subsidiaries have been filed with the appropriate Tax Authorities, and such Tax Returns are true, correct, and complete in all respects, except to the extent it would not reasonably be expected to result in a material adverse effect. All Taxes shown as due on such Tax Returns have been paid to the appropriate Tax Authorities.
          (b) There are currently no effective waivers of any statute of limitations in respect of material Taxes of any of the NINA Subsidiaries.

          (c) NINA is not a “foreign person” as defined in Code Section 1445.
          (d) At all times since the date of their formation, each of NINA Investments and the Project Companies have qualified as, and been treated as, disregarded as an entity separate from its owner for United States federal income Tax purposes. At all times since the date of its formation until the Initial Closing, NINA Holdings has qualified as, and has been treated as, disregarded as an entity separate from its owner for United States federal income Tax purposes.
          (e) There are no material audits, claims, assessments, levies, administrative, or judicial proceedings pending by any Tax Authority against, or with respect to the Assets or activities of, any of the NINA Subsidiaries.
          (f) There are no material Liens, other than Permitted Liens, for Taxes on any Assets of any of NINA Subsidiaries.
          (g) None of the NINA Subsidiaries has participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
The representations and warranties in this Section 5.11 are the sole and exclusive representations and warranties of NINA Holdings concerning tax matters.
          5.12 Employment-Related Matters(a) . No NINA Subsidiary has or ever had any employees.
          5.13 Real Property.
          (a) Pursuant to the Tenancy in Common Agreements and the CPS Settlement Documents, each Project Company owns or has the right to obtain, a ninety two and three-eighths percent (92.375%) undivided direct interest as a tenant-in-common in each Site, including the Unit 3 and Unit 4 proportionate share of the Common Station Facilities (under and as defined in the 1997 Participation Agreement), as a result of the development of South Texas Unit 3 and South Texas Unit 4.
          (b) The Tenancy in Common Agreements and the CPS Settlement Documents provide all of material real property interests (other than water rights) necessary for the Project Companies to develop, construct, finance, own, and operate the Project in accordance with the Business Plan and to conduct the Business as contemplated to be conducted by the Business Plan.
          (c) Except as set forth on Schedule 5.13, such real property interests are held or will be held by the Project Companies as tenants-in-common free and clear of any Liens other than Permitted Liens.
          5.14 Intellectual Property.
          (a) Use of Intellectual Property. Except as set forth on Schedule 5.14, each of the NINA Subsidiaries and, to the Knowledge of NINA Holdings, STPNOC, owns free and clear of all Liens other than Permitted Liens, is licensed to or otherwise possesses sufficient legally enforceable rights to use, the Intellectual Property that is needed to conduct the Business of the NINA Subsidiaries as currently conducted;
          (b) NINA Intellectual Property. To the Knowledge of NINA Holdings, set forth on Schedule 5.14(b) is a list of all of the material Intellectual Property owned by or licensed to NINA or its direct or indirect Subsidiaries (other than the NINA Subsidiaries) that has not been assigned to the NINA Subsidiaries;
          (c) Intellectual Property of NINA Subsidiaries. The material Intellectual Property owned by or licensed to any NINA Subsidiary is set forth on Schedule 5.14;
          (d) No Infringement. Except as set forth on Schedule 5.14, to the Knowledge of NINA Holdings, the Business of each of the NINA Subsidiaries does not infringe upon or misappropriate in any material respect Intellectual Property of any Person; and
          (e) Compliance. Except as set forth on Schedule 5.14, to the Knowledge of NINA Holdings, the use by each NINA Subsidiary of its respective Intellectual Property is in accordance in all material respects with any and all applicable grants, licenses, agreements, instruments or other arrangements pursuant to which such NINA Subsidiary acquired the right to use such Intellectual Property.
The representations and warranties in this Section 5.14 are the sole and exclusive representations and warranties of NINA Holdings concerning Intellectual Property matters.
          5.15 Agreements, Contracts and Commitments.
          (a) Major Contracts. Set forth on Schedule 5.15(a) is a complete and accurate listing as of the Agreement Date of all (i) Contracts that if suspended or terminated, would reasonably be expected to materially delay or materially impair the ability to achieve the Commercial Operation Date as contemplated by the Business Plan, and (ii) Contracts evidencing Indebtedness, mortgages, indentures, security agreements and other Contracts, involving existing payment obligations of any Person party thereto in excess of One Million Dollars ($1,000,000) in any year, to which any NINA Company (in the case of NINA, solely to the extent such Contract primarily relates to either Unit or the Project) or, to the Knowledge of NINA Holdings, STPNOC, as agent for any of the NINA Companies, is a party (collectively, the “Major Contracts”). True, complete and correct copies of the Major Contracts have been made available to Investor, prior to the Agreement Date (and will have been made available to Investor, prior to the Initial Closing Date), as such may exist or be in effect as of such respective dates.
          (b) Validity. Each Major Contract was duly authorized by each NINA Company party to it (either directly or through STPNOC acting as its agent) and, to the Knowledge of NINA Holdings, by each other party thereto and is valid and in full force and effect and enforceable in accordance with its terms against such NINA Company and, to the Knowledge of NINA Holdings, by each other party thereto, except to the extent that its enforceability may be subject to the Equitable Qualifications. Except as set forth on Schedule 5.15(b), neither any NINA Company nor, to the Knowledge of NINA Holdings, STPNOC or any other party thereto, has breached any provision of, or defaulted (with or without notice or lapse of time or both) under the terms of, and to the Knowledge of NINA Holdings no event has occurred that with notice or lapse of time would permit termination, exercise of any purchase or similar right by the counterparty to, or any modification or acceleration of, any Major Contract, including any failure to achieve milestones or conditions precedent required to be met under any agreement to supply power, turbine supply agreement, or warranty, maintenance or service agreement, if any.
          (c) No Other Agreements. Except as set forth on Schedule 5.15(a) and Schedule 5.15(c), as of the Agreement Date, no NINA Subsidiary (either directly or through STPNOC acting as its agent) is a party to nor bound by any currently effective:
               (i) Contract under which any NINA Subsidiary has created, incurred, assumed or guaranteed any material outstanding Indebtedness, or under which it has imposed a material Lien (other than Permitted Liens) on any of its material Assets, tangible or intangible, which Lien secures outstanding Indebtedness;
               (ii) Contract of guaranty, surety or indemnification, direct or indirect, by any NINA Subsidiary relating to the obligations of another Person;
               (iii) Contract containing a covenant limiting or purporting to limit the freedom of any NINA Subsidiary to compete with any Person in any geographic area or to engage in any line of business;
               (iv) joint venture or profit-sharing Contract;
               (v) shareholder, partnership or limited liability company operating agreement;
               (vi) license or royalty Contract;
               (vii) swaps, exchanges, commodity options, or hedging Contracts;
               (viii) Contract entitling a third party to the most favorable price or other terms for any product or service any NINA Subsidiary offer to any other third party; or
               (ix) any Contract not described above that was not made in the ordinary course of business consistent with past practice and that is material to the financial condition, business, operations, assets, results of operations or prospects of any NINA Subsidiary.
          5.16 Affiliate Contracts. Except as set forth on Schedule 5.15(a) or Schedule 5.16:
          (a) Affiliate Contracts. No NINA Subsidiary nor, to the Knowledge of NINA Holdings, STPNOC (as it relates to the Project), is a party to nor bound by any currently effective Contract to which any NINA Entity (other than a NINA Subsidiary) or employees, managers, directors, officers, consultants or agents of a NINA Entity (other than a NINA Subsidiary) are also parties.
          (b) Liabilities. No NINA Subsidiary nor, with respect to the Project, STPNOC (as it relates to the Project), has any Liability to Toshiba, NRG, NINA, or any Affiliate or Representative of Toshiba (other than TANE under the EPC Contract), NRG, or NINA (other than a NINA Subsidiary).
          5.17 Potential Conflicts of Interest.
          (a) Commercial Relationships. Except as set forth on Schedule 5.17, none of the NINA Entities owns, directly or indirectly, any interest in (excepting not more than five percent (5%) stock holdings for investment purposes in securities of publicly held and traded companies) or is an executive, officer, director, manager, employee, consultant or agent of any Person that is a significant lessor, lessee, subcontractor, customer or supplier of any NINA Company or TANE, except for a NINA Subsidiary.
          (b) Payments to Officials. No NINA Company nor, to the Knowledge of NINA Holdings, any other NINA Entity or STPNOC, has engaged in, or used any funds, directly or indirectly, for any illegal payments or activities under the laws of the United States of America or the State of Texas or of any other jurisdiction in connection with the Project, and no payment made by any NINA Company nor, to the Knowledge of NINA Holdings, any other NINA Entity or STPNOC, to any Person in connection with the Project has been used for any unlawful purpose, including any form of commercial bribe, kickback or influence payment. Without limiting the generality of the foregoing, neither any NINA Company nor, to the Knowledge of NINA Holdings, any other NINA Entity or STPNOC, has, directly or indirectly, given, paid, offered, promised, or authorized the giving of payment of, any money or any thing of value to any officer or employee of any Governmental Entity, to any Person acting in an official capacity for or on behalf of any Governmental Entity, to any political party official, or to any candidate for political office, for the purpose of influencing any act or decision in connection with the Project.
          5.18 Power Purchase Arrangements. Schedule 5.18 contains a true and complete list as of the Agreement Date of all power purchase agreements or similar Contracts for the disposition of the electrical capacity, electrical energy, or other products generated by or associated with the generating capacity or output of each Unit (collectively, “Power Purchase Agreement”), and all draft power purchase agreements, term sheets, letters of intent, memoranda of understanding, or similar documents setting forth agreed or proposed power purchase, power sales, or similar arrangements that would, if fully negotiated and entered into, constitute Power Purchase Agreements (“Draft PPAs”). True, correct, and complete copies of each such Power Purchase Agreement and the latest version of each Draft PPA has been made available to Investor, prior to the Agreement Date (and will have been made available to Investor, prior to the Initial Closing Date), as such may exist or be in effect as of such respective dates.
          5.19 DOE Loan Guarantee Application. NINA Holdings has made available to Investor, prior to the Agreement Date (and will have made available to Investor, prior to the Initial Closing Date), a true, correct, and complete copy of the DOE Loan Guarantee Application and all material submissions and correspondence between any NINA Entity and the DOE in connection therewith, as such may exist or be in effect as of such respective dates. Such application is pending before the DOE, and no NINA Entity has received any written communication from DOE or the United States Government indicating that such application is not likely to be granted, nor does any NINA Entity have any reason to believe as of the Agreement Date that such application should not be expected to be granted.
          5.20 Regulatory Status.
          (a) Energy Regulatory Status. None of the NINA Companies (i) has filed a rate, or been granted authority under, Section 205 of the Federal Power Act, to make wholesale sales or to transmit electric energy at wholesale, including having applied for or been granted market based rate authority under Section 205 of the Federal Power Act, or (ii) is subject to regulation by the PUCT under the Texas Utilities Code. No Assets owned or controlled by the NINA Companies has (x) generated electric energy or been used to generate electric energy or (y) other than for distribution of purchased construction power, transmitted or been used to transmit electric energy.
          (b) COL Application. NINA Holdings has made available to Investor, prior to the Agreement Date (and will have made available to Investor, prior to the Initial Closing Date), a true, correct, and complete copy of the COL Application and all material submissions and correspondence between any NINA Entity (or STPNOC) and the NRC in connection therewith, including the Draft EIS, as such may exist or be in effect as of such respective dates. Such application is pending before the NRC, and neither any NINA Entity nor STPNOC has received any written communication from the NRC or the United States Government indicating that such application is not likely to be granted, nor does any NINA Entity or STPNOC have any reason to believe as of the Agreement Date that such application should not be expected to be granted.
          5.21 CPS Settlement. NINA Holdings has made available to Investor, prior to the Agreement Date, a true, correct, and complete copy of the CPS Settlement Documents. The CPS Settlement Documents listed on Schedule 5.21 constitute all of the legally effective Contracts or other instruments executed or delivered by the parties to the CPS Settlement or their respective Affiliates, or any of their respective Representatives in connection with the CPS Settlement.
          5.22 Exclusivity of Representations. The representations and warranties made by NINA Holdings in this Article V or in the certificates to be delivered at the Initial Closing pursuant to Section 2.5(a) are the exclusive representations and warranties made by NINA Holdings with respect to NINA Holdings and the NINA Subsidiaries. NINA Holdings hereby disclaims any other express or implied representations or warranties with respect to itself or any of its Subsidiaries. Except as expressly set forth herein, the condition of the tangible assets of NINA Holdings or any of the NINA Subsidiaries shall be “as is” and “where is” and NINA Holdings makes no warranty of merchantability, suitability, fitness for a particular purpose or quality with respect to any of the tangible assets of NINA Holdings or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF INVESTOR
     Investor hereby makes the following representations and warranties to NINA:
          6.1 Corporate Status of Investor. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite company power to own, operate and lease its properties and to carry on its business as now being conducted.
          6.2 Authority for Agreement; Non-Contravention.
          (a) Authority. Investor has the requisite power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary company action and no other corporate or member proceedings or actions (or their equivalents) are necessary on the part of Investor to authorize and consummate this Agreement and the Transactions. This Agreement has been duly executed and delivered by Investor, and constitutes the legal, valid and binding obligations of Investor, enforceable against Investor in accordance with their respective terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to Equitable Qualifications.
          (b) No Conflict. Neither the execution and delivery by Investor of this Agreement nor the performance by Investor of its obligations hereunder, nor the consummation by Investor of the Transactions will (i) violate any provision of the Charter Documents of Investor, (ii) conflict with, or result in a breach of any term, covenant, condition or provision of, or constitute a default (with or without notice or lapse of time or both) under, or result a penalty or in the creation or imposition of any Lien (other than a Permitted Lien) upon any material Assets of Investor pursuant to, or give rise to any right of termination, cancellation or acceleration under, the terms of any material Contract to which Investor is a party or by which Investor or any of its material Assets are bound, which would reasonably be expected to adversely affect Investor’s ability to carry out its obligations under this Agreement, (iii) conflict with or result in a material violation or breach of any term or provision of any Laws applicable to Investor or any of its respective material Assets, or (iv) require the consent or approval of, filing with, or notice to any Person which, if not obtained, would prevent Investor from performing its obligations under this Agreement.
          (c) Approvals for Transaction. Except as set forth on Schedule 6.2(c), no Governmental Approval and no consent, approval, authorization or permit of, or filing with or notice to, any Person is required in connection with the execution and delivery of this Agreement by Investor or for or in connection with the consummation of the Transactions and the performance of the terms and conditions contemplated by this Agreement by Investor.
          6.3 Litigation and Audits. In each case as it relates to the Transactions, and except as it would not reasonably be expected to result in a material adverse effect on Investor’s ability to perform its obligations hereunder, (i) there is no investigation by any Governmental Entity with respect to Investor that is pending or, to the Knowledge of Investor, threatened, nor has any Governmental Entity indicated to Investor an intention to conduct the same; (ii) there is no Action pending or, to the Knowledge of Investor, threatened against or involving Investor or any of its material Assets, at law or in equity, before any arbitrator or Governmental Entity; and (iii) there are no Orders outstanding against Investor.
          6.4 Broker’s or Finder’s Fees. Investor has neither retained, nor otherwise has any Liability to, any broker, finder, financial advisor or intermediary in connection with the Transactions that would obligate any NINA Company to incur any Liability as a result of retaining such broker, finder, financial advisor or intermediary.
          6.5 Investment Intent.
          (a) Investment Purposes. Investor is buying the Investor Interests for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Investor Interests, in violation of the federal securities Laws or any applicable foreign or state securities Law.
          (b) Accredited Investor. Investor qualifies as an “accredited investor”, as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.
          (c) Experience. Investor understands that the acquisition of the Investor Interests to be issued to it pursuant to the terms of this Agreement involves substantial risk. Investor and its officers have experience as an investor in securities and equity interests of companies such as the ones being issued pursuant to this Agreement, and Investor can bear the economic risk of its investment (which may be for an indefinite period) and has such knowledge and experience in financial or business matters that Investor is capable of evaluating the merits and risks of its investment in the Investor Interests to be acquired by it pursuant to the Transactions.
          (d) Registration of Securities. Investor understands that the Investor Interests to be acquired by it pursuant to this Agreement have not been registered under the Securities Act. Investor acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom. Investor acknowledges that there is no public market for the Investor Interests and that there can be no assurance that a public market will develop.
          6.6 Exclusivity of Representations(a) . The representations and warranties made by Investor in this Article VI or in the certificates to be delivered at the Initial Closing pursuant to Section 2.5(b) are the exclusive representations and warranties made by Investor. Investor hereby disclaims any other express or implied representations or warranties.
ARTICLE VII
COVENANTS
          7.1 Expenses. Whether or not the Transactions are consummated, and except as otherwise provided in any other provision herein or in the Related Agreements, all costs and expenses (including attorneys’ and consultants’ fees, costs and expenses) incurred in connection herewith, with the Transactions or with the Related Agreements shall be paid by the Party incurring such expenses.
          7.2 Interim Period Access of Investor. Until the Initial Closing Date, the NINA Parties shall provide Investor and its Representatives reasonable access, upon reasonable prior notice and during normal business hours, to the offices and Assets of the NINA Companies, and to the Representatives of the NINA Companies and shall consult with Investor in connection with Contracts of the type described in Section 5.15 that may be entered into prior to the Initial Closing (it being understood that the failure to consult shall not constitute a breach of this Section 7.2), but in each case only to the extent that such access or consultation does not unreasonably interfere with the business or operations of the NINA Companies and that such access is reasonably related to Investor’s rights and obligations hereunder; provided, that the NINA Parties shall have the right to impose reasonable restrictions and requirements for safety and confidentiality purposes. Investor shall be entitled, at its sole cost and expense, to conduct physical inspections of the Assets of the NINA Subsidiaries. Investor shall provide the NINA Parties with not less than three (3) Business Days’ prior written notice of the date and time on which any entry upon the property of the NINA Companies shall occur.
          7.3 Event Notices. Until the Initial Closing, each Party will promptly notify the other Parties of the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of the other Parties to effect the transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.3 will cure any breach of any representation or warranty, covenant, condition or agreement of such Party contained in this Agreement or otherwise limit or affect any of the rights or remedies available hereunder to the Parties receiving such notice.
          7.4 Public Announcements. No Party to this Agreement shall issue any press release or make any public announcement relating to the terms or existence of this Agreement prior to the Initial Closing Date without the prior approval of the other Parties (which approval shall not be unreasonably withheld); provided, that any Party to this Agreement may make any public disclosure that, in the opinion of counsel, is required by applicable Law or any listing agreement concerning its publicly-traded securities (in which case the disclosing Party, to the extent legally permissible and reasonably practicable, shall advise the other Parties prior to making the disclosure).
          7.5 Commercially Reasonable Efforts; Further Assurances; Regulatory Approvals.
          (a) Subject to this Section 7.5, each of the Parties agrees to use commercially reasonable efforts to consummate and make effective, as soon as reasonably practicable, the Initial Transactions. Each Party shall use commercially reasonable efforts to cause each of the conditions precedent in Section 3.1, NINA Holdings shall use commercially reasonable efforts to cause each of the conditions precedent in Section 3.2, and Investor shall use commercially reasonable efforts to cause each of the conditions precedent in Section 3.3, to occur as soon as practicable after the Agreement Date, and prior to the Outside Initial Closing Date, in each case taking into account the degree of control of such Party over such conditions precedent. In so doing, Investor and NINA Holdings shall exert their commercially reasonable efforts to obtain the consents, authorizations and approvals of all private parties and all Governmental Approvals necessary to effectuate the Transactions or required to be obtained by this Agreement or the Related Agreements, including all necessary filings with any Governmental Entity, if any, Investor and NINA Holdings shall cooperate in good faith to obtain the Governmental Approvals and other consents, approvals, authorizations, permits, filings and notifications set forth on Schedules 4.2(c), 5.2(c), and 6.2(c), if any, or as may be required to effectuate the Option Closing, if any; provided, that in no event shall such cooperation require any Party to expend any funds, agree to alter, supplement or amend any of the terms of this Agreement or the Related Agreements, or agree to any additional conditions or obligations.
          (b) All appearances, presentations, briefs, applications, filings, notices, petitions and proposals made or submitted by or on behalf of any Party before any Governmental Entity, if any, in connection with the approval of this Agreement, the Related Agreements or the Transactions shall be subject to the joint approval or disapproval in advance and the joint control of the Parties, acting with the advice of their respective counsel, and the NINA Parties, on the one hand, and Investor, on the other hand, will consult and fully cooperate with each other, and consider in good faith the views of each other, in connection with any such appearance, presentation, brief, or proposal; provided, that nothing will prevent a Party from responding to a subpoena or other legal process as required by law or submitting factual information in response to a request therefor. To the extent permitted by applicable Law, each Party will promptly provide the other with copies of all material written communications from Governmental Entities relating to the Transactions.
          (c) Investor shall use its commercially reasonably efforts to support and assist NINA Holdings and NINA Investments in NINA Investments’ efforts to obtain a conditional financing commitment from the Japan Bank for International Cooperation (“JBIC”) and buyer’s credit insurance from Nippon Export & Investment Insurance (“NEXI”), including by making a request to JBIC and NEXI to commence as soon as practicable its due diligence process with respect to NINA Holdings; provided, that in no event shall such commercially reasonable efforts require Investor or any Affiliate of Investor to expend any funds, agree to alter, supplement or amend any of the terms of this Agreement or the Related Agreements, or agree to any additional conditions or obligations. The Parties acknowledge and agree that JBIC and NEXI are separate entities that are not controlled by Investor, and there can be no guaranty that such efforts by Investor will result in such a conditional commitment or a financing by JBIC, or such credit insurance from NEXI, on terms or conditions or at a time satisfactory to the Parties or NINA Investments or otherwise, and Investor shall have no liability hereunder if such commitment, financing, or credit insurance is not timely provided by JBIC or NEXI on satisfactory terms and conditions or otherwise is not provided.
          (d) At any time and from time to time, to the extent reasonably requested by a Party, each Party agrees, subject to the terms and conditions of this Agreement, to take such commercially reasonable actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement and the Related Agreements at the earliest practicable time, including such actions and the execution and delivery of such documents after the Initial Closing as may be necessary or appropriate to transfer more effectively, assign,convey, grant, deliver and confirm to Investor or to perfect or record Investor’s title to or interest in the Initial Investor Interests and the Additional Investor Interests.

          7.6 Conduct of Business Until Initial Closing Date. Until the Initial Closing Date, NINA Holdings shall, and shall cause each NINA Subsidiary to, unless otherwise expressly permitted by this Agreement or consented to in writing by Investor (which consent will not be unreasonably withheld) or as set forth on Schedule 7.6, carry on the business of each NINA Subsidiary only in the ordinary course consistent with past practice, use its commercially reasonable efforts to preserve intact each NINA Subsidiary’s business organization and material Assets (including maintaining rights and franchises, retaining the services of managers, executives, consultants, officers, directors, and agents, and keeping in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained). Without limiting the generality of the foregoing and in addition to the other obligations set forth in this Agreement, except as expressly permitted by this Agreement or consented to in writing by Investor (which consent will not be unreasonably withheld) or as set forth in Schedule 7.6, NINA Holdings shall not, and shall take all necessary actions to ensure that, until the Initial Closing Date, no NINA Subsidiary shall:
          (a) incur any Indebtedness in excess of ** (but not including (i) requirements for parent support of project companies that are customary in limited recourse project financings or (ii) any borrowings under the Toshiba Credit Agreement) or enter into any swap or other derivative transaction, in each case, other than in the ordinary course of business or as set forth in the Business Plan;
          (b) make or declare dividends or distributions to the members of NINA Holdings other than distributions as may be permitted under the Operating Agreement and the Toshiba Credit Agreement, except as provided in the Business Plan;
          (c) create a new security interest over all or substantially all of the assets of any NINA Subsidiary, except as provided in the Business Plan;
          (d) approve a lease, acquisition or disposition of assets, or investment (including the acquisition of any material equity interest in another entity) in excess of one percent (1%) of the annual budget for the applicable year, except as provided in the Business Plan;
          (e) approve a merger, acquisition, corporate split or any other similar transaction of any NINA Subsidiary with or into another Person or any sale of all or substantially all of the assets of any NINA Subsidiary or the conversion of any NINA Subsidiary from a limited liability company to any other business entity;
          (f) approve any changes to the tax status of any NINA Subsidiary as a disregarded entity for U.S. federal income tax purposes;

**	This portion has been redacted pursuant to a confidential treatment request.

          (g) commence any material litigation involving any NINA Subsidiary or settle any litigation involving any NINA Subsidiary for cash in excess of **;
          (h) form any new Subsidiary;
          (i) directly or indirectly, including through its Subsidiaries, carry on any business other than the business as may be permitted under the Operating Agreement, or acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a material portion of the assets of, or by any other manner, any business or any Person;
          (j) approve any Business Plan or Multi-Year Budget (as defined in the Operating Agreement) or any increase in costs identified in the Business Plan or such Multi-Year Budget that amount to variations in the Business Plan or such Multi-Year Budget in excess of **;
          (k) make a charitable donation to any Person in excess of one hundred thousand dollars ($100,000) except as set forth in the Business Plan;
          (l) make any material modification to the financial or tax accounting methods, practices, policies and procedures adopted by any NINA Subsidiary, including any change to its annual accounting or period, except as may be required by a change in GAAP or applicable Law;
          (m) incur any Indebtedness from any member of such NINA Subsidiary or any Affiliate of such member (other than intercompany Indebtedness among the NINA Subsidiaries);
          (n) conduct an initial public offering of the equity interests any NINA Subsidiary or any successor entity to such Person (including by conversion);
          (o) issue, sell, grant, repurchase or redeem any membership units or any securities or rights convertible into, exchangeable or exercisable for any membership units (except in accordance with capital calls);
          (p) enter into any Contract with an Affiliate, including for any acquisition by any NINA Subsidiary of another entity or any equity interest in another entity that is an Affiliate of any member of NINA Holdings, that is not either (i) expressly permitted by this Agreement or (ii) on terms and conditions no less favorable to such NINA Subsidiary than those that would be applicable in comparable transactions between independent parties acting at arm’s length, or amend any such Contract in a manner that is not consistent with arm’s length terms; provided, that this Section 7.6(p) shall not apply to any Contract with an Affiliate of NINA or Investor that becomes a subcontractor to TANE under the EPC Contract so long as (x) such Affiliate becomes a subcontractor pursuant to a transparent and competitive bidding process under the EPC Contract, and (y) there is full disclosure of any Affiliate relationship among the parties;

**	This portion has been redacted pursuant to a confidential treatment request.

          (q) liquidate or dissolve, except following the sale of all or substantially all of such Person’s assets, or wind up, liquidate, dissolve or cancel any material project or material line of business;
          (r) institute or cause to be instituted any proceeding for a voluntary bankruptcy or approve any such proceeding by any third party;
          (s) other than in connection with routine waivers or change orders, engage, amend, modify in any material respect, or terminate any Major Contract other than the EPC Contract and other than in the ordinary course of business consistent with past practice or as provided in the Business Plan;
          (t) propose or adopt any amendments to any of its Charter Documents (other than as expressly contemplated by this Agreement or the Operating Agreement); or
          (u) authorize, commit, or agree to do any of the foregoing.
           7.7 Pledge of Interests. If, at the time of the Initial Closing or the Option Closing, the Toshiba Credit Agreement has not been terminated, Investor shall, promptly upon its receipt of the Initial Investor Interests or the Additional Investor Interest, as applicable, pledge such interests, and any other membership interest in NINA Holdings acquired by TEPCO or any of its Affiliates, to TANE in accordance with the Toshiba Credit Agreement and the other Loan Documents (as defined in the Toshiba Credit Agreement). In connection with such pledges, Investor shall execute and deliver to TANE the documents described in the Toshiba Credit Agreement and the other Loan Documents (as defined in the Toshiba Credit Agreement) and such other documents as may be customary in such transactions and as reasonably may be requested by TANE.
NINA Intellectual Property. The Parties acknowledges that the Intellectual Property described on Schedule 5.14(b) is not Intellectual Property related to the Project.
ARTICLE VIII
THE OPTION
          8.1 The Option. In consideration for the payment of the Option Premium, effective as of the Initial Closing, NINA Holdings hereby irrevocably grants and conveys to Investor, as of the Initial Closing Date, the exclusive option to acquire, at Investor’s sole discretion, a ten percent (10%) limited liability company interest in NINA Holdings, free and clear of all Liens (other than Liens created by Investor, Liens under the Operating Agreement, and Liens arising under the Toshiba Credit Agreement, as applicable) (the “Additional Investor Interest”) in accordance with the other provisions of this Article VIII (collectively, the “Option”).
          8.2 Exercise Period. The Option shall be exercisable by Investor during the period beginning on the Initial Closing Date, if it occurs, and continuing through and including the first anniversary of the Agreement Date (the “Option Expiration Date”).
          8.3 Exercise Notice.

          (a) The Option may be exercised by Investor by delivery of a notice (the “Exercise Notice”) from Investor to NINA Holdings on or prior to the Option Expiration Date and the contemporaneous delivery by TEPCO to NINA Holdings of a duly executed TEPCO Option Guaranty. Upon delivery of the Exercise Notice and such TEPCO Option Guaranty, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to effect the Option Closing as soon as practicable after the date of the Exercise Notice.
          (b) Once delivered, the Exercise Notice shall be irrevocable; provided, that Investor may revoke its Exercise Notice at any time prior to the Option Closing if any Governmental Approval required under Law for the Option Transactions is not obtained, despite the cooperation of the Parties as contemplated by Section 7.5, prior to the Option Closing Date (as such date may be extended pursuant to Section 8.6).
          8.4 Additional Investment. Upon the terms and subject to the conditions set forth in this Agreement, at the Option Closing, the Parties agree that the following transactions shall occur:
          (a) Investor shall contribute to NINA Holdings, the sum equal to (i) One Hundred Twenty-Five Million Dollars ($125,000,000) (the “Exercise Price”), plus (ii) an amount (the “Catch-Up Contributions”) equal to ten percent (10%) of the aggregate amount of all of the cash contributions made to NINA Holdings by its members with respect to Capital Calls (as defined in the Operating Agreement) issued by NINA Holdings after the Initial Closing pursuant to Section 6.2 of the Operating Agreement.
          (b) In consideration of the payment of the Exercise Price, NINA Holdings shall issue to Investor the Additional Investor Interest of NINA Holdings, free and clear of all Liens (other than Liens created by Investor, Liens under the Operating Agreement, and Liens arising under the Toshiba Credit Agreement, as applicable), pursuant to this Agreement.
          8.5 Option Transactions.
          (a) Option Closing Payment. At the Option Closing, upon the terms and subject to the conditions set forth in this Agreement, Investor shall pay to NINA Holdings, by wire transfer of immediately available funds to an account designated in writing by NINA Holdings, an amount (the “Option Closing Payment”) equal to the sum of (i) the Exercise Price, plus (ii) the Catch-Up Contributions.
          (b) Membership Certificate and Schedule. At the Option Closing, NINA Holdings shall deliver to Investor:
               (i) a unit certificate representing the Additional Investor Interest, duly executed by an authorized officer or the Managing Member of NINA Holdings, in the form of Exhibit D to the Operating Agreement; and
               (ii) an updated Exhibit A to the Operating Agreement reflecting the Additional Investor Interest.

          (c) Use of Proceeds. The proceeds of the Option Closing Payment shall be held by NINA Holdings and, upon request of NINA Investments, contributed to NINA Investments by NINA Holdings as a contribution to capital or an intercompany loan, and shall be used by NINA Investments and the Project Companies only to pay Development and Construction Costs as set forth in the Business Plan and, for avoidance of doubt, shall not be distributed or paid to NINA or distributed or paid to any NINA Affiliate except, in each case, as expressly set forth in the Business Plan.
          8.6 Option Closing. Subject to the terms and conditions of this Agreement, the closing of the Option Transactions (the “Option Closing”) will take place at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 on the date that is thirty (30) days after the delivery of the Exercise Notice, or such other time or place as the Parties may agree; provided, that any Party may extend such date by notice to the other Parties to the extent additional time is required to obtain Governmental Approvals, or third-party consents, required for the Option Transactions, such extension not to exceed **. The date on which the Option Closing occurs is hereinafter referred to as the “Option Closing Date.” All proceedings to be taken and all documents to be executed and delivered by the Parties at the Option Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.
ARTICLE IX
TERMINATION
          9.1 Termination Prior to the Initial Closing. This Agreement may be terminated at any time before the Initial Closing:
          (a) by mutual written consent of the Parties;
          (b) by Investor upon written notice to the NINA Parties, if Investor is not in material breach of any of its obligations under this Agreement, and if either NINA Party has materially breached any of its representations or warranties contained in this Agreement or failed to perform in any material respect any of its covenants or other obligations contained in this Agreement, which breach or failure to perform would render unsatisfied any condition contained in Section 3.2 and (i) is incapable of being cured, or (ii) if capable of being cured, is not cured prior to the earlier of (A) the Business Day prior to the Outside Initial Closing Date or (B) 5:00 p.m., Eastern prevailing time, on the date that is thirty (30) days after written notice thereof from Investor;
          (c) by the NINA Parties upon prior written notice to Investor, if no NINA Party is in material breach of any of its obligations under this Agreement, and if Investor has materially breached any of its representations or warranties contained in this Agreement or failed

**	This portion has been redacted pursuant to a confidential treatment request.

to perform in any material respect any of its covenants or other obligations contained in this Agreement, which breach or failure to perform would render unsatisfied any condition contained in Section 3.3 and (i) is incapable of being cured, or (ii) if capable of being cured, is not cured prior to the earlier of (A) the Business Day prior to the Outside Initial Closing Date, or (B) 5:00 p.m., Eastern prevailing time, on the date that is thirty (30) days after written notice thereof from NINA Holdings;
          (d) by either the NINA Parties, upon written notice to the Investor, or by Investor upon written notice to the NINA Parties, if the Initial Closing shall not have occurred on or before the Outside Initial Closing Date; provided, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to a Party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Initial Transactions to have been consummated on or before such date; or
          (e) by NINA Parties, upon written notice to Investor, or by Investor upon written notice to the NINA Parties, if a court of competent jurisdiction or other Governmental Entity shall have issued an Order, or shall have taken any other action, for which the period for appeal or rehearing shall have run without any appeal or request for rehearing having been made and which has the effect of restraining, enjoining or otherwise prohibiting any of the Transactions.
          9.2 Termination After Initial Closing. This Agreement may be terminated after the Initial Closing only by mutual written consent of the Parties.
          9.3 Effect of Termination. In the event of termination of this Agreement in accordance with Section 9.1 or Section 9.2, this Agreement shall forthwith become of no further force or effect and there shall be no liability or obligation hereunder on the part of any Party or any of their respective Affiliates or Representatives; provided, that nothing in this Article IX shall relieve any Person from liability for (a) any breach of this Agreement or any Related Agreement prior to the effective date of such termination, (b) any breach of any obligation hereof or thereof which survives such termination, or (c) fraud. The provisions of Section 7.1, Section 7.4, and Article I, Article X, and Article XI, shall remain in full force and effect and survive any termination of this Agreement.
ARTICLE X
INDEMNIFICATION
          10.1 Survival.
          (a) All of the representations and warranties of the Parties shall survive the Initial Closing and the Option Closing, if any, shall continue in force and effect until and including the date that is ** after the Initial Closing Date, at which time they shall expire, except with respect to (a) the representations and warranties contained in Section 5.11, which shall survive until ** after the applicable statute of limitations expires (taking into account any

**	This portion has been redacted pursuant to a confidential treatment request.

extensions or waivers thereof), and (b) the representations and warranties contained in Section 4.1(a), Section 4.1(c), Section 4.2, Section 5.1(a), Section 5.1(d), Section 5.2, Section 5.3(a), Section 5.3(b), Section 5.3(c), Section 5.3(d), Section 5.6, Section 6.1, Section 6.2, and Section 6.4, all of which shall survive until **. Upon the expiration of the survival period applicable to a representation or warranty, such representation or warranty shall terminate and have no further force and effect; provided, that any representation or warranty that is the subject of a Claim asserted in writing prior to the expiration of the applicable period set forth above shall survive solely with respect to such Claim until the final resolution thereof.
          (b) Each of the covenants and agreements of the Parties contained in this Agreement shall survive in accordance with its terms; provided, that if the Initial Closing occurs, NINA Holdings’ liability for breach, prior to the Initial Closing Date, of its obligations under Section 7.6 with respect to the period between the Agreement Date and the Initial Closing Date, if any, shall expire on the date that is ** after the Initial Closing Date, provided, that any covenant or agreement that is the subject of a Claim asserted in writing prior to the expiration of the applicable period set forth above shall survive solely with respect to such Claim until the final resolution thereof.
          10.2 Indemnification Obligations — NINA.
     Subject to the terms and conditions of this Article X, from and after the Initial Closing, NINA shall indemnify and hold harmless Investor and its Subsidiaries, officers and directors, agents and Affiliates (individually and collectively, the “TEPCO Group”) against all Losses resulting from, imposed upon or incurred by any member of the TEPCO Group directly or indirectly arising out of any of the following:
          (a) any failure of any of the representations or warranties of NINA contained in Article IV or NINA Holdings contained in Article V to be true and correct at and as of the Agreement Date and the Initial Closing Date, or of any of the representations or warranties of either NINA Party contained in any certificate delivered to Investor at the Initial Closing pursuant to Section 2.5(a), except for such representations and warranties that are made at and as of an earlier date, in which case at and as of such earlier date;
          (b) any breach of any of the covenants, obligations or agreements of NINA Holdings contained in Section 7.6; or
          (c) any breach of any of the covenants, obligations or agreements of either NINA Party contained in this Agreement (other than Section 7.6).
NINA hereby fully and forever waives and relinquishes any right it may have (i) to be subrogated to the rights of Investor against NINA Holdings in respect of any amounts paid or obligation performed by NINA pursuant to this Article X, and (ii) against NINA Holdings for reimbursement, indemnity, contribution, or any similar legal or equitable right with respect to

**	This portion has been redacted pursuant to a confidential treatment request.

any such amount or obligation. The indemnification obligations of NINA under this Article X are primary obligations of NINA, and not those of a guarantor or surety, and are absolute and independent of those of NINA Holdings, and Investor may maintain a separate action or actions against NINA to enforce its indemnification obligation under this Article X. NINA expressly waives (i) diligence, presentment, and protest, (ii) notice of acceptance of this indemnity by Investor, (iii) demand for payment of any of such obligations, and (iv) any claim or defense that Investor shall have impaired any right of NINA against NINA Holdings, any other guarantor of any such obligations, or any other Person, by way of reimbursement, subrogation or otherwise. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of Indemnitor hereunder: (a) any dissolution of either of the NINA Parties, or the combination or consolidation of either of the NINA Parties into or with another entity or any transfer or disposition of any assets of either of the NINA Parties, (b) any bankruptcy, insolvency, reorganization, dissolution, liquidation or other similar proceeding relating to either of the NINA Parties; (c) either of the NINA Parties ceasing to be a person or entity controlled by, controlling or under common control with NRG, (d) the absence of any notice to, or knowledge by, NINA of the existence or occurrence of any of the matters set forth in the foregoing clauses, or (e) any other circumstance whatsoever that might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor.
          10.3 Indemnification Obligations — Investor.
Subject to the terms and conditions of this Article X, from and after the Initial Closing Investor shall indemnify and hold harmless NINA, NINA Holdings and their respective Subsidiaries, officers and directors, agents and Affiliates (individually and collectively, the “NINA Group”; provided, in no event shall any member of the TEPCO Group be deemed a member of the NINA Group) against all Losses resulting from, imposed upon or incurred by any member of the NINA Group directly or indirectly arising out of any of the following:
          (a) any failure of any of Investor’s representations or warranties contained in Article VI of this Agreement to be true and correct at and as of the Agreement Date and the Initial Closing Date, or of any of the representations or warranties of Investor contained in any certificate delivered to NINA Holdings at the Initial Closing pursuant to Section 2.5(b), except for such representations and warranties that are made at and as of an earlier date, in which case at and as of such earlier date; or
          (b) any breach of any of Investor’s covenants, obligations or agreements contained in this Agreement.
          10.4 Limitations on Indemnification Obligations; Liability Cap.
          (a) By NINA. Except as set forth below, NINA shall not be required to indemnify any member of the TEPCO Group with respect to any claim for indemnification resulting from or arising out of matters described in Section 10.2(a) or Section 10.2(b) except to the extent that (i) any such claim is in an amount in excess of ** (the “De Minimis Amount”),

**	This portion has been redacted pursuant to a confidential treatment request.

and (ii) the aggregate amount of all claims by members of the TEPCO Group in excess of the De Minimis Amount exceeds ** (the “Indemnity Threshold”), and then the TEPCO Group will be entitled to recover all Losses except for Losses from claims that may not be asserted under Section 10.4(a)(i); provided, that NINA’s aggregate liability under Section 10.2(a) and Section 10.2(b) shall not exceed (x) if the Option Closing does not occur, other than as a result of a breach of NINA Holdings’ obligation to consummate the Option Closing under Section 8.6 (a “Holdings Closing Breach”), **, or (y) if the Option Closing occurs, or if the Option Closing does not occur as a result of a Holdings Closing Breach, ** (the “Indemnity Cap”); provided, further, that NINA’s liability under Section 10.2(a) for breaches of representations and warranties contained in Section 4.1(a), Section 4.1(c), Section 4.2, Section 5.1(a), Section 5.1(d), Section 5.2, Section 5.3(a), Section 5.3(b), Section 5.3(c), Section 5.3(d), Section 5.6 or Section 5.11 shall not be subject to any of the foregoing limitations and shall not count toward any such limitations. For the avoidance of doubt, any claims by the TEPCO Group for Losses arising from the matters specified in Section 10.2(c) shall not be subject to any of the limitations set forth in the preceding sentence. Notwithstanding anything herein to the contrary, NINA’s aggregate liability under this Agreement shall not exceed the Investor Aggregate Investment Amount.
          (b) By Investor. Except as set forth below, Investor shall not be required to indemnify any member of the NINA Group with respect to any claim for indemnification resulting from or arising out of matters described in Section 10.3(a) except to the extent that (i) any such claim is in an amount in excess of the De Minimis Amount, and (ii) the aggregate amount of all claims by members of the NINA Group in excess of the De Minimis Amount exceeds the Indemnity Threshold, and then the NINA Group will be entitled to recover all Losses except for Losses from claims that may not be asserted under Section 10.4(b)(i); provided, that Investor’s maximum aggregate liability under Section 10.3(a) shall not exceed the Indemnity Cap; provided, further, that Investor’s liability under Section 10.3(a) for breaches of representations and warranties contained in Section 6.1, Section 6.2 or Section 6.4 shall not be subject to or count toward the De Minimis Amount or the Indemnity Threshold. For the avoidance of doubt, any claims by the NINA Group for Losses arising from the matters specified in Section 10.3(b) shall not be subject to any of the limitations set forth in the preceding sentence. Notwithstanding anything herein to the contrary, Investor’s aggregate liability under this Agreement shall not exceed the Investor Aggregate Investment Amount.
          (c) No Consequential or Punitive Damages. Notwithstanding any other provision of this Agreement, neither NINA nor Investor shall by way of indemnification for Losses or otherwise be liable to any of the TEPCO Group or the NINA Group, respectively, for any consequential, exemplary, special, incidental or punitive damages claimed by any of such TEPCO Group or NINA Group (as applicable) under the terms of or due to any breach of this Agreement, including, but not limited to, loss of revenue, income, or profits, cost of capital, or loss of business reputation or opportunity, except that this limitation shall not apply to any Third-Party Claims for consequential, exemplary, special, incidental or punitive damages.

**	This portion has been redacted pursuant to a confidential treatment request.

          (d) Losses Net of Insurance. The amount of any Loss for which indemnification is provided under Section 10.2 or Section 10.3 shall be net of (i) any amounts recovered by the Indemnitee pursuant to any indemnification by or indemnification agreement with any other Person, and (ii) any insurance proceeds or other cash receipts or sources of reimbursement received by the Indemnitee as an offset against such Loss (each source of recovery referred to in clauses (i) and (ii), a “Collateral Source”). If the amount to be netted hereunder in connection with a Collateral Source from any payment required under Section 10.2 or Section 10.3 is received after payment by the Indemnitee of any amount otherwise required to be paid to an Indemnitee pursuant to this Article X, the Indemnitee shall repay to the Indemnitor, promptly after such receipt, any amount that the Indemnitee would not have had to pay pursuant to this Article X had such receipt occurred at the time of such payment.
          10.5 Indemnification Process for Claims.
          (a) Notice to Collect. To collect the amount of any claim for which a member of the TEPCO Group or the NINA Group seeks indemnification under this Article X, including indemnification for claims that are brought by third parties against any such Person (a “Claim”), the indemnified Person (the “Indemnitee”) shall give the indemnifying Party (the “Indemnitor”) notice of such Claim. Such notice shall contain a summary of the basis for the Claim and a reasonable estimate of the amount of Losses suffered or likely to be suffered by the Indemnitee as a consequence thereof. If the Indemnitor does not dispute the basis or amount of any Claim within thirty (30) days of receiving notice thereof, the Indemnitee shall have the right to recover the applicable indemnity amount through a wire transfer of funds to such account as may be designated by such Indemnitee. If any Indemnitor disagrees in good faith with the basis of the Indemnitee’s Claim or the amount of Losses suffered by the Indemnitee in connection therewith, then within twenty (20) days of receiving notice thereof, such Indemnitor, as applicable, shall give notice to the Indemnitee of such disagreement.
          (b) Third-Party Claims. With respect to each third-party Claim for which a member of the NINA Group or the TEPCO Group seeks indemnification under this Article X (collectively, “Third-Party Claims”), the Indemnitee shall give written notice to the Indemnitor of the Third-Party Claim within thirty (30) days of the first receipt by the Indemnitee of notice of such Third-Party Claim; provided, that failure to give such notice promptly to the Indemnitor shall not relieve or limit the obligations of the Indemnitor except to the extent that the Indemnitor shall have been materially prejudiced by such failure to give such notice, in which case the Indemnitor shall be relieved of its obligations under this Article X to the extent of such material prejudice. The Indemnitor shall have the right to assume the defense of any such Third-Party Claim at its own cost and expense; provided, that counsel for the Indemnitor conducting the defense of such Third-Party Claim shall be subject to the approval of Indemnitee (whose approval shall not be unreasonably withheld). If the Indemnitor chooses to defend or prosecute a Third-Party Claim, the Indemnitee shall cooperate in the defense or prosecution thereof, which cooperation shall include, to the extent reasonably requested by the Indemnitor and at the cost of the Indemnitor, (i) the retention, and the provision to the Indemnitor, of records and information reasonably relevant to such Third-Party Claim, and (ii) making directors, officers, managers, executives, employees, consultants and agents of the Indemnitee and its Affiliates available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Indemnitee may participate in, but not control, such defense at its own expense; provided, that the Indemnitor shall pay such expense if the Indemnitee shall have reasonably concluded that there is a substantial probability of a conflict between the positions of the Indemnitor and the Indemnitee in conducting the defense of any such Third-Party Claim or that there may be legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor. No Indemnitee shall settle any Third-Party Claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. If the Indemnitor wishes to enter into a settlement with respect to a Third-Party Claim, the Indemnitee shall cooperate in such settlement; provided, that such settlement (x) does not provide for injunctive relief or similar equitable remedies against the Indemnitee, and (y) includes, as an unconditional term thereof, the giving by the third party to the Indemnitee of a release from all liability in respect of such Third-Party Claim. If the Indemnitor elects not to control or conduct the defense or prosecution of a Third-Party Claim, the Indemnitor nevertheless shall have the right to participate in the defense or prosecution of any Third-Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose.
          10.6 Specific Performance. In addition to any other remedies which the Parties may have at law or in equity, the Parties hereby acknowledge that the transactions contemplated under this Agreement are unique, and that the harm to Investor on the one hand, or the NINA Parties, on the other hand, resulting from breaches by the NINA Parties or Investor, respectively, of their obligations cannot be adequately compensated by damages. Accordingly, the Parties agree that Investor and the NINA Parties shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by the NINA Parties, on the one hand, or by Investor, on the other hand, as the case may be, and that Investor or the NINA Parties, as the case may be, shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or any state or other political subdivision thereof; provided, that neither the NINA Parties, on the one hand, nor Investor, on the other hand, shall be required to post any guaranty, letter of credit, bond or other security to obtain an order or decree of such specific performance.
          10.7 Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary or any remedies that might otherwise be available under Law (other than claims based on fraud) the remedies set forth in this Article X shall constitute the sole and exclusive remedies of the Parties after the Initial Closing for any claims arising under this Agreement or the certificates to be delivered at the Initial Closing (i) for breach of the representations and warranties set forth herein or therein, or (ii) for breach prior to the Initial Closing of the covenants set forth in Section 7.6.
          10.8 No Recourse. No Person other than the Parties shall be liable for the payment of any amount due hereunder or for the performance of any other obligation (including the breach of any representation or warranty or any indemnification obligation) hereunder, and the sole recourse of (i) the NINA Parties for satisfaction of such obligations of Investor shall be against Investor and its assets and not against any other Person, and (ii) of Investor for the satisfaction of such obligations of the NINA Parties shall be against the NINA Party undertaking such obligation and its assets and not against any other Person; provided, that nothing in this Section 10.8 shall limit or otherwise prejudice in any way the right of any Party to proceed against any Person with respect to the enforcement of such Person’s obligations (or the enforcement of such Party’s rights) under any other agreement to which it is a party, including any Related Agreement.

          10.9 Adjustments to Initial Investment Amount. The Parties hereby agree that any and all indemnity payments made pursuant to this Article X shall, to the maximum extent permitted by applicable Law, be treated for all Tax purposes as an adjustment to the Initial Investment Amount.
ARTICLE XI
MISCELLANEOUS
          11.1 Amendments and Supplements. This Agreement may be amended or supplemented only by an instrument in writing signed by each Party.
          11.2 Waiver. The terms and conditions of this Agreement may be waived only by a written instrument signed by the Party waiving compliance. The failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.
          11.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws other than Section 5-1401 of the New York General Obligations Law.
          11.4 Resolution of Disputes.
          (a) Disputes. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or to the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship among the Parties created by this Agreement (whether extra-contractual in nature, sounding in contract, tort or otherwise, or provided for by federal or state statute, common law or otherwise) (hereafter a “Dispute”) shall be finally resolved by binding arbitration under the Non-Administered Arbitration Rules of the International Institute for Conflict Prevention and Resolution (the “Rules”) then in effect except as modified herein.
          (b) Negotiation to Resolve Disputes. If a Dispute arises out of or relates to this Agreement, either the NINA Parties, on the one hand, or Investor, on the other hand, shall give notice to the other Parties that it intends to initiate the dispute resolution procedures set forth herein. Promptly upon receipt of such notice, each Party shall refer such Dispute to a senior executive officer (“SEO”) of such Party. The SEOs will meet in person or by teleconference as soon as mutually practicable in order to try and resolve the Dispute. If the SEOs of the NINA Parties, on the one hand, and Investor, on the other hand, are unable to resolve the Dispute on or before the thirtieth (30th) day after such notice, either the NINA Parties, on the one hand, or Investor, on the other hand, may commence arbitration under this Section 11.4 by notifying the other Parties (an “Arbitration Notice”).
          (c) Selection of Arbitrators.

               (i) Any arbitration conducted under this Section 11.4 shall be heard by three (3) arbitrators (each an “Arbitrator” and collectively the “Tribunal”) selected in accordance with this Section 11.4. Each Party and any proposed Arbitrator shall, as soon as practicable, disclose to the other Parties any business, personal or other relationship or affiliation that may exist between a Party and the proposed Arbitrators. The Parties may then object to any of the proposed Arbitrators on the basis of such relationship or affiliation. The validity of any such objection shall be determined according to the Rules.
               (ii) Except as provided for in this Section 11.4, the Tribunal shall be appointed according to the Rules. In the Arbitration Notice, the Party or Parties (whether Investor or the NINA Parties, as applicable) requesting arbitration shall nominate one Arbitrator. The Parties or Party (whether the NINA Parties or Investor, as applicable) named as respondent by the claimant shall nominate one Arbitrator. Within thirty (30) days of the appointment of the second Arbitrator, the two (2) Party-appointed Arbitrators shall appoint a third Arbitrator who shall chair the arbitration. Within seven (7) Days of receiving this list, each Party shall provide to CPR a ranking of the potential Arbitrators on such list showing such Party’s order of preference among such proposed Arbitrators, with the NINA Parties submitting one common ranked list. The CPR shall then appoint all three (3) Arbitrators as it shall determine in its discretion but taking into account to the extent practical the preferences of the Parties.
          (d) Conduct of Arbitration. The Tribunal shall expeditiously (and, if practicable, consistent with the Tribunal’s primary responsibility to justly adjudicate the Dispute before it, within ** days after the appointment of the third Arbitrator) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in Washington, D.C. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et. seq. Except as expressly provided to the contrary in this Agreement, the Tribunal shall have the power to gather such materials, information, testimony and evidence as it deems relevant to the dispute before it (and each Party will provide such materials, information, testimony and evidence requested by the Tribunal, subject to such protective orders as the Tribunal determines necessary for the protection of any information so requested that is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and to grant injunctive relief and enforce specific performance. The Tribunal shall not have the power to award punitive or any other form of indirect or non-compensatory damages, even if such are available under the governing law and even if a court would otherwise be empowered to avoid this limitation on damages to make such an award. If it deems necessary, the Tribunal may propose to the Parties that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Parties, which shall not be unreasonably withheld. The decision of the Tribunal (which shall be rendered in writing) shall be final, non-appealable and binding upon the Parties and may be enforced in any court of competent jurisdiction. Each Party hereby consents to the non-exclusive personal jurisdiction and venue of the Washington, D.C. courts for any proceedings in aid of arbitration under this Section 11.4, including any request for interim or injunctive relief. Notwithstanding the foregoing

**	This portion has been redacted pursuant to a confidential treatment request.

consent, the Parties may nevertheless seek interim or injunctive relief from any court of competent jurisdiction.
          (e) Arbitration Costs and Expenses. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Tribunal and any experts retained by the Tribunal, shall be borne by the NINA Parties, on the one hand, or Investor, on the other hand, whichever is the least successful in such process, which shall be determined by the Tribunal by comparing the position asserted by the NINA Parties, on the one hand, or Investor, on the other hand, on all disputed matters taken together to the final decision of the Tribunal on all disputed matters taken together; provided, that each Party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Tribunal determines that compelling reasons exist for allocating all or a portion of such costs and expenses to the NINA Parties, on the one hand, or Investor, on the other hand.
          11.5 Notice. Except as expressly set forth to the contrary in this Agreement, all notices, requests, consents, or other communications provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier, mail, electronic mail (with receipt confirmed personally by the recipient (and not by automatic confirmation of receipt)) or facsimile (if followed by courier or mail). A notice, request, consent, or communication given under this Agreement is effective on receipt by the Party to receive it; provided, that a notice, request, consent, or communication given by electronic mail shall be deemed effective upon being sent in the local jurisdiction from which such electronic mail is being sent, subject to confirmation of receipt by the recipient as set forth in the preceding sentence. All notices, requests, consents, or other communications to be sent to a Party must be sent to or made at the addresses, electronic mail address or fax number given set forth below, or such other address, electronic mail address or fax number as that Party may specify by notice to each of the other Parties.
          (a) If to Investor:
**
          (b) If to NINA or NINA Holdings:
**
               with a copy to:
**
               with a copy (which shall not constitute notice) to:
**

**	This portion has been redacted pursuant to a confidential treatment request.

          11.6 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto), the Confidentiality Agreement, and the Related Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, including the Letter of Intent but excluding the Confidentiality Agreement, which shall survive until the Initial Closing.
          11.7 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not intended to confer upon any Person other than the Parties (and such Parties’ respective successors and permitted assigns) any rights or remedies hereunder, except as otherwise expressly provided herein. No Party shall assign any of its rights or delegate any of its obligations under this Agreement to any Person (other than, in the case of Investor, to its Wholly Owned Affiliate (as defined in the Operating Agreement) who is at least as creditworthy as the Investor (as reasonably determined by the NINA Parties)) without the prior written consent of the other Parties. Any purported assignment of rights or delegation of obligations in contravention of this Section 11.7 shall be void ab initio.
          11.8 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.
          11.9 Counterparts. This Agreement may be executed and delivered in one or more counterparts, all of which together shall constitute one and the same agreement. This Agreement may be delivered by facsimile transmission.
          11.10 Time is of the Essence. The Parties acknowledge that time is of the essence with respect to this Agreement. If any date specified in this Agreement or the Related Agreements for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.
          11.11 No Relationship. Nothing in this Agreement or the Related Agreements creates or is intended to create an association, trust, partnership, joint venture, joint-employer, or any other entity or similar legal relationship among the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to the NINA Parties or Investor. None of the NINA Parties, on the one hand, nor Investor, on the other hand, is or shall act as or be the agent or Representative of Investor or either of the NINA Parties, respectively.
          11.12 Construction of Agreement. This Agreement and the Related Agreements shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Each and every provision of this Agreement and the Related Agreements shall be construed as though the Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or the Related Agreements.
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     IN WITNESS WHEREOF, the Parties have caused this Investment and Option Agreement to be executed and delivered as of the date first above written.

NINA INVESTMENTS HOLDINGS LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	Chief Executive Officer and President

NUCLEAR INNOVATION NORTH AMERICA LLC (solely for purposes of Section 2.5, Section 3.1, Section 3.3, Sections 7.1 through 7.5, Section 7.8, Article I, Article IV, Article IX, Article X, and Article XI)
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	President and Chief Executive Officer

TEPCO NUCLEAR ENERGY AMERICA LLC
By:	/s/ Toshiro Kudama
	Name:	Toshiro Kudama
	Title:	President

Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.
Exhibit A
to Investment and Option Agreement
[FORM OF]
NRG LIMITED GUARANTY
     THIS LIMITED GUARANTY (“Guaranty”) dated as of                     , 2010 is executed and delivered by NRG Energy, Inc., a Delaware corporation (“NRG” or “Guarantor”), in favor of TEPCO Nuclear Energy America LLC, a Delaware limited liability company (“Beneficiary”).
     WHEREAS, NRG indirectly owns a majority of the limited liability company interests of Nuclear Innovation North America LLC, a Delaware limited liability company (“NINA”);
     WHEREAS, NINA directly owns one hundred percent (100%) of the limited liability company interests of NINA Investments Holdings LLC, a Delaware limited liability company (“NINA Holdings”, and together with NINA, the “NINA Parties”);
     WHEREAS, Beneficiary, NINA, and NINA Holdings have entered into an Investment and Option Agreement, dated as of May 10, 2010 (the “Investment Agreement”), relating to an investment by Beneficiary in NINA Holdings and a related option to make an additional investment in NINA Holdings; and
     WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from Beneficiary entering into and performing its obligations under the Investment Agreement and, accordingly, Guarantor is willing to guarantee certain obligations of NINA to Beneficiary under the Investment Agreement, subject to the terms, conditions and limitations contained herein.
     NOW, THEREFORE, to induce Beneficiary to enter into and perform its obligations under the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
          Section 1. Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Beneficiary, as primary obligor and not merely as surety, the due and punctual payment and performance of the obligations of NINA under Section 10.2(a) and 10.5 of the Investment Agreement, but only with respect to those representations and warranties of NINA contained in Article IV of the Investment Agreement and NINA Holdings contained in Sections 5.1, 5.2, 5.3, 5.5, 5.6, 5.9, 5.10, 5.11, 5.13(a), 5.13(c), 5.14(a), 5.14(d), 5.14(e), 5.16, 5.17(a) and 5.21 of the Investment Agreement (which representations and warranties, for purposes of this Limited Guaranty, shall be deemed to exclude any representation and warranty regarding STPNOC (as defined in the Investment Agreement), except with respect to the representations and warranties in Sections 5.5 and 5.16) (such obligations, the “Guaranteed Obligations”); provided, that Guarantor’s liability under this Guaranty shall not exceed the sum

**; provided, further, that the obligations of Guarantor under this Guaranty are conditioned on the occurrence of the Initial Closing under and as defined in the Investment Agreement, and in the event the Investment Agreement is terminated in accordance with its terms, this Guaranty shall automatically terminate and be of no further force and effect. This Guaranty is a guaranty of payment and performance and not merely of collection.
          Section 2. Guaranty Absolute and Independent. Guarantor’s obligations under this Guaranty are absolute and are independent of those of the NINA Parties and Beneficiary may maintain a separate action or actions against Guarantor to enforce this Guaranty. Accordingly, Beneficiary shall not be obligated or required before enforcing this Guaranty against Guarantor to: (i) commence any suit or other proceeding against either of the NINA Parties or any other person, or any other security for the Guaranteed Obligations, in any court or other tribunal, or (ii) make any claim in any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar proceedings affecting either of the NINA Parties (whether voluntary or involuntary); and the failure of Beneficiary to so act or so file shall not affect or impair Guarantor’s obligations hereunder.
          Section 3. Continuing Guaranty. This Guaranty is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising, and shall remain in full force and effect until such time as all the Guaranteed Obligations have been discharged finally and in full.
          Section 4. Waivers. Guarantor expressly waives (i) diligence, presentment, and protest, (ii) notice of acceptance of this Guaranty by Beneficiary, and all other notices whatsoever, (iii) demand for payment or performance of any of the Guaranteed Obligations, and (iv) any claim or defense that Beneficiary shall have impaired any right of Guarantor against either of the NINA Parties, any other guarantor of any of the Guaranteed Obligations, or any other person or entity, by way of reimbursement, subrogation or otherwise. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of Guarantor hereunder: (a) any dissolution of either of the NINA Parties, or the combination or consolidation of either of the NINA Parties into or with another entity or any transfer or disposition of any assets of either of the NINA Parties, (b) any bankruptcy, insolvency, reorganization, dissolution, liquidation or other similar proceeding relating to either of the NINA Parties; (c) either of the NINA Parties ceasing to be a person or entity controlled by, controlling or under common control with Guarantor, (d) the absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters set forth in the foregoing clauses, or (e) any other circumstance whatsoever that might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor.
          Section 5. Effect of Amendments. Guarantor agrees that Beneficiary and the NINA Parties may modify, amend and supplement the Investment Agreement and that Beneficiary may delay or extend the date on which any payment must be made pursuant to the

**	This portion has been redacted pursuant to a confidential treatment request.

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Investment Agreement or delay or extend the date on which any act must be performed by Beneficiary thereunder, all without notice to or further assent by Guarantor.
          Section 6. Reinstatement. This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy or reorganization of either of the NINA Parties or otherwise, all as though such payment had not been made.
          Section 7. Subrogation; Subordination. Guarantor hereby fully and forever waives and relinquishes any right it may have (i) to be subrogated to the rights of Beneficiary against either of the NINA Parties in respect of any amounts paid or obligation performed by Guarantor pursuant to this Guaranty, and (ii) against either of the NINA Parties for reimbursement, indemnity, contribution, or any similar legal or equitable right with respect to any such amount or obligation.
          Section 8. Representations and Warranties. Guarantor hereby represents and warrants to Beneficiary as follows:
               (a) Organization, Power and Authority. It is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business. It is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification necessary.
               (b) Authorization. It has the corporate power and authority to execute, deliver and perform this Guaranty in accordance with its terms. The execution, delivery, and performance of Guaranty have been duly and validly authorized by all necessary corporate action and no other corporate or shareholder proceedings or actions (or their equivalents) are necessary on its part to authorize and consummate this Guaranty. This Guaranty has been duly executed and delivered by it, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations.
               (c) Compliance with Laws, etc. The execution, delivery and performance of this Guaranty in accordance with its terms does not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval or violate any applicable law relating to Guarantor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents or material contract of Guarantor; or (iii) result in or require the creation or imposition of any lien upon or with respect to any of its material property.
          Section 9. Expenses. Guarantor shall pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by Beneficiary in enforcing this Guaranty, to the extent Beneficiary is the prevailing party.

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          Section 10. Governing Law; Dispute Resolution.
               (a) This Guaranty shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws other than Section 5-1401 of the New York General Obligations Law.
               (b) Section 11.4 of the Investment Agreement shall apply mutatis mutandis to this Guaranty in the event of any dispute arising out of or relating to this Guaranty or the interpretation hereof or any arrangements relating hereto or contemplated herein or the validity, breach or termination hereof.
          Section 11. Assignment and Benefit of Guaranty. Neither the Guarantor nor Beneficiary may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of Beneficiary (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by Beneficiary). This Guaranty shall be binding upon and inure to the benefit of Guarantor and Beneficiary and their respective successors and permitted assigns. This Guaranty is not intended to confer upon any Person other than Beneficiary (and its respective successors and permitted assigns) any rights or remedies hereunder.
          Section 12. Amendments and Waivers. This Guaranty may be amended or supplemented only by an instrument in writing signed by Beneficiary and Guarantor. Compliance by the Guarantor with any term or provision of this Guaranty may be waived only by an instrument in writing signed by Beneficiary. Any waiver by Beneficiary of a breach of any provision of this Guaranty shall not be construed as a waiver of any subsequent breach or the breach of any other provision.
          Section 13. Validity. The invalidity or unenforceability of any provision of this Guaranty shall not affect the validity or enforceability of any other provision of this Guaranty, each of which shall remain in full force and effect.
          Section 14. Counterparts. This Guaranty may be executed and delivered in one or more counterparts, all of which together shall constitute one and the same agreement. This Guaranty may be delivered by facsimile transmission.
          Section 15. Interpretation and Rules of Construction. This Guaranty shall not be construed against Beneficiary or Guarantor, and no consideration shall be given or presumption made, on the basis of who drafted this Guaranty or any particular provision hereof or who supplied the form of Guaranty. In construing this Guaranty:
               (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;
               (b) the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

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               (c) a defined term has its defined meaning throughout this Guaranty regardless of whether it appears before or after the place where it is defined; and
               (d) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.
          Section 16. Notices. All notices and other communications provided for hereunder shall be given in accordance with the notice requirements of the Investment Agreement, and if to Guarantor, at the address specified below the space for its execution of this Guaranty.
[Signatures to follow on next page.]

5

     IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

NRG ENERGY, INC.
By:
	Name:	David Crane
	Title:	President and Chief Executive Officer

Notice details: **

**	This portion has been redacted pursuant to a confidential treatment request.
[Signature Page to NRG Limited Guaranty]

6

This Guaranty is acknowledged and accepted as of this day of , 20___: TEPCO NUCLEAR ENERGY AMERICA LLC
By:
	Name:	Toshiro Kudama
	Title:	President

[Signature Page to NRG Limited Guaranty]

Exhibit B-1
to Investment and Option Agreement
Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.
TEPCO LIMITED GUARANTY
(INITIAL)
     THIS LIMITED GUARANTY (“Guaranty”) dated as of May 10, 2010 is executed and delivered by The Tokyo Electric Power Company, Incorporated, a Japanese corporation (“TEPCO” or “Guarantor”), in favor of NINA Investments Holdings LLC, a Delaware limited liability company (“Beneficiary”).
     WHEREAS, TEPCO directly or indirectly owns all of the limited liability company interests in TEPCO Nuclear Energy America LLC, a Delaware limited liability company (“Investor”);
     WHEREAS, Investor, Beneficiary, and Nuclear Innovation North America LLC (“NINA”) have entered into an Investment and Option Agreement, dated as of the date hereof (the “Investment Agreement”), relating to an investment by Investor in Beneficiary and a related option to make an additional investment in Beneficiary; and
     WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from Beneficiary entering into and performing its obligations under the Investment Agreement and, accordingly, Guarantor is willing to guarantee certain obligations of Investor to Beneficiary under the Investment Agreement, subject to the terms, conditions and limitations contained herein.
     NOW, THEREFORE, to induce Beneficiary to enter into and perform its obligations under the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
     Section 1. Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Beneficiary, as primary obligor and not merely as surety, the due and punctual payment and performance of the obligations of Investor under the Investment Agreement to be performed at or prior to the Initial Closing (as defined in the Investment Agreement) (the “Guaranteed Obligations”); provided, that Guarantor’s liability under this Guaranty shall not exceed the sum of **; provided, further, that in the event the Investment Agreement is terminated in accordance with its terms, other than pursuant to Section 9.1(c) thereof, this Guaranty shall terminate automatically and be of no further force and effect. This Guaranty is a guaranty of payment and performance and not merely of collection.
     Section 2. Guaranty Absolute and Independent. Guarantor’s obligations under this Guaranty are absolute and are independent of those of Investor and Beneficiary may maintain a

**	This portion has been redacted pursuant to a confidential treatment request.

separate action or actions against Guarantor to enforce this Guaranty. Accordingly, Beneficiary shall not be obligated or required before enforcing this Guaranty against Guarantor to: (i) commence any suit or other proceeding against Investor or any other person, or any other security for the Guaranteed Obligations, in any court or other tribunal, or (ii) make any claim in any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar proceedings affecting Investor (whether voluntary or involuntary); and the failure of Beneficiary to so act or so file shall not affect or impair Guarantor’s obligations hereunder.
Section 3. Continuing Guaranty. This Guaranty is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising, and shall remain in full force and effect until such time as all the Guaranteed Obligations have been discharged finally and in full.
     Section 4. Waivers. Guarantor expressly waives (i) diligence, presentment, and protest, (ii) notice of acceptance of this Guaranty by Beneficiary, and all other notices whatsoever, (iii) demand for payment or performance of any of the Guaranteed Obligations, and (iv) any claim or defense that Beneficiary shall have impaired any right of Guarantor against Investor, any other guarantor of any of the Guaranteed Obligations, or any other person or entity, by way of reimbursement, subrogation or otherwise. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of Guarantor hereunder: (a) any dissolution of Investor, or the combination or consolidation of Investor into or with another entity or any transfer or disposition of any assets of Investor, (b) any bankruptcy, insolvency, reorganization, dissolution, liquidation or other similar proceeding relating to Investor; (c) Investor ceasing to be a person or entity controlled by, controlling or under common control with Guarantor, (d) the absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters set forth in the foregoing clauses, or (e) any other circumstance whatsoever that might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor.
     Section 5. Effect of Amendments. Guarantor agrees that Beneficiary, NINA, and Investor may modify, amend and supplement the Investment Agreement and that Beneficiary may delay or extend the date on which any payment must be made pursuant to the Investment Agreement or delay or extend the date on which any act must be performed by Beneficiary thereunder, all without notice to or further assent by Guarantor.
     Section 6. Reinstatement. This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy or reorganization of Investor or otherwise, all as though such payment had not been made.
     Section 7. Subrogation; Subordination. Guarantor hereby fully and forever waives and relinquishes any right it may have (i) to be subrogated to the rights of Beneficiary against Investor in respect of any amounts paid or obligation performed by Guarantor pursuant to this Guaranty, and (ii) against Investor for reimbursement, indemnity, contribution, or any similar legal or equitable right with respect to any such amount or obligation.

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     Section 8. Representations and Warranties. Guarantor hereby represents and warrants to Beneficiary as follows:
               (a) Organization, Power and Authority. It is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business. It is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification necessary.
               (b) Authorization. It has the corporate power and authority to execute, deliver and perform this Guaranty in accordance with its terms. The execution, delivery, and performance of Guaranty have been duly and validly authorized by all necessary corporate action and no other corporate or shareholder proceedings or actions (or their equivalents) are necessary on its part to authorize and consummate this Guaranty. This Guaranty has been duly executed and delivered by it, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations.
               (c) Compliance with Laws, etc. The execution, delivery and performance of this Guaranty in accordance with its terms does not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval or violate any applicable law relating to Guarantor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents or material contract of Guarantor; or (iii) result in or require the creation or imposition of any lien upon or with respect to any of its material property.
     Section 9. Expenses. Guarantor shall pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by Beneficiary in enforcing this Guaranty, to the extent Beneficiary is the prevailing party.
     Section 10. Governing Law; Dispute Resolution.
          (a) This Guaranty shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws other than Section 5-1401 of the New York General Obligations Law.
          (b) Section 11.4 of the Investment Agreement shall apply mutatis mutandis to this Guaranty in the event of any dispute arising out of or relating to this Guaranty or the interpretation hereof or any arrangements relating hereto or contemplated herein or the validity, breach or termination hereof.
     Section 11. Assignment and Benefit of Guaranty. Neither the Guarantor nor Beneficiary may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of Beneficiary (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by Beneficiary). This Guaranty shall be binding upon and inure to the benefit of Guarantor and Beneficiary and their respective successors and permitted assigns. This Guaranty is not intended to confer upon

3

any Person other than Beneficiary (and its respective successors and permitted assigns) any rights or remedies hereunder.
     Section 12. Amendments and Waivers. This Guaranty may be amended or supplemented only by an instrument in writing signed by Beneficiary and Guarantor. Compliance by the Guarantor with any term or provision of this Guaranty may be waived only by an instrument in writing signed by Beneficiary. Any waiver by Beneficiary of a breach of any provision of this Guaranty shall not be construed as a waiver of any subsequent breach or the breach of any other provision.
     Section 13. Validity. The invalidity or unenforceability of any provision of this Guaranty shall not affect the validity or enforceability of any other provision of this Guaranty, each of which shall remain in full force and effect.
     Section 14. Counterparts. This Guaranty may be executed and delivered in one or more counterparts, all of which together shall constitute one and the same agreement. This Guaranty may be delivered by facsimile transmission.
     Section 15. Interpretation and Rules of Construction. This Guaranty shall not be construed against Beneficiary or Guarantor, and no consideration shall be given or presumption made, on the basis of who drafted this Guaranty or any particular provision hereof or who supplied the form of Guaranty. In construing this Guaranty:
          (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;
          (b) the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;
          (c) a defined term has its defined meaning throughout this Guaranty regardless of whether it appears before or after the place where it is defined; and
          (d) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.
     Section 16. Notices. All notices and other communications provided for hereunder shall be given in accordance with the notice requirements of the Investment Agreement, and if to Guarantor, at the address specified below the space for its execution of this Guaranty.
[Signatures to follow on next page.]

4

     IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

TOKYO ELECTRIC POWER COMPANY, INCORPORATED
By:	/s/ Masataka Shimizu
	Name:	Masataka Shimizu
	Title:	President

Notice details: **

Signature page to TEPCO Limited Guaranty (Initial)

**	This portion has been redacted pursuant to a confidential treatment request.

This Guaranty is acknowledged and accepted as of this 10th day of May, 2010: NINA INVESTMENTS HOLDINGS LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	Chief Executive Officer and President

Signature page to TEPCO Limited Guaranty (Initial)

Exhibit B-2
to Investment and Option Agreement
Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.
[FORM OF]
TEPCO LIMITED GUARANTY
(OPTION)
     THIS LIMITED GUARANTY (“Guaranty”) dated as of                       , 20___ is executed and delivered by The Tokyo Electric Power Company, Incorporated, a Japanese corporation (“TEPCO” or “Guarantor”), in favor of NINA Investments Holdings LLC, a Delaware limited liability company (“Beneficiary”).
     WHEREAS, TEPCO directly or indirectly owns all of the limited liability company interests in TEPCO Nuclear Energy America LLC, a Delaware limited liability company (“Investor”);
     WHEREAS, Investor, Beneficiary, and Nuclear Innovation North America LLC (“NINA”) have entered into an Investment and Option Agreement, dated as of May 10, 2010 (the “Investment Agreement”), relating to an investment by Investor in Beneficiary and a related option to make an additional investment in Beneficiary; and
     WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from Beneficiary entering into and performing its obligations under the Investment Agreement and, accordingly, Guarantor is willing to guarantee certain obligations of Investor to Beneficiary under the Investment Agreement, subject to the terms, conditions and limitations contained herein.
     NOW, THEREFORE, to induce Beneficiary to enter into and perform its obligations under the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
     Section 1. Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Beneficiary, as primary obligor and not merely as surety, the due and punctual payment and performance of the obligations of Investor under Article VIII of the Investment Agreement to be performed at the Option Closing (as defined in the Investment Agreement) (the “Guaranteed Obligations”); provided, that Guarantor’s liability under this Guaranty shall not exceed the sum of **; provided, further, that in the event the Exercise Notice (as defined in the Investment Agreement) is revoked by Investor pursuant to Section 8.3(b) of the Investment Agreement, or the Investment Agreement is terminated in accordance with Section 9.2 thereof, this Guaranty shall terminate automatically and be of no further force and effect. This Guaranty is a guaranty of payment and performance and not merely of collection.

**	This portion has been redacted pursuant to a confidential treatment request.

     Section 2. Guaranty Absolute and Independent. Guarantor’s obligations under this Guaranty are absolute and are independent of those of Investor and Beneficiary may maintain a separate action or actions against Guarantor to enforce this Guaranty. Accordingly, Beneficiary shall not be obligated or required before enforcing this Guaranty against Guarantor to: (i) commence any suit or other proceeding against Investor or any other person, or any other security for the Guaranteed Obligations, in any court or other tribunal, or (ii) make any claim in any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar proceedings affecting Investor (whether voluntary or involuntary); and the failure of Beneficiary to so act or so file shall not affect or impair Guarantor’s obligations hereunder.
     Section 3. Continuing Guaranty. This Guaranty is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising, and shall remain in full force and effect until such time as all the Guaranteed Obligations have been discharged finally and in full.
     Section 4. Waivers. Guarantor expressly waives (i) diligence, presentment, and protest, (ii) notice of acceptance of this Guaranty by Beneficiary, and all other notices whatsoever, (iii) demand for payment or performance of any of the Guaranteed Obligations, and (iv) any claim or defense that Beneficiary shall have impaired any right of Guarantor against Investor, any other guarantor of any of the Guaranteed Obligations, or any other person or entity, by way of reimbursement, subrogation or otherwise. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of Guarantor hereunder: (a) any dissolution of Investor, or the combination or consolidation of Investor into or with another entity or any transfer or disposition of any assets of Investor, (b) any bankruptcy, insolvency, reorganization, dissolution, liquidation or other similar proceeding relating to Investor; (c) Investor ceasing to be a person or entity controlled by, controlling or under common control with Guarantor, (d) the absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters set forth in the foregoing clauses, or (e) any other circumstance whatsoever that might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor.
     Section 5. Effect of Amendments. Guarantor agrees that Beneficiary, NINA, and Investor may modify, amend and supplement the Investment Agreement and that Beneficiary may delay or extend the date on which any payment must be made pursuant to the Investment Agreement or delay or extend the date on which any act must be performed by Beneficiary thereunder, all without notice to or further assent by Guarantor.
     Section 6. Reinstatement. This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy or reorganization of Investor or otherwise, all as though such payment had not been made.
     Section 7. Subrogation; Subordination. Guarantor hereby fully and forever waives and relinquishes any right it may have (i) to be subrogated to the rights of Beneficiary against Investor in respect of any amounts paid or obligation performed by Guarantor pursuant to this Guaranty, and (ii) against Investor for reimbursement, indemnity, contribution, or any similar legal or equitable right with respect to any such amount or obligation.

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     Section 8. Representations and Warranties. Guarantor hereby represents and warrants to Beneficiary as follows:
               (a) Organization, Power and Authority. It is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business. It is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification necessary.
               (b) Authorization. It has the corporate power and authority to execute, deliver and perform this Guaranty in accordance with its terms. The execution, delivery, and performance of Guaranty have been duly and validly authorized by all necessary corporate action and no other corporate or shareholder proceedings or actions (or their equivalents) are necessary on its part to authorize and consummate this Guaranty. This Guaranty has been duly executed and delivered by it, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations.
               (c) Compliance with Laws, etc. The execution, delivery and performance of this Guaranty in accordance with its terms does not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval or violate any applicable law relating to Guarantor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents or material contract of Guarantor; or (iii) result in or require the creation or imposition of any lien upon or with respect to any of its material property.
     Section 9. Expenses. Guarantor shall pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by Beneficiary in enforcing this Guaranty, to the extent Beneficiary is the prevailing party.
     Section 10. Governing Law; Dispute Resolution.
               (a) This Guaranty shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws other than Section 5-1401 of the New York General Obligations Law.
               (b) Section 11.4 of the Investment Agreement shall apply mutatis mutandis to this Guaranty in the event of any dispute arising out of or relating to this Guaranty or the interpretation hereof or any arrangements relating hereto or contemplated herein or the validity, breach or termination hereof.
     Section 11. Assignment and Benefit of Guaranty. Neither the Guarantor nor Beneficiary may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of Beneficiary (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by Beneficiary). This Guaranty shall be binding upon and inure to the benefit of Guarantor and Beneficiary and

3

their respective successors and permitted assigns. This Guaranty is not intended to confer upon any Person other than Beneficiary (and its respective successors and permitted assigns) any rights or remedies hereunder.
     Section 12. Amendments and Waivers. This Guaranty may be amended or supplemented only by an instrument in writing signed by Beneficiary and Guarantor. Compliance by the Guarantor with any term or provision of this Guaranty may be waived only by an instrument in writing signed by Beneficiary. Any waiver by Beneficiary of a breach of any provision of this Guaranty shall not be construed as a waiver of any subsequent breach or the breach of any other provision.
     Section 13. Validity. The invalidity or unenforceability of any provision of this Guaranty shall not affect the validity or enforceability of any other provision of this Guaranty, each of which shall remain in full force and effect.
     Section 14. Counterparts. This Guaranty may be executed and delivered in one or more counterparts, all of which together shall constitute one and the same agreement. This Guaranty may be delivered by facsimile transmission.
     Section 15. Interpretation and Rules of Construction. This Guaranty shall not be construed against Beneficiary or Guarantor, and no consideration shall be given or presumption made, on the basis of who drafted this Guaranty or any particular provision hereof or who supplied the form of Guaranty. In construing this Guaranty:
               (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;
               (b) the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;
               (c) a defined term has its defined meaning throughout this Guaranty regardless of whether it appears before or after the place where it is defined; and
               (d) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.
     Section 16. Notices. All notices and other communications provided for hereunder shall be given in accordance with the notice requirements of the Investment Agreement, and if to Guarantor, at the address specified below the space for its execution of this Guaranty.
[Signatures to follow on next page.]

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          IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

TOKYO ELECTRIC POWER COMPANY, INCORPORATED
By:
	Name:	Masataka Shimizu
	Title:	President

Notice details: **

[signature page to TEPCO Limited Guaranty (Option)]

**	This portion has been redacted pursuant to a confidential treatment request.

This Guaranty is acknowledged and accepted as of this day of , 20___: NINA INVESTMENTS HOLDINGS LLC
By:
	Name:	Steve Winn
	Title:	Chief Executive Officer and President

[signature page to TEPCO Limited Guaranty (Option)]

Exhibit C to the
Investment and Option Agreement
Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

Amended and Restated
Operating Agreement
of
NINA Investments Holdings LLC
a Delaware Limited Liability Company
dated as of
[•], 2010

i

		Page

Article VIII

	Taxes
8.1	Tax Returns	31
8.2	Tax Elections	31
8.3	Tax Matters Member	31

Article IX

	Books, Records, Reports and Bank Accounts
9.1	Maintenance of Books	32
9.2	Reports; Access	32
9.3	Bank Accounts	34

Article X

	Dispute Resolution
10.1	Disputes	34
10.2	Negotiation to Resolve Disputes	34
10.3	Selection of Arbitrators	34
10.4	Conduct of Arbitration	35
10.5	Arbitration Costs and Expenses	36

Article XI

	Dissolution, Winding-Up and Termination
11.1	Dissolution	36
11.2	Winding-Up and Termination	36
11.3	Deficit Capital Accounts	37
11.4	Certificate of Cancellation	37

Article XII

	General Provisions
12.1	Confidential Information	37
12.2	Public Announcements	38
12.3	Notices	38
12.4	Entire Agreement; Superseding Effect	39
12.5	Effect of Waiver or Consent	39
12.6	Amendment or Restatement	39
12.7	Binding Effect	39
12.8	Governing Law; Severability	39
12.9	Further Assurances	40

		Page
12.10	Waiver of Certain Rights	40
12.11	Parties in Interest; No Third-Party Beneficiaries	40
12.12	Fees and Expenses	40
12.13	Limitation on Liability	40
12.14	Counterparts	40
Exhibits:

Exhibit A	—	Members and Parents
Exhibit B	—	Definitions
Exhibit C	—	Initial Multi-Year Budget
Exhibit D	—	Form of Unit Certificate
Schedules:

Schedule 6.2(b)	—	Material Contracts

Amended and Restated Operating Agreement
of
NINA Investments Holdings LLC
A Delaware Limited Liability Company
     This Amended and Restated Operating Agreement of NINA INVESTMENTS HOLDINGS LLC (the “Company”), dated effective as of [•], 2010 (the “Effective Date”), is entered into by and among the Members (as defined below).
Recitals
     Whereas, the Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) on April 9, 2010 (the “Formation Date”), with the Secretary of State of Delaware pursuant to the Act;
     Whereas, the initial member of the Company, Nuclear Innovation North America LLC (f/k/a NRG Nuclear Development Company LLC) (“NINA”), has entered into the Operating Agreement of the Company, dated April 9, 2010 (the “Original Agreement”);
     Whereas, pursuant to the NINA Contribution Agreement, dated April 19, 2010, by and between NINA and the Company (the “NINA Contribution Agreement”), NINA has contributed or caused to be contributed to the Company the NINA Initial Contribution;
     Whereas, as of the Effective Date, pursuant to the Investment and Option Agreement, dated May 10, 2010, by and among the Company, NINA and TEPCO Nuclear Energy America LLC, a Delaware limited liability company (the “TEPCO Member”) (the “TEPCO Investment Agreement”), the TEPCO Member has contributed the TEPCO Contribution and paid the Option Premium to the Company, as more particularly set forth in the TEPCO Investment Agreement, and will have the right to make additional Capital Contributions subject to the terms set forth therein and herein; and
     Whereas, NINA now desires to amend and restate the Original Agreement to reflect the admission of the TEPCO Member as a Member and to provide for the joint ownership and operation of the Company.
     Now, therefore, the Members hereby agree as follows:
ARTICLE I
DEFINITIONS AND CONSTRUCTION
          1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings given to them in Exhibit B. Other terms defined herein have the meanings so given them.

          1.2 Construction. A reference to an Article, Section, Exhibit or Schedule means an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. Unless the context requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. The titles and headings herein are for convenience of reference only and shall not in any manner affect the meaning or construction of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. The word “dollar” and the symbol “$” mean United States dollars. A reference to any legislation or to any provision of any legislation shall include any amendment to, any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. References to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document, including any exhibits, appendices and schedules thereto, as amended, amended and restated, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms. References to a Person shall be construed as a reference to such Person and its successors and permitted assigns.
ARTICLE II
ORGANIZATION
          2.1 Formation. The Company was organized as a Delaware limited liability company by the filing of the Certificate with the Delaware Secretary of State as of the Formation Date. The Members hereby continue the Company pursuant to the terms and conditions of this Agreement.
          2.2 Name. Pursuant to the Certificate, the name of the Company is “NINA Investments Holdings LLC”, and all Company business must be conducted in that name or such other names that comply with Law as the Board may select. In the event that the Board changes the name of the Company, it shall notify each of the Members.
          2.3 Registered Office and Agent; Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Board may designate, which need not be in the State of Delaware, and the Company shall maintain records there or at such other place as the Board shall designate. The Company may have such other offices as the Board may designate.
          2.4 Purposes. The purposes of the Company are, directly or indirectly, through one or more subsidiaries, to engage in the business of the development, ownership, and operation of STP 3 and 4 and to engage in any other business or activity that now or in the future

2

may be necessary, incidental, proper, advisable, or convenient to accomplish the foregoing purposes and that is not forbidden by applicable Law.
          2.5 Foreign Qualification. At the request of the Board, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments not inconsistent with this Agreement that are necessary or appropriate to permit the Company to conduct business in other jurisdictions as a foreign limited liability company or to qualify the Company as a foreign limited liability company in such jurisdiction and to continue and, when appropriate, terminate such qualification.
          2.6 Term. The period of existence of the Company (the “Term”) commenced on the Formation Date and shall continue perpetually, unless and until its business and affairs are wound up in accordance with the terms of this Agreement or the Act and a certificate of cancellation is filed with the Secretary of State of Delaware in accordance with Section 11.4.
          2.7 Company Property; Membership Units. No real or other property of any kind, tangible or intangible, of the Company or any of its Subsidiaries shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company or such applicable Subsidiary, as the case may be. Without limiting the foregoing, all Intellectual Property and other business assets used or developed by the Company or its Subsidiaries are and shall be owned and controlled only by the Company or its Subsidiaries, as applicable, and not by the Members individually. The Membership Units shall constitute personal property.
          2.8 No State-Law Partnership. For any purposes other than federal and state tax purposes, the Members intend that the Company not be a partnership (including a limited partnership) or joint venture and that no Member be a partner or joint venturer of any other Member, and this Agreement may not be construed to suggest otherwise.
ARTICLE III
MEMBERSHIP UNITS; MEMBERS
          3.1 Membership Units. The Company shall have one class of membership units (the “Membership Units”). The Membership Units represent a Member’s share of the income, gains, deductions, credits, profits and similar items, and such Member’s right to receive distributions, from, associated with or allocable to the Company’s investment in NINA Investments LLC and the STP Entities and all liabilities, losses, costs and expenses from, associated with or allocable to such investment and/or to the development, permitting, engineering, procurement, construction, ownership, financing and operation of the Project (the “Business”). Each Membership Unit shall be a “security” for purposes of, as defined in, and governed by, Article 8 of the Uniform Commercial Code and shall be evidenced by a Membership Unit certificate in the form of Exhibit D. Each such certificate shall bear a legend substantially in the following form:
“THIS CERTIFICATE EVIDENCES MEMBERSHIP UNITS REPRESENTING A MEMBERSHIP INTEREST IN NINA INVESTMENTS HOLDINGS LLC AND SHALL BE A

3

SECURITY WITHIN THE MEANING OF, AND GOVERNED BY, ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE.”
The Membership Units shall be adjusted, and new or additional certificates shall be issued, including to reflect any adjustments made pursuant to Section 6.3(a) to Membership Units held by the Members, as necessary from time to time so that such Membership Units are owned by the Members in proportion to their Capital Contributions.
          3.2 Members as of the Effective Date. Each Member executing this Agreement as of the Effective Date has been admitted as a Member on or prior to the Effective Date. Each Member has been issued the number of Membership Units, and has the Membership Percentage as of the Effective Date (rounded to the nearest 1/1,000th of a percent), as set forth opposite its name on Exhibit A. If and when the Company issues additional Membership Units or a Member Disposes of all or a portion of its Membership Units or any Person ceases to be a Member pursuant to, and in accordance with, the terms and conditions of this Agreement, then upon such issuance, Disposition or cessation of membership, as applicable, the Company shall amend Exhibit A and the records of the Company, as appropriate, to reflect such issuance, Disposition or cessation of membership and deliver to each Member, within a reasonable time thereafter, a copy of Exhibit A, as amended.
          3.3 Creation of Additional Membership Units. Additional Membership Units may be created and issued to Persons other than the Members, and such other Persons may be admitted to the Company as Members, with the prior approval of the Board and subject to Sections 3.8 and 4.1(e), on terms and conditions approved by the Board. Any admission of a new Member will be effective only after such new Member has executed and delivered to the other Members an agreement in form and substance satisfactory to the Board containing the notice address of such new Member and, if such new Member has a Parent, the name of the Parent, such new Member’s ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.5 are true and correct with respect to it as of the date it is admitted as a Member. The provisions of this Section 3.3 shall not apply to Dispositions of Membership Units or admissions of Assignees in connection therewith, such matters being governed by Article IV.
          3.4 Ceasing to Be a Member. Any Person admitted as a Member pursuant to Section 3.2 or 3.3 or Article IV shall cease to be a Member, and shall cease to have the rights of a Member, under this Agreement at such time such Person no longer owns, beneficially and of record, any Membership Units, but such Person shall remain bound by the terms of Article X and Article XII and shall remain liable under this Agreement to the extent expressly set forth herein.
          3.5 Representations and Warranties of the Members. Each Member hereby represents and warrants to the Company and to each other Member that the following statements are true and correct as of the Effective Date:
          (a) Organization; Power and Authority. Such Member is duly formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its formation. If required by applicable Law, such Member is duly qualified and

4

in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of formation, and such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery and performance of this Agreement by such Member have been duly taken. In the case of any Member other than NINA, such Member is Completely Controlled by its Parent as set forth opposite its name on Exhibit A, and in the case of NINA, such Member is Controlled by its Parent as set forth opposite its name on Exhibit A.
          (b) Execution and Delivery; Enforceability. Such Member has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of such Member enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).
          (c) Non-Contravention. Such Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Member, (B) any contract or agreement to which such Member is a party or is otherwise subject or (C) any Law, order, judgment, decree, writ, injunction or arbitral award to which such Member is subject or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.
          (d) Investment Purpose. Such Member is acquiring its Membership Units for its own account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of the Membership Units and does not have any contract, undertaking, agreement or arrangement with any Person to distribute, sell or otherwise dispose of the Membership Units.
          (e) No Litigation. There are no actions, suits or proceedings pending or, to the best of such Member’s knowledge, threatened against or affecting such Member before any court or administrative body or arbitral tribunal that would reasonably be expected to materially adversely affect the ability of such Member to perform its obligations under this Agreement.
          (f) Finders and Brokers. Such Member has not authorized or dealt with any agent, broker, Person or firm acting on behalf of such Member or the Company, who is, or shall be, entitled to any broker’s fees, finder’s fees or commissions in connection with this Agreement or any of the transactions contemplated hereby.
          3.6 Additional Terms Relating to Members. No Member has the right or power to withdraw or resign from the Company without the prior written consent of each Member having or deemed as having the Minimum Threshold Percentage (other than in the event that such Member ceases to hold any Membership Units); no Member shall be liable for the debts, obligations or liabilities of the Company; and no Member may be expelled from the Company (other than in the event that such Member ceases to hold any Membership Units).

5

          3.7 Action by Members.
          (a) Voting. Each Member shall have the right to vote ratably in proportion to its respective Membership Percentage on all matters to be submitted to the Members.
          (b) Meetings. The Members may vote on or approve a matter or take any action at a meeting, in person or by proxy. The Board may call a meeting of the Members solely for the purpose of voting on any matter requiring Required Member Approval. The business transacted at any such meeting shall be limited to that stated in the notice of meeting. All notices of a meeting must state the time and place of the meeting and be given on or before the fifth (5th) Business Day before the meeting, or, in the case of an emergency, such shorter period as the Board may determine appropriate under the circumstances. All notices must specify, as applicable, the purpose of the meeting or the matter requiring the Required Member Approval to be considered at the meeting. Meetings of the Members may be held telephonically or using any other medium in which each meeting participant can hear the other meeting participants. On any matter that is to be voted on, consented to or approved by the Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the Members having not less than the minimum voting percentage that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted; provided, that the non-consenting Members shall be given prompt notice after the requisite number of Members sign such consent.
          3.8 Right of First Offer. Subject to the terms and conditions specified in this Section 3.8, the Company hereby grants to each Member having or deemed as having the Minimum Threshold Percentage a right of first offer with respect to future sales by the Company of its Membership Units or other debt or equity securities of the Company convertible into or exchangeable or exercisable for any Membership Units (collectively, “New Securities”). Each time the Company proposes to offer any New Securities, the Company shall first make an offering of such New Securities to each Member in accordance with the following provisions:
          (a) Issuance Notice. The Company shall deliver a notice (the “Issuance Notice”) to the Members stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms upon which it proposes to offer such New Securities.
          (b) Election. Each Member may elect, by notice to the Company on or before the ** Day after the Issuance Notice (the “Election Notice”), to purchase or obtain, at the price and on the terms specified in the Issuance Notice, all or any portion of the New Securities. In the event that the Company shall have received Election Notices which collectively offer to purchase more New Securities than the Company is proposing to sell, then the New Securities shall be allocated among the Members electing to purchase or obtain New Securities pro-rata in accordance with their respective Membership Percentages (such pro-rata share to be determined by including only the Membership Percentages of such electing Members).

**	This portion has been redacted pursuant to a confidential treatment request.

6

          (c) Expiration. If all New Securities that Members are entitled to purchase or obtain pursuant to Section 3.8(b) are not elected to be purchased or obtained as provided in Section 3.8(b), the Company may, during the ** Day period following the expiration of the period provided in Section 3.8(b), offer the unsubscribed portion, if any, of such New Securities to any Person or Persons at a price not less than and upon terms not materially more favorable to the offeree than the price and terms, respectively, that were specified in such Issuance Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within ** Days of the execution thereof (or if regulatory approvals are required, such as the prior written consent of the NRC or the DOE, within ** Days after the date on which all such approvals are obtained), the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Members by delivery of an Issuance Notice in accordance with this Section 3.8.
          (d) Exceptions. The right of first offer in this Section 3.8 shall not be applicable to (i) the issuance or sale of Membership Units pursuant to the TEPCO Investment Agreement, including the issuance of Membership Units in connection with the TEPCO Member’s exercise of the Option pursuant to the TEPCO Investment Agreement, (ii) the issuance or sale of Membership Units to new Members admitted to the Company to satisfy any shortfalls in Capital Calls pursuant to and in accordance with Section 6.3, (iii) the issuance or sale of New Securities in an IPO or (iv) Dispositions of Membership Units as a result of TANE exercising its rights under the Toshiba Credit Agreement and the other Loan Documents.
          (e) Transfer of Rights. The right of first offer set forth in this Section 3.8 may not be assigned or transferred as a right separate from the Membership Units, except that such right is assignable by each Member to any Wholly Owned Affiliate of such Member that is as creditworthy as such Member (as reasonably determined by each other Member).
          3.9 Business of the Subsidiaries of the Company. Concurrently with the execution of this Agreement, the Company shall cause the limited liability company agreement of: (a) Nuclear Innovation North America Investments LLC, a Delaware limited liability company (“NINA Investments LLC”), to be amended to provide that NINA Investments LLC shall not conduct any business other than the Business and any other business or activity that now or in the future may be necessary, incidental, proper, advisable, or convenient to conduct such Business; and (b) each of NINA Texas 3 LLC, a Delaware limited liability company (“NINA Texas 3”) and NINA Texas 4 LLC, a Delaware limited liability company (“NINA Texas 4”), to be amended to provide that NINA Texas 3 and NINA Texas 4 shall not conduct any business other than business related to the development, permitting, engineering, procurement, construction, ownership, financing and operation of STP 3 or STP 4, respectively, and any other business or activity that now or in the future may be necessary, incidental, proper, advisable, or convenient to conduct such business.

**	This portion has been redacted pursuant to a confidential treatment request.

7

ARTICLE IV
DISPOSITIONS OF MEMBERSHIP UNITS
          4.1 Requirements for Dispositions.
          (a) Compliance with Article IV. A Member may not Dispose of all or any portion of its Membership Units except in accordance with this Article IV. Any attempted Disposition of any Membership Units, other than in accordance with this Article IV, shall be, and is hereby declared, null and void ab initio.
          (b) General Requirements for Dispositions of Membership Units. Any Member Disposing of all or any portion of its Membership Units (a “Disposing Member”) and its Assignee, if applicable, shall cause the requirements in this Article IV to be met in connection with such Disposition and, if applicable, the admission of such Assignee as a Member, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with.
          (i) The following documents must be delivered to the Company and each Member other than the Disposing Member (each, a “Nondisposing Member”) and must be satisfactory, in form and substance, to the Board in its reasonable discretion:
          (A) a copy of the instrument pursuant to which the Disposition is to be effected;
          (B) an instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described above: (1) the notice address of the Assignee; (2) if the Assignee has a Parent, the name of the Parent; (3) the Assignee’s ratification of this Agreement and agreement to be bound by it, the Assignee’s assumption of all obligations of the Disposing Member from and after the date of the Disposition and the Assignee’s confirmation that the representations and warranties in Section 3.5 are true and correct with respect to it; (4) representations and warranties by the Disposing Member and its Assignee that (a) the Disposition and admission are being made in accordance with all applicable Laws (including that the Disposition does not require any approval of the NRC or any other Governmental Authority or that the Disposing Member or its Assignee has obtained any such approval at their own cost and expense without imposing any material regulatory burden or adverse regulatory or other consequences on the Company or the Nondisposing Members) and (b) the matters covered in the legal opinions described in subsections 4.1(b)(i)(C) and 4.1(b)(i)(D) are true and correct;
          (C) unless the Membership Units subject to the Disposition are registered under the Securities Act and any applicable state securities Law, a favorable opinion of the Company’s legal counsel, or of other legal counsel acceptable to the Board in its reasonable discretion, to the effect that the

8

Disposition and admission are being made pursuant to a valid exemption from registration under those Laws and in accordance with those Laws; and
          (D) a favorable opinion of the Company’s legal counsel, or of other legal counsel acceptable to the Board in its reasonable discretion, to the effect that the Disposition would not result in the Company’s being considered to have terminated within the meaning of Code Section 708;
provided, however, that the Board, in its sole and absolute discretion, may waive the foregoing subsections 4.1(b)(i)(C) and 4.1(b)(i)(D); and provided, further, that if such Disposition is a result of a Change of Control, the Disposing Member shall only be required to provide the Company and each Nondisposing Member with (1) the name of the Disposing Member’s Parent after such Change of Control is consummated, (2) a summary of the material terms of the instrument pursuant to which the Disposition is to be effected and (3) an instrument executed by the Disposing Member containing representations and warranties by the Disposing Member that the Disposition is being made in accordance with all applicable Laws (including that the Disposition does not require any approval of the NRC or any other Governmental Authority or that the Disposing Member or its new Parent and/or Affiliates have obtained any such approval at their own cost and expense without imposing any material regulatory burden or adverse regulatory or other consequences on the Company or the Nondisposing Members); provided, further, however, that the Board, in its sole and absolute discretion, may waive compliance with the requirements applicable to Dispositions resulting from a Change of Control in the immediately preceding proviso.
          (ii) The Disposing Member and its Assignee, if applicable, shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission, if applicable, including the legal fees incurred in connection with the legal opinions referred to in Sections 4.1(b)(i)(C) and (D), on or before the tenth (10th) Business Day after the receipt by that Person of the Company’s invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Rate (as determined on the date such amount became due and payable).
          (c) Release of Disposing Member. Except as otherwise provided in Sections 3.4 or 4.2(b) or if such Disposition results from a Change in Control, from and after the Disposition of any Membership Units in accordance with this Article IV, the Disposing Member shall be released from all obligations and liabilities arising hereunder on or after the date of the Disposition to the extent of the Membership Units Disposed of; provided, however, that no Disposition hereunder shall release the Disposing Member from any liability or obligation it may have hereunder with respect to liabilities or obligations incurred prior to the date of such Disposition or with respect to Membership Units that it continues to own after the date of such Disposition.
          (d) Admission of Assignee as a Member. An Assignee has the right to be admitted to the Company as a Member, with the Membership Units so transferred to such

9

Assignee, only if the Disposition complies with this Article IV and either the Disposing Member making the Disposition has expressly granted such right to the Assignee or the Board otherwise approves.
          (e) Compliance with Sections 103 & 184 of the Atomic Energy Act. Section 103 of the Atomic Energy Act of 1954, as amended (the “AEA”), prohibits the NRC from issuing a license to any entity that is owned, controlled or dominated by a foreign entity or person, and Section 184 of the AEA requires NRC’s prior written consent to any direct or indirect transfer of control of a NRC license. Thus, any change in Membership Units, including (i) a Disposition; (ii) a creation or issuance of additional Membership Units and admission of a new Member pursuant to Section 3.3; or (iii) an exercise by a Member of its right of first offer pursuant to Section 3.8 (collectively, each of (i), (ii) and (iii) a “Change in Membership Units”), (x) could impact the NRC’s review of the pending application for NRC licenses for STP 3 and STP 4 and (y) after issuance of any NRC license for STP 3 or STP 4 to any Subsidiary of the Company, could involve a direct or indirect transfer of control of the Company that would require NRC’s prior written consent. Moreover, if a Change in Membership Units involves any increased ownership by foreign-owned entities, this may require mitigation measures to assure that the foreign-owned Members do not exercise control or domination over the Company as prohibited by the AEA, and such measures may need to take into account any foreign-owned Member’s rights to acquire increased ownership of Membership Units. This Agreement shall be construed in light of these requirements and in a manner that facilitates compliance with these requirements. In addition, to the extent required under the AEA and the NRC’s implementing regulations, orders and license conditions, the Members will negotiate in good faith to agree on amendments to Article V to assure that the Company and the conduct of the Company’s business involving any NRC license continues to remain controlled and dominated by U.S. citizens and/or U.S. controlled entities, as necessary to facilitate any Change in Membership Units.
          (f) Notwithstanding anything herein to the contrary, this Section 4.1 (other than Section 4.1(e)) shall not apply to Dispositions of Membership Units as a result of TANE exercising its rights under the Toshiba Credit Agreement and the other Loan Documents.
          4.2 Certain Restrictions on Disposition.
          (a) Creditworthiness Standards. A Member may not Dispose of all or any portion of its Membership Units to any Person without the approval of the Board (acting by the affirmative vote or written consent of one or more Managers, other than the Manager appointed by the Disposing Member (the “Disposing Manager”), having a majority of the aggregate Voting Percentages in accordance with Section 5.1(c)) unless **.
          (b) Assignments of Membership Units to Wholly Owned Affiliates. Notwithstanding Section 4.2(a), a Member may assign all or any portion of its Membership Units to a Wholly Owned Affiliate of such Member that is as creditworthy as such Member (as reasonably determined by each Nondisposing Member); provided, however, that the Disposing Member shall not be released from its obligations under this Agreement without the approval of

**	This portion has been redacted pursuant to a confidential treatment request.

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the Board (acting by the affirmative vote or written consent of one or more Managers, other than the Disposing Manager, having a majority of the aggregate Voting Percentages in accordance with Section 5.1(c)).
          (c) Nonstrategic Purchasers. A Member may not Dispose of all or any portion of its Membership Units to a Nonstrategic Purchaser unless such Disposition (i) complies with all other relevant restrictions on Dispositions in this Article IV and (ii) does not result in one or more Nonstrategic Purchasers having a Membership Percentage, in the aggregate, equal to or greater than **; provided, however, that a Disposition that results in one or more Nonstrategic Purchasers having a Membership Percentage, in the aggregate, equal to or greater than ** shall be permitted with the prior approval of the Board (acting by the affirmative vote or written consent of one or more Managers, other than the Disposing Manager, having a majority of the aggregate Voting Percentages in accordance with Section 5.1(c)).
          (d) Energy Regulatory Matters. A Member may not Dispose of all or any portion of its Membership Units if the Board (acting by the affirmative vote or written consent of one or more Managers, other than the Disposing Manager, having a majority of the aggregate Voting Percentages in accordance with Section 5.1(c)) reasonably determines that such proposed Disposition requires the Company to obtain approval of or make notification to any Governmental Authority (including, for the avoidance of doubt, the DOE) unless the relevant Governmental Authority shall have (i) issued an order approving such proposed Disposition or accepting any such required notification (or otherwise indicating that no further action will be taken with respect to any required notification) or (ii) determined that approval or notification is not required. Notwithstanding any decision by the Company pursuant to the immediately preceding sentence that no approval is required for a given Disposition, such Disposition will not be effective from the date of any determination by any Governmental Authority that the approval of such Governmental Authority is required to effect such Disposition until such approval is obtained. If any Person acquiring Membership Units in connection with a Disposition shall have a Membership Percentage equal to or greater than five percent (5%) following such Disposition, such Person shall deliver to the Company a certificate, in a form and substance prescribed by the Board, certifying that it does not and shall not cause NINA Texas 3 or NINA Texas 4, or their affiliates pursuant to applicable affiliate attribution regulations, to violate Section 39.154 of the Texas Public Utility Regulatory Act and Section 25.401 of the Texas Public Utility Commission Substantive Rules.
          (e) Exercise of Cure Rights In Connection with a Failure to Contribute Capital Contributions. Notwithstanding Section 4.2(a), a Member shall Dispose of all of the Membership Units issued to it in exchange for its Capital Contributions pursuant to Section 6.3(a)(i) to the Nonfunding Member that cures its failure to make such Capital Contributions in accordance with Section 6.3(a)(i).
          (f) Encumbrances of Membership Units. A Member may Encumber its Membership Units to a Bona Fide Secured Party, and such secured party in respect of such Encumbrance may foreclose such Encumbrance and exercise other legal remedies in respect of

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such Encumbrance, free of any right of consent of any Member and free of the Preferential Right described in Section 4.3; provided, however, that such secured party and/or any Person that acquires such Membership Units as a consequence of such foreclosure or other exercise of remedies, shall not be entitled to become a Member hereunder with rights under Sections 5.1 and 5.2, unless and until approved by all of the other Members, and any further Disposition of such Membership Units shall thereafter be fully subject to the provisions of this Article IV; provided, further, however, that notwithstanding anything to the contrary in this Agreement, any such secured party and/or Person that acquires such Membership Units as a consequence of foreclosure or other exercise of remedies with respect to an Encumbrance thereon that secures indebtedness under the Toshiba Credit Agreement shall become a Member hereunder with rights under Sections 5.1 and 5.2, without the need for notice or approval of the other Members.
          (g) Notwithstanding anything herein to the contrary, this Section 4.2 (other than Sections 4.2(d) and 4.2(f)) shall not apply to Dispositions of Membership Units as a result of TANE exercising its rights under the Toshiba Credit Agreement and the other Loan Documents.
          4.3 Preferential Purchase Right.
          (a) Preferential Purchase Right. Except for Dispositions of Membership Units permitted in accordance with Section 4.2(b) or as a result of a Change of Control or TANE exercising its rights under the Toshiba Credit Agreement and the other Loan Documents, if a Member at any time proposes to Dispose of all or any portion of its Membership Units in a transaction that complies with the requirements of Section 4.2, then such Member shall promptly give notice of such proposed transaction (the “Disposition Notice”) to the Company and each other Member. The Disposition Notice shall set forth all material terms of the proposed Disposition, including the name and address of the prospective acquirer, the fact that the prospective acquirer has agreed to purchase all or a specified part of the Membership Units owned by the Disposing Member, the price to be paid for such Membership Units, and the other material terms and conditions of the proposed Disposition. Each other Member shall have the preferential right (the “Preferential Right”), exercisable by notice (the “Exercise Notice” and each exercising Member, a “Purchasing Member”) to each other Member on or before the ** Day after the Disposition Notice is given, to acquire, for the same purchase price and on the same terms and conditions as are set forth in the Disposition Notice, such Purchasing Member’s pro-rata portion, based on the Membership Percentages of each Purchasing Member (for purposes of determining such pro-rata portion, including only the Membership Units of the Purchasing Member(s)), of the Membership Units included in such proposed Disposition in accordance with this Section 4.3. If the Purchasing Members fail to exercise their Preferential Right to purchase all of the Membership Units included in such proposed Disposition within such ** Days, the Disposing Member shall give the Purchasing Members a second notice of the proposed Disposition of the Membership Units which were not subscribed for. Unless on or before the ** Day after such second notice, the Purchasing Members have either (i) each elected, by notice to the Disposing Member, to purchase its respective pro-rata share of all of the Membership Units not subscribed for by such other Members or (ii) collectively elected, by

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notice delivered by all Purchasing Members to the Disposing Member, to purchase all of the Membership Units not subscribed for by such other Members, allocated among the Purchasing Members as set forth in such notice, then the Nondisposing Members shall be deemed to have elected not to acquire any Membership Units of the Disposing Member. For purposes of the second election under this Section 4.3(a), the pro-rata share of the Purchasing Members shall be determined including only the Membership Percentages of the Purchasing Member(s) participating in such second election. A Member that fails to exercise a Preferential Right during the applicable periods set forth in this Section 4.3(a) shall be deemed to have waived such Preferential Right with respect to the Disposition described in such Disposition Notice, but not any future Preferential Right with respect to any other Disposition described in any other Disposition Notice.
          (b) Closing following Exercise Notice. If the Purchasing Members exercise the Preferential Right to acquire all of the Membership Units described in the Disposition Notice, the closing of the purchase of the Membership Units of the Disposing Member specified in such Disposition Notice shall occur at the principal place of business of the Company on or before the ** Day after the date on which the Disposition Notice is given (or if regulatory approvals are required, such as the prior written consent of the NRC or the DOE, on or before the ** Day after the date on which all such approvals are obtained), unless the Disposing Member and the Purchasing Members agree upon a different place or date. At the closing, (i) the Disposing Member shall execute and deliver to each Purchasing Member (A) an assignment of the Membership Units being transferred to such Purchasing Member, in form and substance reasonably acceptable to such Purchasing Member, containing a general warranty of title as to such Membership Units (including that such Membership Units are free and clear of all Encumbrances) and (B) any other instruments reasonably requested by such Purchasing Member to give effect to the purchase; and (ii) such Purchasing Member shall deliver to the Disposing Member in immediately available funds its pro-rata portion, based on the Membership Units actually being purchased by each Purchasing Member, of the purchase price for the Membership Units included in such proposed Disposition as set forth in the Disposition Notice.
          (c) Failure to Exercise. If no Member timely delivers an Exercise Notice (or if the Purchasing Members do not exercise the Preferential Right to acquire all of the Membership Units described in the Disposition Notice), then the Disposing Member shall have the right, subject to compliance with the provisions of this Article IV, to Dispose of all of its Membership Units or the portion thereof specified in the Disposition Notice on or before the ** Day after the date the Disposition Notice was given to the proposed Assignee strictly in accordance with the terms of the Disposition Notice (or if regulatory approvals are required, such as the prior written consent of the NRC or the DOE, on or before the ** Day after the date on which all such approvals are obtained). If, however, the Disposing Member fails to so Dispose of such Membership Units on or before such ** Day (or if regulatory approvals are required, such as the prior written consent of the NRC or the DOE, on or before the ** Day after the date on which all such approvals are obtained), the proposed Disposition shall again become subject to the Preferential Right.

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          4.4 IPO. The Members agree to cooperate in all reasonable respects to effect an IPO if duly approved by a Required Manager Approval, including executing such documents and agreements as shall reasonably be required to restructure or convert the Company in anticipation of an IPO.
          4.5 Remedies. The Members agree that a breach of the provisions of this Article IV may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions and (b) the uniqueness of the Company business and the relationship between the Members. Accordingly, the Members agree that the provisions of this Article IV may be enforced by specific performance.
ARTICLE V
MANAGEMENT
          5.1 Managers.
          (a) Delegation of Authority. Except with respect to matters that this Agreement expressly requires be decided by the Members, the management of the Company is fully vested in and is hereby delegated to a board (the “Board”) of managers appointed by the Members in accordance with this Section 5.1 (each, a “Manager”). Decisions or actions taken by the Board in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member and the Company. In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, the Board shall have, and each Member hereby delegates to the Board, full power and authority to do all things on such terms as it may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company and to operate, or cause to be operated, the properties and assets of the Company, including: (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, Indebtedness for Borrowed Money and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; (iii) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; (iv) the negotiation, execution and performance of any contracts, conveyances or other instruments; (v) the distribution of Company cash or other property; (vi) the selection, engagement and dismissal of Officers or employees, if any, and agents, attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (vii) the maintenance of insurance for the benefit of the Company; (viii) the acquisition or disposition of assets in the ordinary course of business; (ix) the formation of, or acquisition of an interest in, or the contribution of property to, any Person; (x) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xi) the indemnification of any Person against liabilities and

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contingencies to the extent permitted by Law and this Agreement; (xii) the voting of equity interests of the Company in any other Person; and (xiii) the approval of operating budgets and capital expenditure budgets.
          (b) Appointment; Authority.
          (i) Each Member shall have the right to appoint one (1) Manager, but only for so long as such Member has or is deemed to have the Minimum Threshold Percentage, and shall have the right to remove, replace, and/or reappoint each such Manager appointed by it at any time and from time to time by notice to the other Members, which appointment, removal, replacement, or reappointment may be effective simultaneously with the giving of such notice, or prospectively (but not retroactively).
          (ii) Each Manager shall be duly constituted as the authorized representative and agent of its appointing Member for purposes of exercising the rights, power and duties of such Member hereunder and each Manager shall have the right to vote and take action by written consent on behalf of the Member that nominated such Manager.
          (iii) Notwithstanding anything else herein to the contrary, no Manager shall be deemed to be a “manager” for purposes of or pursuant to Sections 18-305(a) or (c) of the Act.
          (c) Voting. (i) The Manager appointed by a Member shall have a voting percentage (“Voting Percentage”) on the Board equal to the Membership Percentage of the Member that appointed such Manager. Except as specified in Article IV, Section 5.1(e) or Section 5.1(f), all decisions of the Board shall only require the affirmative vote or written consent of one (1) or more Managers having ** of the aggregate Voting Percentages. Upon the exclusion of a Manager from a vote or written consent of the Board pursuant to Sections 4.2(a), 4.2(b), 4.2(c), 4.2(d), 5.1(f), 5.8 or 6.3(b), the Voting Percentage of such excluded Manager shall be disregarded and a majority of the aggregate Voting Percentages necessary for an affirmative vote or written consent shall be determined solely based on the Voting Percentages of the Manager(s) not excluded therefrom.
          (d) **.
          (i) Notwithstanding anything in this Agreement to the contrary, the Board shall not take or cause the Company to take any of the following actions unless such action shall have been approved by **:
          (A) incur, or permit any Subsidiary to incur, any Indebtedness for Borrowed Money from any Member or any Affiliate of a Member (other than intercompany borrowings among NINA Investments LLC, NINA Texas 3 or NINA Texas 4), unless all Members are offered the option to provide such

**	This portion has been redacted pursuant to a confidential treatment request.

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Indebtedness for Borrowed Money pro-rata in accordance with their Membership Percentages;
          (B) (1) other than pursuant to Section 3.2 or in connection with an IPO approved pursuant to Section 5.1(e)(i)(A), amend this Agreement or any other organizational document of the Company defining the rights and obligations of the Members, including with respect to voting rights, management or Control rights and dispute resolution, in a manner that adversely and disproportionately impacts any Member or (2) permit any Subsidiary to amend any comparable organization document of such Subsidiary in a manner that adversely and disproportionately impacts any Member;
          (C) change the rights of the Board to approve items set forth in Section 5.1(e);
          (D) change the rights of the Members to appoint Managers to the Board;
          (E) permit any Subsidiary to issue, award, grant or sell, or authorize the issuance, award, grant or sale of, any equity interests, any securities or interests convertible into or exercisable or exchangeable for any such equity interests, or any rights, warrants or options to acquire, any such equity interests, except for any pledge of any equity interests of any Subsidiary in connection with any Indebtedness for Borrowed Money permitted or approved under Section 5.1.(e)(ii)(B) or not otherwise precluded under this Agreement; and
          (F) permit any Subsidiary to, directly or indirectly, Dispose of all or any portion of its ownership or equity interests in another Subsidiary.
          (ii) The requirement for the approval of the Members of the matters specified in Section 5.1(d)(i) is herein referred to as the “Required Member Approval”.
          (e) Required Manager Approval.
          (i) Notwithstanding anything in this Agreement to the contrary (subject to Section 5.1(f)), the Company shall not take any of the following actions unless such action shall have been approved by the affirmative vote or written consent of each Manager representing a Member having or deemed as having **:
          (A) conduct, or permit any Subsidiary to conduct, an initial public offering (an “IPO”) of the equity interests of such Person or any successor entity to such Person (including by conversion);
          (B) other than in connection with an IPO, approve a merger, acquisition, corporate split or any other similar transaction of the Company with

**	This portion has been redacted pursuant to a confidential treatment request.

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or into another Person or any sale of all or substantially all of the Company’s or any Subsidiary’s assets or the conversion of the Company or any Subsidiary from a limited liability company to any other business entity;
          (C) directly or indirectly, including through any Subsidiary, carry on any business other than the business permitted by Section 2.4;
          (D) increase the Capital Account of any Member without a contribution of a proportionate amount of cash or property by such Member, except as provided in Section 6.5 and 7.3;
          (E) approve any capital transaction with any Member or any other Person including accepting any Capital Contributions or issuing, selling, granting, repurchasing or redeeming any Membership Units or any securities or rights convertible into, exchangeable or exercisable for any Membership Units (except in accordance with Capital Calls);
          (F) enter into, or permit any Subsidiary to enter into, any Affiliate Contract, including for any acquisition by the Company or any Subsidiary of another entity or any equity interest in another entity that is an Affiliate of any Member, that is not either (1) expressly permitted by this Agreement or the TEPCO Investment Agreement or (2) on terms and conditions no less favorable to the Company or such Subsidiary than those that would be applicable in comparable transactions between independent parties acting at arm’s length, or amend any such Affiliate Contract in a manner that is not consistent with arm’s length terms; provided, however, that this Section 5.1(e)(i)(F) shall not apply to any Affiliate Contract with an Affiliate of NINA or the TEPCO Member that becomes a subcontractor to TANE under the EPC Contract so long as (x) such Affiliate becomes a subcontractor pursuant to a transparent and competitive bidding process under the EPC Contract and (y) there is full disclosure of any Affiliate relationship among the Members;
          (G) approve any changes to the tax status of the Company as a partnership for U.S. federal income tax purposes other than in connection with an IPO approval under Section 5.1(e)(i)(A);
          (H) (1) other than in any non-public communication with any Governmental Authority, announce, or permit any of its Subsidiaries to announce, that such Person is no longer pursuing the development of STP 3 or STP 4, (2) cease, or permit any Subsidiary to cease, to be actively engaged in pursuing the development of the Project for a period of one (1) year in the absence of the exercise of a suspension right under the EPC Contract or for a period of one (1) year after the expiration of any suspension period under the EPC Contract; or (3) terminate, or permit any Subsidiary to terminate, the EPC Contract other than due to a default by TANE;

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          (I) liquidate or dissolve the Company or any Subsidiary, except following the sale of all or substantially all of such Person’s assets, or wind up, liquidate, dissolve or cancel any material project or material line of business of the Company or any Subsidiary; and
          (J) (1) other than pursuant to Section 3.2 or in connection with an IPO approved pursuant to Section 5.1(e)(i)(A), amend this Agreement or any other organizational document of the Company defining the rights and obligations of the Members, including with respect to voting rights, management or Control rights and dispute resolution, or (2) permit any Subsidiary to amend any comparable organization document of such Subsidiary.
          (ii) Notwithstanding anything in this Agreement to the contrary, the Company shall not take any of the following actions unless such action shall have been approved by **:
          (A) appoint and remove the independent auditors of the Company;
          (B) incur, or permit any Subsidiary to incur, any Indebtedness for Borrowed Money in excess of ten million dollars ($10,000,000) per borrowing (but not including requirements for parent support of project companies that are customary in limited recourse project financings) or enter into any swap or other derivative transaction, in each case, other than in the ordinary course of business or as set forth in the then applicable Multi-Year Budget or in connection with any financing commitment or financing by JBIC or loan guarantee commitment by DOE or credit insurance from NEXI;
          (C) other than in connection with any Indebtedness for Borrowed Money permitted or approved pursuant to Section 5.1(e)(ii)(B) or not otherwise precluded under this Agreement, create, or permit any Subsidiary to create, security over all or substantially all of the assets of the Company or such Subsidiary, except as provided in the then applicable Multi-Year Budget;
          (D) approve, or permit any Subsidiary to approve, a lease, acquisition or disposition of assets, or investment (including the acquisition or disposition of any material equity interest in another entity) by the Company or such Subsidiary in excess of ** of the total gross expenditures in the annual budget for the applicable year, except as provided in the then applicable Multi-Year Budget;
          (E) commence any material litigation involving the Company or settle any litigation involving the Company for cash in excess of ten million dollars ($10,000,000) or settle any material litigation involving the Company for a

**	This portion has been redacted pursuant to a confidential treatment request.

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non-cash settlement or cause the same with respect to any litigation involving any Subsidiary;
          (F) form any new Subsidiary;
          (G) approve any Multi-Year Budgets or any increase in costs identified in the Multi-Year Budget that amount to a variation in the Initial Multi-Year Budget or the then applicable Multi-Year Budget in excess of **;
          (H) make, or permit any Subsidiary to make, a charitable donation to any Person in excess of one hundred thousand dollars ($100,000) except as set forth in the then applicable Multi-Year Budget;
          (I) make, or permit any Subsidiary to make, any material modification to the financial or tax accounting methods, practices, policies and procedures adopted by the Company or such Subsidiary, including any change to the Company’s or such Subsidiary’s annual accounting or period, except as may be required by a change in GAAP or applicable Law;
          (J) make any Capital Calls, except as provided in the then applicable Multi-Year Budget and other than in respect of any increase in costs identified in the Multi-Year Budget that amount to a variation in the then applicable Multi-Year Budget in excess of **;
          (K) other than in connection with routine waivers or change orders, engage, amend, modify in any material respect or terminate any contract of the Company or any Subsidiary involving **;
          (L) make or declare dividends or distributions to the Members, other than as provided in the then applicable Multi-Year Budget;
          (M) adopt or materially amend, or permit any Subsidiary to adopt or materially amend, any plans or policies in respect of the Company’s or such Subsidiary’s employee or director remuneration, employment terms, incentive arrangements or retirement benefits; and
          (N) institute or cause to be instituted any proceeding for a voluntary bankruptcy or approve any such proceeding by any third party, of the Company or any Subsidiary.
          (iii) The requirement for the approval of the Managers of the matters specified in Sections 5.1(e)(i) and 5.1(e)(ii) is herein referred to as the “Required Manager Approval”.

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          (f) Voting Regarding Nuclear Safety, Security and Reliability. The Manager(s) appointed by the U.S. owned and controlled Member(s) shall have a casting (deciding) vote (acting by the affirmative vote or written consent of one or more Managers, other than the Manager(s) appointed by the non-U.S. owned or controlled Member(s), having a majority of the aggregate Voting Percentages in accordance with Section 5.1(c)) on the following matters:
          (i) any matter that, in view of U.S. laws or regulations, requires or makes it reasonably necessary to assure U.S. control;
          (ii) any matter relating to nuclear safety, security or reliability, including, but not limited to, the following matters:
          (A) implementation or compliance with any NRC generic letter, bulletin, order, confirmatory order or similar requirement issued by the NRC;
          (B) prevention or mitigation of a nuclear event or incident or the unauthorized release of radioactive material;
          (C) placement of the plant in a safe condition following any nuclear event or incident;
          (D) compliance with the AEA, the Energy Reorganization Act, or any NRC rule;
          (E) the obtaining of or compliance with a specific license issued by the NRC and its technical specifications; and
          (F) compliance with a specific Final Safety Analysis Report, or other licensing basis document;
          (iii) any decision relating to NRC regulatory strategy or the relationship with the NRC which concerns matters covered under subsections 5.1(f)(i) or 5.1(f)(ii);
          (iv) any other issue reasonably determined by the Manager(s) appointed by the U.S. owned and controlled Member(s), in their prudent exercise of discretion to be an exigent nuclear safety, security or reliability issue; and
          (v) staffing of key executive officer positions of the Company.
          (g) Meetings. The Board shall use reasonable efforts to have quarterly meetings on or about the same date as the quarterly board meetings held by NINA, and NINA will provide the other Members with notice of any quarterly Board meeting not less than five (5) Business Days prior to the date of such Board meeting. Special meetings of the Board may be called by any Manager on five (5) Business Days’ notice to each Member. Meetings of the Board may be held telephonically or using any other medium in which each meeting participant can hear the other meeting participants. On any matter that is to be voted on, consented to or approved by the Board, the Board may take such action without a meeting, without prior notice

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and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the Managers having not less than the minimum Voting Percentage that would be necessary to authorize or take such action at a meeting at which all Managers entitled to vote thereon were present and voted; provided, that the non-consenting Managers shall be given prompt notice after the requisite number of Managers sign such consent.
          5.2 Officers.
          (a) The Board shall designate a chief executive officer (the “Chief Executive Officer”), who shall have the authority and perform duties customarily associated with such title. The Chief Executive Officer may designate one or more other natural persons to be other Officers of the Company, subject to Board approval, and any such Officers so designated shall have such titles and, subject to the other provisions of this Agreement, have such authority and perform such duties as the Chief Executive Officer may delegate to them and shall serve at the pleasure of the Board. In addition to or in lieu of Officers, the Board may authorize any person to take any action or perform any duties on behalf of the Company (including any action or duty reserved to any particular Officer) and any such person may be referred to as an “authorized person.” An employee or other agent of the Company shall not be an authorized person unless specifically appointed as such by the Board.
          (b) The TEPCO Member shall have the right to designate, and the Board shall appoint such designees, Officers or other management personnel of the Company (other than key executive officer positions to be approved in accordance with Section 5.1(f)(v)) as reasonably requested by the TEPCO Member.
          5.3 Multi-Year Budget.
          (a) The Members of the Company acknowledge and agree to the multi-year budget attached hereto as Exhibit C (the “Initial Multi-Year Budget”).
          (b) No later than ** Days prior to the end of the Fiscal Year which is the last year in the then current budget, the Board shall prepare (or cause to be prepared) a multi-year budget **; provided, however, that if such end of the Fiscal Year occurs prior to STP 3 and 4 COD, then the Board shall prepare (or cause to be prepared) a multi-year budget for **. Such multi-year budget shall be approved by Required Manager Approval under Section 5.1(e)(ii); provided, that if a multi-year budget is not approved by Required Manager Approval, the current multi-year budget shall remain in effect pending resolution of the matter pursuant to Article X. The multi-year budget shall be updated on a quarterly basis or at such other times as may be determined by the Board. Each multi-year budget shall include the information set forth in Exhibit C attached hereto. Each multi-year budget approved by the Board, as the same may be amended from time to time pursuant to this paragraph, is referred to herein as a “Multi-Year Budget”.
          (c) The Company and the Subsidiaries may make any expenditures that are consistent with the Multi-Year Budget.

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          5.4 Limitation on Authority. No Member or Manager in its capacity as such shall have the authority or power to bind the Company or to take any action on behalf of the Company, or to incur any expenditures, debt, liabilities or obligations on behalf of the Company. No Officer shall have the authority to bind the Company or to take any action on behalf of the Company except pursuant to authorization granted by the Board.
          5.5 Waiver of Fiduciary Duties; Discretion of Managers. No Member in its capacity as such shall owe any fiduciary or other similar duties under applicable Law (including any duty of loyalty, duty of care, or duty of good faith and fair dealing) to the Company or the other Members. The Members acknowledge and agree that the foregoing is intended to comply with the provisions of the Act (including Section 18-1101 of the Act) permitting members of a limited liability company to eliminate fiduciary duties. Each Manager shall be entitled to exercise his or her voting and other rights as a Manager in his or her sole discretion and shall be free to consider solely the interests of the Member appointing such Manager in exercising such rights. The Company and each Member hereby expressly and irrevocably waives, to the fullest extent permitted by applicable Law, all fiduciary and other similar duties under applicable Law of each other Member with respect to its exercise or failure to exercise any voting or other rights hereunder or under the Certificate, and agrees that it shall not raise any claim or action against any such other Member based on a breach or alleged breach of any fiduciary or other similar duties under applicable Law. Except as expressly provided herein, no conflict of interest with the Company shall prevent a Member from exercising its voting rights under this Agreement or under the Certificate. Each Member hereby agrees to ratify, in its capacity as holder of Membership Units, any action or inaction resulting from such exercise of, or failure to exercise, such voting or other rights.
          5.6 Limitation of Liability of Managers and Officers; Indemnity. To the fullest extent permitted under the Act and applicable Law, the Managers and Officers shall not be liable to the Company or any Member for any act or omission, and the Company shall indemnify the Managers and Officers against and save each Manager and Officer harmless from any liability incurred by such Manager or Officer, in connection with (a) the performance by such person of his or her duties as a Manager or Officer of the Company or (b) any action based on any act performed or omitted to be performed by any such person in connection with the business of the Company, including attorneys’ fees incurred by such person in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws; provided, however, that no Manager or Officer shall be exculpated or indemnified from any liability for fraud, intentional misconduct, bad faith or gross negligence. The Company’s payment of such attorney’s fees as incurred shall be subject to the Manager’s or Officer’s obligation to repay all such amounts if such Manager or Officer is ultimately determined not to be entitled thereto pursuant to this Section 5.6.
          5.7 Other Business Ventures; Non-Compete.
          (a) Non-Compete. **.

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          (b) Enforcement; Remedies. The Members agree that the provisions of this Section 5.7 are necessary (i) to further the purposes, business and activities of the Company and (ii) to protect confidential and proprietary information regarding the Company to which the Members will have access pursuant to this Agreement. The Members agree that no adequate remedy at law exists for a breach of any of the provisions of this Section 5.7, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach or threatened breach of any of the provisions of this Section 5.7 and to specific performance of their rights hereunder, as well as to any other remedies available at Law or in equity.
          5.8 Enforcement of NINA Contribution Agreement and TEPCO Investment Agreement. Notwithstanding anything to the contrary in this Agreement, the Members agree that the Members other than (i) NINA, with respect to the NINA Contribution Agreement and (ii) the TEPCO Member, with respect to the TEPCO Investment Agreement, acting by majority vote based on their respective Membership Percentages, shall have the right **. Such right shall include **.
          5.9 Indemnification for Breach of Agreement. Each Member (a “Breaching Member”) shall indemnify, protect, defend, release and hold harmless each other Member and its Affiliates and each of their respective officers, directors, employees, representatives, attorneys and agents (the “Indemnified Persons”) from and against any Claims asserted by or on behalf of any Person (including another Member) that arise out of, relate to or are otherwise attributable to, directly or indirectly, a breach by such Breaching Member of this Agreement.
          5.10 Termination of Management Rights. Notwithstanding anything in this Agreement to the contrary, no Member shall have the right to appoint any Managers pursuant to Section 5.1 unless such Member has or is deemed to have the Minimum Threshold Percentage. If at any time a Member no longer has or is deemed to no longer have the Minimum Threshold Percentage, any Managers appointed by such Member shall be automatically removed from their positions without further notice or procedure, and any further actions of such Managers shall be null and void.
          5.11 Enforcement of Affiliate Contracts. In the event that the Company or any Subsidiary, on the one hand, is party to an agreement (an “Affiliate Contract”) with a Member or an Affiliate thereof (not including the Company or any Subsidiary), on the other hand, the Company shall, and shall cause such Subsidiary to, take all actions necessary to enforce its rights under such Affiliate Contract and otherwise administer the terms of such Affiliate Contract as if such Affiliate Contract was an agreement entered into by independent parties acting at arm’s length, including with respect to such matters as consent to assignment, declaration of defaults and termination events, declarations of early termination dates, suspension of performance, enforcement of remedies, termination and material amendments.

**	This portion has been redacted pursuant to a confidential treatment request.

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          5.12 Corporate Opportunities. Neither the Company nor any Member shall have any expectation or interest in any business opportunity that is presented to any of the Members or any of their respective officers, directors or employees or the Manager appointed thereby, unless, in the case of any such Person who is a Manager or Officer, such business opportunity is expressly offered to such Person in his or her capacity as a Manager or Officer.
          5.13 Non-Solicitation. From and after the Effective Date through the date such Member no longer owns any Membership Units, no Member shall, directly or indirectly, solicit, induce, encourage or attempt to persuade any employee of the Company, any Subsidiary or the Members (a) to leave his or her employment with the Company, any Subsidiary or the Members in order to become an employee, consultant or independent contractor to or for any other Person or (b) to terminate or adversely modify such employee’s relationship with the Company, any Subsidiary or the Members provided, however, that this Section 5.13 shall not restrict an employer from publishing or posting open positions in the course of normal hiring practices that are not specifically sent to, or do not specifically target, employees of the Company, the Subsidiaries or the Members.
          5.14 Non-Discrimination Policy. The Members acknowledge that U.S. law and policy may require that certain future activities of the Company and the Subsidiaries remain under the control and management of U.S. citizens and direct that the Company at all times comply with such foreign ownership, control or influence limitations as have been established by U.S. law, regulation or agreement with any Governmental Authority. Without in any way diminishing the foregoing, it shall be the policy of the Company to endeavor, to the maximum extent possible consistent with the foregoing, to permit the involvement of Officers and other personnel (who may all be Japanese nationals) appointed, seconded, assigned or nominated by the TEPCO Member or any of its Affiliates, in accordance with this Agreement, to a position with the Company or any Subsidiary, without regard to race, nationality or citizenship.
ARTICLE VI
CAPITAL CONTRIBUTIONS
          6.1 Initial Capital Contributions. Pursuant to the NINA Contribution Agreement, NINA has contributed to the Company the NINA Initial Contribution. On or prior to the Effective Date, pursuant to the TEPCO Investment Agreement, the TEPCO Member has contributed to the Company the TEPCO Contribution and paid the Option Premium to the Company.
          6.2 Subsequent Capital Contributions.
          (a) In General. Other than pursuant to Capital Calls (defined below) or as specified in the NINA Contribution Agreement or the TEPCO Investment Agreement, no Member shall be entitled to or obligated to make any contributions to the capital of the Company or to provide any guarantees of the Company’s or any Subsidiary’s obligations.
          (b) Capital Calls. The Company will have the right from time to time and at any time by notice to the applicable Members to call for the Members to make contributions to

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the capital of the Company in a stated amount (each such call, a “Capital Call”); provided, however, that, if (i) subject to Section 5.1(e)(ii)(J), the Company fails to issue or make a Capital Call as a result of which the Company breaches or is in default under any of the contracts set forth on Schedule 6.2(b)1 or other contracts approved in accordance with Section 5.1(e)(ii)(K) or fails or is unable to meet its payment or other obligations under any such contract or (ii) the Majority Member or any of its Affiliates announces that it will no longer fund or pursue the development of STP 3 or STP 4 and thereafter the Company ceases making Capital Calls with respect to such Unit, then the Members other than the Majority Member shall have the right to cause the Company to issue or make a Capital Call. Capital Calls shall be made to all Members, and each Member may (but shall not be obligated to), on or before the ** Day after such Capital Call, pay to the Company in cash such Member’s Membership Percentage of the amount for which the Capital Call is made. For the avoidance of doubt, no new Membership Units shall be issued in connection with a Capital Call if all Members elect to make their respective pro-rata share of contributions in response to a Capital Call pursuant to this Section 6.2(b).
          6.3 Failure to Contribute Capital Contributions.
          (a) Dilution. If any Member (including the Majority Member) elects not to make a contribution in response to a Capital Call by the ** Day after such Capital Call (such Member, a “Nonfunding Member”), then the other Members shall have the right:
          (i) to make, or to cause their respective Wholly Owned Affiliates that are as creditworthy as the applicable Member (as reasonably determined by each other Member) to make, such contribution pro-rata in accordance with their respective Membership Percentages to the capital of the Company (with the result that the Membership Units of the Members will be proportionately adjusted based on the Capital Contributions); provided, however, that such Nonfunding Member shall have the right to cure any failure to contribute at any point prior to the contribution by the other Members or their respective Wholly Owned Affiliates described in this clause (i) or thereafter by repaying in full the other Members or their respective Wholly Owned Affiliates who have made contributions pursuant to this clause (i) by the earlier of (x) the date of issuance of the next Capital Call and (y) the admission of a new Member to the Company pursuant to Section 6.3(a)(ii), and upon such cure the rights described in this clause (i) shall be of no further effect unless and until a subsequent failure to make a contribution in response to a Capital Call occurs; and
          (ii) subject to the restrictions on Dispositions in Section 4.2, on or after the ** day after such Capital Call, to admit any third-party Person(s) to the Company as a new Member(s) to make a contribution in response to such Capital Call (with the result that the Membership Units of the Members will be proportionately adjusted based on the Capital Contributions) and upon such admission, the Nonfunding Member shall lose any

[1]	Note to draft: Schedule to include the Major Contracts set forth on Schedule 5.15(a) of the Investment Agreement and the Toshiba Credit Agreement.

**	This portion has been redacted pursuant to a confidential treatment request.

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right to cure such failure to contribute; provided, however, that any such contribution by such Person shall only be to the extent of the shortfall in the Capital Call resulting from the election by the Nonfunding Member not to make a contribution in response to such Capital Call and in the event such Person elects to make a contribution to the capital of the Company in excess of such shortfall, any Membership Units issued or sold in respect of such excess shall be subject to the provisions of Section 3.8.
          (b) Voting Rights. In addition to Section 6.3(a), if a Nonfunding Member does not cure a failure to make a contribution in response to a Capital Call within the time period set forth in Section 6.3(a)(i), then unless and until such time as such Nonfunding Member elects to make or resumes making contributions in response to a subsequent Capital Call (in which case all of the voting rights of the Manager appointed by such Nonfunding Member removed pursuant to this Section 6.3(b) shall be restored, subject to any dilution in Voting Percentages that may have been effected in accordance with this Agreement), the Manager(s) appointed by such Nonfunding Member shall not have the right to direct the Company with respect to (i) all actions and decisions of the Company requiring the affirmative vote or written consent of one (1) or more Managers having a majority of the aggregate Voting Percentages pursuant to Section 5.1(c) and (ii) the matters specified in Sections 5.1(e)(i) and Section 5.1(e)(ii), and the Manager appointed by such Nonfunding Member shall be excluded from any vote or written consent of the Board on such actions, decisions or matters; provided, however, that the Manager appointed by such Nonfunding Member shall not be excluded from voting on the matters specified in Section 5.1(e)(i) for so long as such Nonfunding Member has a Membership Percentage equal to or greater than **; and provided, further, that the Manager appointed by such Nonfunding Member shall not be excluded from voting on the matters specified in Section 5.1(e)(ii) for so long as such Nonfunding Member has a Membership Percentage greater than **; and provided, further, however, the Manager appointed by the Majority Member shall not be excluded from voting on the matters specified in Section 5.1(e)(ii) for so long as the Membership Percentage of such Majority Member is greater than **. For the avoidance of doubt, such Nonfunding Member shall not be excluded from voting on the matters specified in Section 5.1(d)(i) at any time for so long as such Nonfunding Member owns any Membership Units and remains a Member of the Company.
           6.4 Return of Contributions. Except as provided in Section 7.2, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Accounts or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.
           6.5 Capital Accounts.2 A Capital Account shall be established and maintained for each Member owning Membership Units in accordance with current and

**	This portion has been redacted pursuant to a confidential treatment request.

[2]	Note to draft: Capital Account balances to be confirmed. To initially be in a 90:10 ratio at the Initial Closing.

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proposed Treasury Regulation Section 1.704-1(b)(2)(iv). In connection with the contribution by NINA to the Company of the NINA Initial Contribution, NINA’s Capital Account has been credited with a contribution to the capital of the Company equal to $[•]. In connection with the contribution by the TEPCO Member to the Company of the TEPCO Contribution, the TEPCO Member’s Capital Account has been credited with a contribution to the capital of the Company equal to $[•]. Each Member’s Capital Account shall be increased by the amount of money contributed by that Member to the Company, the fair market value of property contributed by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and allocations to that Member of income and gain (or items thereof) of the Company, including income and gain exempt from tax and income and gain described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treasury Regulation Section 1.704-1(b)(4)(i), and shall be decreased by the amount of money distributed to that Member by the Company, the fair market value of property distributed to that Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), allocations to that Member of expenditures of the Company described (or treated as described) in Section 705(a)(2)(B) of the Code, and allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding items of loss or deduction described in Treasury Regulation Sections 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii). The Members’ Capital Accounts shall also be maintained and adjusted (and the items allocated pursuant to Section 7.4 will be calculated) as permitted by the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) (including in connection with each issuance of Membership Units) and as required by the other provisions of Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(g). A Member shall have a single Capital Account that reflects all Membership Units held by such Member, regardless of the time or manner in which such Membership Units were acquired. Upon the Disposition of all or a portion of the Membership Units owned by a Member, the Capital Account of the Disposing Member that is attributable to such Membership Units shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).
ARTICLE VII
DISTRIBUTIONS AND ALLOCATIONS
          7.1 Tax Distributions. Prior to making distributions pursuant to Section 7.2, on each Tax Distribution Date, the Company shall, subject to the availability of funds as determined by the Board, distribute to each Member in cash an amount equal to such Member’s Assumed Tax Liability, if any. “Tax Distribution Date” means any date that is two (2) Business Days prior to the date on which estimated income tax payments are required to be made by a U.S. corporate calendar year taxpayer and each due date for the income tax return of a U.S. corporate calendar year taxpayer (without regard to extensions). “Assumed Tax Liability” means an amount calculated with respect to each Member (or in the case of a pass-through entity for U.S. federal income tax purposes, such Member’s beneficial owners) equal to (a) the cumulative amount of federal, state and local income taxes (including any applicable estimated taxes)

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, determined taking into account the character of income and loss allocated as it affects the applicable tax rate, that the Board estimates would be due from such Member (or in the case of a pass-through entity for U.S. federal income tax purposes, such Member’s beneficial owners) as of such Tax Distribution Date, (i) assuming such Member (or in the case of a pass-through entity for U.S. federal income tax purposes, such Member’s beneficial owners) earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member (or in the case of a pass-through entity for U.S. federal income tax purposes, such Member’s beneficial owners) pursuant to Section 7.3, (ii) after taking proper account of loss carryforwards resulting from losses allocated to the Members (or in the case of a pass-through entity for U.S. federal income tax purposes, such Member’s beneficial owners) by the Company, to the extent not taken into account in prior periods, and (iii) assuming that such Member (or in the case of a pass-through entity for U.S. federal income tax purposes, such Member’s beneficial owners) is subject to tax at the highest income tax rates applicable to such Member (or in the case of a pass-through entity for U.S. federal income tax purposes, such Member’s beneficial owners), reduced by (b) all previous distributions made to such Member pursuant to this Section 7.1. If on a Tax Distribution Date there are not sufficient funds on hand to distribute to each Member the full amount of such Member’s (or in the case of a pass-through entity for U.S. federal income tax purposes, such Member’s beneficial owners’) Assumed Tax Liability, such distributions shall be made pro-rata basis among the Members in accordance with their Membership Percentages. Distributions pursuant to this Section 7.1 shall be treated as an advance distribution under Section 7.2 and shall offset future distributions that such Member would otherwise be entitled to receive pursuant to Section 7.2.
          7.2 Distributions. The Board may from time to time distribute to the Members such amounts as the Board may determine from the funds on hand of the Business, after the payment of all then-due obligations of the Company relating to the Business and the establishment of reasonable reserves for such Business’s liabilities, obligations, working capital and other anticipated needs, to the extent the Board determines that the Company is not restricted by contract or Law from making a distribution to the Members from such funds. Such funds shall be distributed pro-rata among the Members in accordance with their Membership Percentages.
          7.3 Allocations. For purposes of maintaining Capital Accounts, income, gain, loss and deduction of the Company shall be allocated as follows:
          (a) General Allocations. For each taxable year of the Company (including the taxable year in which the dissolution or liquidation of the Company occurs), items of income, gain, loss and expense shall be allocated among the Members during such taxable year in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such taxable year to equal:
          (i) the distribution (if any) that such Member would receive if, on the last day of the taxable year, (x) all the assets were sold for cash equal to their Book Values, taking into account any adjustments thereto for such taxable year, (y) all liabilities were satisfied in cash according to their terms (limited, with respect to each Nonrecourse Liability, to the Book Value of the assets securing such liability), and (z) the

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net proceeds thereof (after satisfaction of such liabilities) and any cash on hand were distributed pursuant to Section 7.2, minus
          (ii) the sum of (x) the amount, if any, which such Member is obligated to contribute to the capital of the Company, (y) such Member’s share of the Company Minimum Gain determined pursuant to Treasury Regulation Section 1.704-2(g), and (z) such Member’s share of Member Nonrecourse Debt Minimum Gain determined pursuant to Treasury Regulation Section 1.704-2(i)(5).
          (b) Special Allocations. Notwithstanding any other provisions of Section 7.3(a), the following special allocations shall be made for each taxable period:
          (i) Notwithstanding any other provision of this Section 7.3, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(f)(6), (g)(2), and (j)(2)(i). For purposes of this Section 7.3(b)(i), the Capital Account of each Member shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 7.3 with respect to such taxable period. This Section 7.3(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
          (ii) Notwithstanding the other provisions of this Section 7.3 (other than 7.3(b)(i) above), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 7.3(b)(ii), the balance of each Member’s Adjusted Capital Account shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 7.3(b)(ii), other than Section 7.3(b)(i) with respect to such taxable period. This Section 7.3(b)(ii) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
          (iii) Except as provided in Section 7.3(b)(i) and Section 7.3(b)(ii), in the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) in respect of its Membership Units, items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 7.3(b)(i) and Section 7.3(b)(ii).

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          (iv) If any Member has a deficit balance in its Adjusted Capital Account at the end of any Company taxable period, such Member shall be specially allocated items of gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 7.3(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 7.3(b)(iv) have been tentatively made as if this Section 7.3(b)(iv) were not in this Agreement.
          (v) Nonrecourse Deductions attributable to the Company for any taxable period shall be allocated to the Members in accordance with their Membership Percentages.
          (vi) Member Nonrecourse Deductions relating to the Company for any taxable period shall be allocated one hundred percent (100%) to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss. This Section 7.3(b)(vi) is intended to comply with the provisions of Treasury Regulation 1.704-2(i) and shall be interpreted consistently therewith.
          (vii) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.
          (c) Allocations Following Exercise of Option. If the Option is exercised by the TEPCO Member, then the Company shall comply with the allocation rules described in proposed Treasury Regulation § 1.704-1(b)(2)(iv)(s) and shall make subsequent corrective allocations among the Members of income, gain, loss or deduction, described in proposed Treasury Regulation § 1.704-1(b)(4)(x), solely to the extent necessary to take into account any reallocations of Company capital that were required by proposed Treasury Regulation § 1.704-1(b)(2)(iv)(s) (if any).
          7.4 Tax Allocations. For income tax purposes, income, gain, loss, and deduction with respect to property contributed to the Company by a Member or revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Members in a manner that takes into account the variation between the adjusted tax basis of such property and its book value, as required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i), using an allocation method determined by the Tax Matters Member.

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          7.5 Varying Interests. All items of income, gain, loss, deduction or credit allocable to any Membership Units that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning those Membership Units; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the regulations under it.
ARTICLE VIII
TAXES
          8.1 Tax Returns. By April 1 of each year, or as soon thereafter as is practicable, the Company shall furnish each Member for its review an Internal Revenue Service Schedule K-1 and any similar form required for the filing of state or local income tax returns for such Member for such fiscal year. The Company shall prepare and timely file all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its tax and information returns.
          8.2 Tax Elections. The Company shall make the following elections on the appropriate tax returns: to adopt the calendar year as the Company’s fiscal year; to adopt the accrual method of accounting; if a distribution of the Company’s property as described in Code Section 734 occurs or upon a transfer of Membership Units as described in Code Section 743 occurs, on request by notice from any Member, to elect, pursuant to Code Section 754, to adjust the basis of the Company’s properties; and any other election the Board may deem necessary or appropriate that is otherwise consistent with the provisions of this Agreement. Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement (including Section 2.8) shall be construed to sanction or approve such an election.
          8.3 Tax Matters Member.
          (a) Appointment; Duties. NINA shall be the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Member”). The Tax Matters Member shall take such action as may be necessary to cause, to the extent possible, each other Member to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Member shall inform the Board of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth (5th) Business Day after becoming aware thereof and, within that time, shall forward to the Board copies of all significant written communications it may receive in that capacity. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.
          (b) Settlements. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member, which consent shall not be

31

unreasonably conditioned, withheld or delayed. Any Member that enters into a settlement agreement with respect to any Company item (as described in Code Section 6231(a)(3)) shall notify the other Member of such settlement agreement and its terms within fifteen (15) Days from the date of the settlement.
          (c) Administrative Adjustments. No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within thirty (30) Days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Code Sections 6226, 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.
          (d) Notice of Inconsistent Treatment. If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.
ARTICLE IX
BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS
          9.1 Maintenance of Books. The Company shall keep or cause to be kept at the principal office of the Company, or at such other location approved by the Board, complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of its Members and the Board, and any other books and records that are required to be maintained by applicable Law. The books of account of the Company shall be maintained on the basis of a fiscal year that is the calendar year, maintained on an accrual basis in accordance with GAAP, consistently applied.
          9.2 Reports; Access. The Company shall deliver to each Member the reports and information set forth in this Section 9.2; provided that the Company may refuse to deliver to any such Member any of the reports or other information otherwise required by this Section 9.2 if such Member violates the confidentiality obligations set forth in Section 12.1.
          (a) Annual Reports. As soon as available, and in any event within one hundred twenty (120) Days after the end of each fiscal year, the Company shall deliver (i) a balance sheet of the Company as of the end of such fiscal year and the related statements of operations, members’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited by independent public

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accountants of national recognized standing selected by the Board as fairly presenting the financial condition and results of operations of the Company and as having been prepared in accordance with GAAP applied on a consistent basis and (ii) a written report prepared by the Chief Executive Officer and the Company’s chief financial officer, principal accounting officer or similar accounting officer analyzing the operating and financial results for the Company’s prior year and reporting on any material developments in respect of the ongoing business, operations and prospects of the Company.
          (b) Quarterly Financial Reports. As soon as available, but in any event within sixty (60) Days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Company shall deliver (i) a balance sheet of the Company as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and the related statements of operations, members’ equity and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Chief Executive Officer and the Company’s chief financial officer as fairly presenting the financial condition and results of operations of the Company and as having been prepared in accordance with GAAP applied on a consistent basis and (ii) a written report prepared by the Chief Executive Officer and the Company’s chief financial officer, principal accounting officer or similar accounting officer analyzing the operating and financial results for the Company’s prior quarter and reporting on any material developments in respect of the ongoing business, operations and prospects of the Company.
          (c) Monthly Reports. As soon as available, but in any event on or before the last calendar day of each month, the Company shall deliver a written report prepared by the Chief Executive Officer and Company’s chief financial officer, principal accounting officer or similar accounting officer covering the immediately preceding calendar month and reporting on any material developments in respect of the ongoing business and operations of the Company occurring in such immediately preceding calendar month. In addition, on such day the Company shall also deliver a written report comparing actual general and administrative expenses for such immediately preceding calendar month to budgeted general and administrative expenses for such month as set forth in the Multi-Year Budget.
          (d) Other Reports. The Company shall deliver to each Member the following additional reports: (i) a report of any material accidents resulting in losses to or liabilities of the Company in excess of one million dollars ($1,000,000), as soon as reasonably practicable after the occurrence of each such accident, (ii) a report of any substantial delays in the licensing or construction of STP 3 and 4, (iii) as soon as available, but in any event within forty-five (45) Days after the end of the second and fourth quarters of each Fiscal Year, a report detailing the projected capital requirements for the subsequent six (6) month period and (iv) a report of any changes, events, circumstances or other matters that, individually or in the aggregate, would or would reasonably be expected to have a material adverse effect on the Business, as soon as reasonably practicable after the occurrence of such change, event, circumstance or other matter.
          (e) Access. The Company shall afford, and shall cause the Subsidiaries and its and their respective officers, directors, employees, auditors, counsel and agents to afford, each Member (and the Member’s employees and agents) reasonable access during regular business

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hours and upon reasonable advance notice to the Company’s and the Subsidiaries’ respective officers, directors, employees, auditors, counsel (subject to the preservation of any applicable attorney-client privilege) and agents and to all of the Company’s and the Subsidiaries’ respective properties, books and records, and shall furnish (including the right to copy at such Member’s expense) the Member (and the Member’s respective employees and agents) with all financial, operating and other data and information as such Member may reasonably request for any legitimate business purposes.
          (f) Communication with Lenders. The Company shall cause NINA Investments LLC to use its commercially reasonable efforts to report to each Member all material communications between NINA Investments LLC and its lenders.
          9.3 Bank Accounts. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board or an authorized Officer and shall be made only by check, wire transfer, debit memorandum or other written instruction.
ARTICLE X
DISPUTE RESOLUTION
          10.1 Disputes. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or to the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the Members created by this Agreement (whether extra-contractual in nature, sounding in contract, tort or otherwise, or provided for by federal or state statute, common law or otherwise) (hereafter a “Dispute”) shall be finally resolved by binding arbitration under the Non-Administered Arbitration Rules of the International Institute for Conflict Prevention and Resolution (the “Rules”) then in effect except as modified herein.
          10.2 Negotiation to Resolve Disputes. If a Dispute arises out of or relates to this Agreement, a Member may give notice to all other Members that it intends to initiate the dispute resolution procedures set forth herein. Promptly upon receipt of such notice, each Member that is a party to the Dispute (each, a “Disputing Member”) shall refer such Dispute to a senior executive officer (“SEO”) of such Disputing Member. The SEOs will meet in person or by teleconference as soon as mutually practicable in order to try and resolve the Dispute. If the SEOs are unable to resolve the Dispute on or before the thirtieth (30th) Day after such notice, any Disputing Member may commence an arbitration under this Article X by notifying each other Member (an “Arbitration Notice”).
          10.3 Selection of Arbitrators.
          (a) Three Arbitrators. Any arbitration conducted under this Article X shall be heard by three arbitrators (each an “Arbitrator” and collectively the “Tribunal”) selected in accordance with this Section 10.3. Each Disputing Member and any proposed Arbitrator shall, as soon as practicable, disclose to the other Disputing Members any business, personal or other relationship or affiliation that may exist between any Member and the proposed Arbitrators. The Disputing Members may then object to any of the proposed Arbitrators on the basis of such

34

relationship or affiliation. The validity of any such objection shall be determined according to the Rules.
          (b) Selection of Arbitrators. Except as provided for in this Section 10.3, the Tribunal shall be appointed according to the Rules. In the Arbitration Notice, the Disputing Member requesting arbitration shall nominate one Arbitrator. The Disputing Member named as respondent by the claimant shall nominate one Arbitrator. Within thirty (30) Days of the appointment of the second Arbitrator, the two (2) party-appointed Arbitrators shall appoint a third Arbitrator who shall chair the arbitration. Where the Dispute at issue involves more than two (2) Disputing Members, the International Institute for Conflict Prevention and Resolution (“CPR”) shall provide a list of potential Arbitrators. Within seven (7) Days of receiving this list, each Disputing Member shall provide to CPR a ranking of the potential Arbitrators on such list showing such Disputing Member’s order of preference among such proposed Arbitrators, with any one or more Disputing Members who are Affiliates of one another submitting one common ranked list. The CPR shall then appoint all three Arbitrators as it shall determine in its discretion but taking into account to the extent practical the Disputing Members’ preferences.
          10.4 Conduct of Arbitration. The Tribunal shall expeditiously (and, if practicable, consistent with the Tribunal’s primary responsibility to justly adjudicate the dispute before it, within ** Days after the appointment of the third Arbitrator or as soon thereafter as practicable) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in Washington, D.C. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et. seq. Except as expressly provided to the contrary in this Agreement, the Tribunal shall have the power to gather such materials, information, testimony and evidence as it deems relevant to the Dispute before it (and each Member will provide such materials, information, testimony and evidence requested by the Tribunal, subject to such protective orders as the Tribunal determines necessary for the protection of any information so requested that is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and to grant injunctive relief and enforce specific performance. The Tribunal shall not have the power to award punitive or any other form of indirect or non-compensatory damages, even if such are available under the governing Law and even if a court would otherwise be empowered to avoid this limitation on damages to make such an award. If it deems necessary, the Tribunal may propose to the Disputing Members that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Disputing Members, which shall not be unreasonably withheld. The decision of the Tribunal (which shall be rendered in writing) shall be final, nonappealable and binding upon the Members and may be entered and enforced in any court of competent jurisdiction. Each Member hereby consents to the non-exclusive personal jurisdiction and venue of the Washington, D.C. courts for any proceedings in aid of arbitration under this Section 10.4, including any request for interim or injunctive relief. Notwithstanding the foregoing consent, the Members may nevertheless seek interim or injunctive relief from any court of competent jurisdiction.

**	This portion has been redacted pursuant to a confidential treatment request.

35

          10.5 Arbitration Costs and Expenses. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Tribunal and any experts retained by the Tribunal, shall be borne by the Disputing Member or Disputing Members who is or are the least successful in such process, which shall be determined by the Tribunal by comparing the position asserted by each Disputing Member on all disputed matters taken together to the final decision of the Tribunal on all disputed matters taken together, provided, however, that each Disputing Member shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Tribunal determines that compelling reasons exist for allocating all or a portion of such costs and expenses to the other Disputing Members.
ARTICLE XI
DISSOLUTION, WINDING-UP AND TERMINATION
          11.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”): the approval by the Required Manager Approval and the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. No other event shall cause the dissolution of the Company.
          11.2 Winding-Up and Termination.
          (a) Actions of Liquidator. On the occurrence of a Dissolution Event, the Board shall act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company and its properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:
          (i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last calendar Day of the month in which the dissolution occurs or the final winding up is completed, as applicable;
          (ii) the liquidator shall discharge from the Company funds all of the indebtedness and other debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and
          (iii) all remaining assets of the Company shall be distributed to the Members as follows:
          (A) the liquidator may sell any or all property of the Company, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members pursuant to Section 7.3;

36

          (B) with respect to all property of the Company that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in such Capital Accounts previously would be allocated between the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution in the manner described in Section 7.3; and
          (C) property (including cash) of the Company shall be distributed to the Members in accordance with each Member’s positive Capital Account and such distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) Days after the date of the liquidation).
          (b) Return on Capital Contributions. The distribution of cash or property to a Member in accordance with the provisions of this Section 11.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Units and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against the other Members for those funds.
          11.3 Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in any Capital Account of a Member.
          11.4 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Board (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.
ARTICLE XII
GENERAL PROVISIONS
          12.1 Confidential Information.
          (a) Non-Disclosure; Non-Use. Each Member shall keep confidential (and shall not disclose to any Person) all Confidential Information that is furnished by any other Member or its Affiliates, except that the foregoing restrictions shall not apply to any Confidential Information that (i) is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Member or its Affiliates in contravention of this Agreement, (ii) as to any Member, was known, free of any obligation of confidentiality, by such Member or its Affiliates prior to the execution of this Agreement, (iii) has been independently acquired or developed by a Member or its Affiliates without violating any of the obligations of

37

such Member or its Affiliates under this Agreement or (iv) was developed by or on behalf of the receiving Member without reliance on Confidential Information received hereunder. A Member may disclose Confidential Information to the extent (x) that it relates to the Company to its financial and other advisors, lenders or potential acquirers who need to know such Confidential Information for the purpose of evaluating any proposed financing or Disposition (it being understood that such Persons shall be informed by such Member of the confidential nature of the Confidential Information and shall be directed to treat such Confidential Information confidentially and in accordance with this Section 12.1) or (y) a Member is requested pursuant to, or required by, applicable Law or by legal or regulatory process to disclose any Confidential Information (including any request made by the NRC and/or DOE); provided, that such Member will, to the extent legally permissible and reasonably practicable, provide the Company with prompt notice of such request or requirement to enable the Company to seek an appropriate protective order or other remedy, and, at the Company’s sole expense, cooperate with the Company to obtain such protective order and consult with the Company with respect to taking of steps to resist or narrow the scope of such disclosure or legal process; provided, further that if such protective order is not obtained or the Company waives compliance with the provisions hereof, such Member will furnish only that portion of the Confidential Information which, in the opinion of its counsel, is legally required or requested to be disclosed and use its commercially reasonable efforts to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment.
          (b) Specific Performance. The Members agree that no adequate remedy at law exists for a breach of any of the provisions of this Section 12.1, the continuation of which unremedied will cause the furnishing Member to suffer irreparable harm. Accordingly, the Members agree that the furnishing Member shall be entitled, in addition to other remedies that may be available to it, to immediate injunctive relief from any breach or threatened breach of any of the provisions of this Section 12.1 and to specific performance of its rights hereunder, as well as to any other remedies available at law or in equity.
          (c) Survival. The obligations of the Members under this Section 12.1 shall terminate on the second (2nd) anniversary of the end of the Term.
          12.2 Public Announcements. Without the prior written consent of each Member having or deemed as having the Minimum Threshold Percentage, no Member shall make any public statements with respect to the transactions contemplated by this Agreement, except as may be required by applicable Law or regulation or by obligations pursuant to any listing agreement with any national securities exchange. Prior to issuing a press release or other public announcement required pursuant to the preceding sentence, the Members shall, to the extent legally permissible and reasonably practicable, consult with each other and each Member shall have a reasonable opportunity to comment on such press release or announcement.
          12.3 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, consents, or other communications provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier, mail, electronic mail (with receipt confirmed personally by the recipient (and not by automatic confirmation of receipt)) or facsimile (if followed by courier or mail). A notice, request, consent, or communication given under this Agreement is effective on receipt by the

38

Member to receive it; provided, that a notice, request, consent, or communication given by electronic mail shall be deemed effective upon being sent in the local jurisdiction from which such electronic mail is being sent, subject to confirmation of receipt by the recipient as set forth in the preceding sentence. All notices, requests, consents, or other communications to be sent to a Member must be sent to or made at the addresses, electronic mail address or fax number set forth on Exhibit A, or such other address, electronic mail address or fax number as that Member may specify by notice to each other Member.
          12.4 Entire Agreement; Superseding Effect. This Agreement, the NINA Contribution Agreement and the TEPCO Investment Agreement constitute the entire agreement of the Members relating to the Company and the transactions contemplated hereby and supersede all provisions and concepts contained in all prior contracts or agreements between the Members or any of their respective Affiliates with respect to the Company and STP 3 and 4 (including the Original Agreement) and the transactions contemplated hereby, whether oral or written.
          12.5 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any other Member or to declare any other Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.
          12.6 Amendment or Restatement. Other than pursuant to Section 3.2, this Agreement or the Certificate may be amended or restated only after approval by the Board and, in the event of an amendment referenced in Section 5.1(d)(i)(B), by Required Member Approval, or in the event of an amendment referenced in Section 5.1(e)(i)(J), by Required Manager Approval.
          12.7 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns. The Members acknowledge that their respective obligations hereunder are unconditional and absolute without right of set-off or counterclaim.
          12.8 Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. If there is a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that

39

provision to the other Members or circumstances is not affected thereby and the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.
          12.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
          12.10 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.
          12.11 Parties in Interest; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, legal representatives and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.
          12.12 Fees and Expenses. Except as set forth herein, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses.
          12.13 Limitation on Liability. The Members shall not be bound by, or be personally liable for, by reason of being a Member or Manager, a judgment, decree or order of a court or in any other manner, for the expenses, liabilities or obligations of the Company or any other Member, and the liability of each Member shall be limited solely to the amount of such Member’s Capital Contributions as provided (or deemed provided) under Article VI.
          12.14 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
[Remainder of Page Intentionally Left Blank]

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     In Witness Whereof, the Members have executed this Agreement effective as of the Effective Date.

Members: NUCLEAR INNOVATION NORTH AMERICA LLC
By:
	Name:	Steve Winn
	Title:	President and Chief Executive Officer

TEPCO NUCLEAR ENERGY AMERICA LLC
By:
	Name:	Toshiro Kudama
	Title:	President
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Signature Page

Schedule 6.2(b)
Major Contracts

Exhibit A
Members and Parents

Membership
Name/Address of Members	Percentage	Membership Units	Name of Parent
Nuclear Innovation North America LLC **	**%	** Membership Units	NRG Energy, Inc.
with a copy to

Nuclear Innovation North America LLC **
TEPCO Nuclear Energy America LLC **	**%	** Membership Units	The Tokyo Electric Power Company, Incorporated

TOTALS	100%	**	N/A

**	This portion has been redacted pursuant to a confidential treatment request.
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit A

A-1

Exhibit B
Definitions
     “Act” means the Delaware Limited Liability Company Act.
     “Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Section 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 7.3(b)(i) or 7.3(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     “AEA” has the meaning assigned to such term in Section 4.1(e).
     “Affiliate” means with respect to any Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person, including, in the case of a Member, such Member’s Parent; and (c) each entity that is under common Control with such Person, including, in the case of a Member, each entity that is Controlled by such Member’s Parent.
     “Affiliate Contract” has the meaning assigned to such term in Section 5.11.
     “Agreement” means this Amended and Restated Operating Agreement of the Company, as amended, modified, supplemented or restated from time to time.
     “Arbitration Notice” has the meaning assigned to such term in Section 10.2.
     “Arbitrator” has the meaning assigned to such term in Section 10.3(a).
     “Assignee” means any Person that acquires any Membership Units through a Disposition (other than as a result of a Change of Control); provided, however, that, an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Article IV.
     “Assumed Tax Liability” has the meaning assigned to such term in Section 7.1.
     “Board” has the meaning assigned to such term in Section 5.1(a).
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

     “Bona Fide Secured Party” of any Member means a financial institution, investment bank, or other Person primarily in the business of lending and who is not an Affiliate, director, officer, employee or other agent of such Member; provided, that each of the Lenders and Agents under (and as defined in) the Toshiba Credit Agreement shall be deemed to be Bona Fide Secured Parties.
     “Book Value” means, with respect to any property, such property’s adjusted basis for federal income tax purposes, except as follows:
     (a) The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as reasonably determined by the Board;
     (b) The Book Values of all properties shall be adjusted to equal their respective fair market values as determined by the Board in connection with any adjustment of the Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) as provided for in Section 6.5;
     (c) The Book Values of all properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) or Section 7.3(b)(vii).
Such Book Value shall be adjusted by the depreciation, cost recovery and amortization deductions in a manner consistent with the Capital Account maintenance provisions of Section 6.5.
     “Breaching Member” has the meaning assigned to such term in Section 5.9.
     “Business” has the meaning assigned to such term in Section 3.1.
     “Business Day” means any Day other than a Saturday, a Sunday, or a U.S. federal holiday.
     “Capital Account” means the Capital Account to be maintained for each Member in respect of the Business in accordance with Section 6.5.
     “Capital Call” has the meaning assigned to such term in Section 6.2(b).
     “Capital Contribution” means with respect to any Member, the amount of money and the net agreed value of any property (other than money) contributed to the Company by the Member. For the avoidance of doubt, with respect to the TEPCO Member, such Capital Contribution also shall include any money contributed to the Company in connection with the TEPCO Member’s exercise of the Option pursuant to the TEPCO Investment Agreement. Any reference in this
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.
     “Certificate” has the meaning assigned to such term in the Recitals to this Agreement.
     “Change in Membership Units” has the meaning assigned to such term in Section 4.1(e).
     “Change of Control” means, with respect to any Member, **.
     “Chief Executive Officer” has the meaning assigned to such term in Section 5.2(a).
     “Claim” means any judgment, claim, cause of action, demand, lawsuit, suit, proceeding, investigation or audit, loss, assessment, fine, penalty, administrative order, obligation, cost, expense, liability or damage (whether actual, consequential or punitive), including interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” has the meaning assigned to such term in the Preamble to this Agreement.
     “Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).
     “Complete Control” means the ownership, directly or indirectly, through one or more intermediaries, of both of the following: (a) (i) in the case of a corporation, all of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, all of the voting interests thereof; (iii) in the case of a trust or estate, including a business trust, all of the beneficial interest or the power of a trustee therein; and (iv) in the case of any other entity, all of the economic and beneficial interest therein; and (b) in the case of any entity, the power and authority to completely control the management of the entity, and “Completely Controls” has the correlative meaning.
     “Confidential Information” means information regarding the business, assets, customers, processes and methods of a Member or its Affiliates.
     “Control” means **.
     “CPR” has the meaning assigned to such term in Section 10.3(b).
     “Day” means a calendar day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.

**	This portion has been redacted pursuant to a confidential treatment request.
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

     “Default Rate” means a rate per annum equal to the lesser of (a) a varying rate per annum equal to the sum of (i) the prime rate as published in The Wall Street Journal, with adjustments in that varying rate to be made on the same date as any change in that rate is so published, plus (ii) three percent (3%) per annum and (b) the maximum rate permitted by Law.
     “Disposing Manager” has the meaning assigned to such term in Section 4.2(a).
     “Disposing Member” has the meaning assigned to such term in Section 4.1(b).
     “Disposition” means with respect to any asset (including any Membership Units), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law, including a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance (but such terms shall not include the creation of an Encumbrance), and “Dispose”, “Disposes”, “Disposed” and “Disposing” have the correlative meanings. Notwithstanding anything herein to the contrary, a Change of Control of any Member shall be deemed to be a Disposition of all of the Membership Units of such Member for purposes of Article IV.
     “Disposition Notice” has the meaning assigned to such term in Section 4.3(a).
     “Dispute” has the meaning assigned to such term in Section 10.1.
     “Disputing Member” has the meaning assigned to such term in Section 10.2.
     “Dissolution Event” has the meaning assigned to such term in Section 11.1.
     “DOE” means the U.S. Department of Energy.
     “Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
     “Effective Date” has the meaning assigned to such term in the Preamble to this Agreement.
     “Election Notice” has the meaning assigned to such term in Section 3.8(b).
     “Encumbrance” means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law, and “Encumber” and “Encumbered” have the correlative meanings.
     “EPC Contract” means the Master Engineering Procurement and Construction Agreement (STPNOC Contract No. B03974), dated as of February 24, 2009, by and among STPNOC, as agent for NINA Texas 3 and NINA Texas 4, and at such time as agent for The City of San Antonio acting by and through the City Public Service Board, a Texas municipal utility, and by TANE.
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

     “ERCOT” means the Electric Reliability Council of Texas.
     “Exercise Notice” has the meaning assigned to such term in Section 4.3(a).
     “Fiscal Year” means each calendar year ending December 31.
     “Formation Date” has the meaning assigned to such term in the Recitals to this Agreement.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
     “Governmental Authority” means any federal, state or local governmental entity, authority or agency, court, tribunal, regulatory commission or other body, whether legislative, judicial or executive (or a combination or permutation thereof).
     “Indebtedness for Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (c) all obligations of such Person issued or assumed for deferred purchase price payments, (d) all obligations of such Person under leases required to be capitalized in accordance with GAAP, as consistently applied by such Person, (e) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance, guarantees or similar credit transaction, in each case, that has been drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (h) all obligations of such Person or another Person secured by an Encumbrance on any asset of such first Person, whether or not such Indebtedness for Borrowed Money is assumed by such first Person and (i) any guaranty of any Indebtedness for Borrowed Money of any other Person.
     “Indemnified Persons” has the meaning assigned to such term in Section 5.9.
     “Initial Closing Date” has the meaning assigned to such term in the TEPCO Investment Agreement.
     “Initial Investor Interests” has the meaning assigned to such term in the TEPCO Investment Agreement.
     “Initial Multi-Year Budget” has the meaning assigned to such term in Section 5.3(a).
     “Intellectual Property” means the patents, patent applications, registered trademarks, trademark applications, registrations, copyrights, computer programs, databases, industrial
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

designs, service marks, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications and tangible or intangible proprietary information or material and any other similar rights available in any jurisdiction in the world.
     “IPO” has the meaning assigned to such term in Section 5.1(e)(i)(A).
     “Issuance Notice” has the meaning assigned to such term in Section 3.8(a).
     “JBIC” means the Japan Bank for International Cooperation.
     “Law” means any statute, law, treaty, rule, code, ordinance, regulation, permit, or certificate of any Governmental Authority, any interpretation of any of the foregoing by any Governmental Authority, or any binding judgment, decision, decree, injunction, writ, order or like action of any court, arbitrator or other Governmental Authority.
     “Loan Documents” has the meaning assigned to such term in the Toshiba Credit Agreement.
     “Majority Member” means any Member that, together with its Affiliates and their permitted Assignees under Article IV, taken as a whole, has an aggregate Membership Percentage greater than fifty percent (50%).
     “Manager” has the meaning assigned to such term in Section 5.1(a).
     “Member” means each Person executing this Agreement as of the Effective Date as a member or admitted to the Company as a member in accordance with this Agreement, but such term does not include any Person who has ceased to be a member of the Company.
     “Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” as set forth in Treasury Regulation Section 1.704-2(b)(4).
     “Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
     “Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.
     “Membership Percentage” means with respect to each Member a fraction, expressed as a percentage, the numerator of which is the number of Membership Units owned by such Member, and the denominator of which is the total number of Membership Units of all Members.
     “Membership Units” has the meaning assigned to such term in Section 3.1.
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

     “Minimum Threshold Percentage” means with respect to each Member, a Membership Percentage equal to or greater than **.
     “Multi-Year Budget” has the meaning assigned to such term in Section 5.3(b).
     “MW” means megawatt.
     “New Securities” has the meaning assigned to such term in Section 3.8.
     “NEXI” means the Nippon Export & Investment Insurance.
     “NINA” has the meaning assigned to such term in the Recitals to this Agreement.
     “NINA Contribution Agreement” has the meaning assigned to such term in the Recitals to this Agreement.
     “NINA Initial Contribution” means all of the issued and outstanding membership interests in NINA Investments LLC.
     “NINA Investments LLC” has the meaning assigned to such term in Section 3.9.
     “NINA Texas 3” has the meaning assigned to such term in Section 3.9.
     “NINA Texas 4” has the meaning assigned to such term in Section 3.9.
     “Nondisposing Member” has the meaning assigned to such term in Section 4.1(b)(i).
     “Nonfunding Member” has the meaning assigned to such term in Section 6.3(a).
     “Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Sections 1.704-2(b) and 1.704-2(c), are attributable to a Nonrecourse Liability.
     “Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
     “Nonstrategic Purchaser” means **.
     “NRC” means the Nuclear Regulatory Commission of the United States or any successor thereto.
     “NRG” means NRG Energy, Inc., a Delaware corporation.

**	This portion has been redacted pursuant to a confidential treatment request.
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

     “Officer” means any Person (that is a natural person) designated as an officer of the Company as provided in Section 5.2, but such term does not include any Person who has ceased to be an officer of the Company.
     “Option” has the meaning assigned to such term in the TEPCO Investment Agreement.
     “Option Closing Date” has the meaning assigned to such term in the TEPCO Investment Agreement.
     “Option Expiration Date” has the meaning assigned to such term in the TEPCO Investment Agreement.
     “Option Period” means the period beginning on the Initial Closing Date through and including the earlier to occur of (x) the Option Expiration Date and (y) the Option Closing Date.
     “Option Premium” means the sum of thirty million dollars ($30,000,000) paid to the Company by the TEPCO Member on the Effective Date in respect of the Option in accordance with the TEPCO Investment Agreement.
     “Original Agreement” has the meaning assigned to such term in the Recitals to this Agreement.
     “Parent” means, with respect to any Person, the Person that Controls such Person and that is not itself Controlled by any other Person. The Parents of all of the Members as of the Effective Date are set forth on Exhibit A.
     “Person” means the meaning assigned that term in Section 18-101(12) of the Act.
     “Preferential Right” has the meaning assigned to such term in Section 4.3(a).
     “Project” has the meaning assigned to such term in the TEPCO Investment Agreement.
     “Purchasing Member” has the meaning assigned to such term in Section 4.3(a).
     “Required Manager Approval” has the meaning assigned to such term in Section 5.1(e)(iii).
     “Required Member Approval” has the meaning assigned to such term in Section 5.1(d)(ii).
     “Rules” has the meaning assigned to such term in Section 10.1.
     “Securities Act” means the Securities Act of 1933, as amended, of the United States.
     “SEO” has the meaning assigned to such term in Section 10.2.
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

     “South Texas Plant Site” means the approximately 11,000 acre parcel of land in Bay City, Matagorda County, Texas, on which the nuclear operating units doing business as “South Texas Project” are located and on which STP 3 and 4 will be located.
     “South Texas Project” means the South Texas Plant Site and all interests in property, facilities and structures used therewith or related thereto on or adjacent to the South Texas Plant Site.
     “STP 3” means Unit 3 of the South Texas Project.
     “STP 3 and 4” means Units 3 and 4 of the South Texas Project.
     “STP 3 and 4 COD” means the later to occur of the commercial operations date of STP 3 and the commercial operations date of STP 4.
     “STP 4” means Unit 4 of the South Texas Project.
     “STP Entities” means NINA Texas 3 and NINA Texas 4, of which the sole member of each is NINA Investments LLC and which hold all of the Company’s interests in STP 3 and 4, respectively.
     “STPNOC” means STP Nuclear Operating Company, a Texas nonprofit company.
     “Subsidiary” means a Person Controlled by the Company.
     “TANE” means Toshiba America Nuclear Energy Corporation, a Delaware corporation.
     “Tax Distribution Date” has the meaning assigned to such term in Section 7.1.
     “Tax Matters Member” has the meaning assigned to such term in Section 8.3(a).
     “TEPCO Contribution” means the sum of one hundred twenty five million dollars ($125,000,000) contributed to the Company by the TEPCO Member on the Effective Date in accordance with the TEPCO Investment Agreement.
     “TEPCO Investment Agreement” has the meaning assigned to such term in the Recitals to this Agreement.
     “TEPCO Member” has the meaning assigned to such term in the Recitals to this Agreement.
     “Term” has the meaning assigned to such term in Section 2.6.
     “Toshiba Credit Agreement” means that certain Credit Agreement, dated as of February 24, 2009, among NINA, NINA Investments LLC, NINA Texas 3, NINA Texas 4, the lenders party thereto and TANE as collateral agent and administrative agent.
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

     “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
     “Tribunal” has the meaning assigned to such term in Section 10.3(a).
     “Unit” means STP 3 or STP 4.
     “Voting Percentage” has the meaning assigned to such term in Section 5.1(c).
     “Wholly Owned Affiliate” means with respect to any Person, (a) each entity that such Person Completely Controls, (b) each Person that Completely Controls such Person and (c) each entity that is under common Complete Control with such Person.
Amended and Restated Operating Agreement
NINA Investments Holdings LLC
Exhibit B

Exhibit C
Initial Multi-Year Budget
**

**	This portion has been redacted pursuant to a confidential treatment request.
Amended and Restated
Operating Agreement
NINA Investments Holdings LLC
Exhibit C

C-1

Exhibit D
Form of Limited Liability Company Unit Certificate

Number	Organized Under the Laws Of the State of Delaware	Units ___

NINA INVESTMENTS HOLDINGS LLC

          This Certifies that [                    ] is the owner of [                    ] ([                    ]) Membership Units, fully paid and non-assessable of the above-named Company transferable only on the books of the Company by the holder hereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.
          In Witness Whereof, the said Company has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Company.
          This [                    ] day of [                    ], 20[___]

Vice President	Assistant Secretary
THIS CERTIFICATE EVIDENCES MEMBERSHIP UNITS REPRESENTING A MEMBERSHIP INTEREST IN NINA INVESTMENTS
HOLDINGS LLC AND SHALL BE A SECURITY WITHIN THE MEANING OF, AND GOVERNED BY, ARTICLE 8 OF THE
UNIFORM COMMERCIAL CODE.
Amended and Restated
Operating Agreement
NINA Investments Holdings LLC
Exhibit D

D-1

EXHIBIT D
to Investment and Option Agreement
[FORM OF]
OFFICER’S CERTIFICATE
OF
[NINA INVESTMENTS HOLDINGS LLC / NUCLEAR INNOVATION NORTH
AMERICA LLC / TEPCO NUCLEAR ENERGY AMERICA LLC]
                      [•], 20__
          I, [                    ], the [                    ] of [Nuclear Innovation North America LLC, a Delaware limited liability company (“NINA”), the sole member of NINA Investments Holdings LLC, a Delaware limited liability company (“NINA Holdings”)] / [Nuclear Innovation North America LLC, a Delaware limited liability company (“NINA”)] / [TEPCO Nuclear Energy America LLC, a Delaware limited liability company (“Investor”)], pursuant to [Section 2.5(a)(v)/Section 2.5(b)(iii)] of that certain Investment and Option Agreement, dated as of May 10, 2010 (the “Agreement”), by and among NINA, [NINA Holdings][NINA Investments Holdings LLC], and Investor, hereby certify, on behalf of [NINA Holdings / NINA / Investor], solely in my capacity as [          ] of [NINA, the sole member of NINA Holdings/ NINA / Investor], and not in my individual capacity, to [NINA Holdings and NINA / Investor], that:
1.	[Each of the representations and warranties made by NINA Holdings in Article V that are qualified as to materiality (or words of similar effect) and in Section 5.1, Section 5.2, Section 5.3 (a), Section 5.3(b), or Section 5.3(c) is true and correct in all respects, and each other representation or warranty made by NINA Holdings in Article V is true and correct in all material respects, in each case as though made on and as of the date hereof or, in the case of representations and warranties expressly made as of a specified date earlier than the date hereof, on and as of such earlier date.]

[Each of the representations and warranties made by NINA in Section 4.1 or Section 4.2 is true and correct in all respects, as though made on and as of the date hereof or, in the case of representations and warranties expressly made as of a specified date earlier than the date hereof, on and as of such earlier date.]

[Each of the representations and warranties made by Investor in Article VI that are qualified as to materiality (or words of similar effect) and in Section 6.1 and Section 6.2 is true and correct in all respects, and each other representation or warranty made by Investor in Article VI is true and correct in all material respects, in each case as though made on and as of the date hereof or, in the case of representations and warranties expressly made as of a specified date earlier than the date hereof, on and as of such earlier date.]

2.	[Each NINA Party and NRG] [Each of TEPCO and Investor] has performed and complied in all material respects with the respective agreements, covenants and obligations required by the Agreement or any other Related Agreement to which it is a party to be so performed or complied with by it at or before the date hereof.
          Capitalized terms used herein but not defined herein have the meaning given to them in the Agreement.
* * *

2

          IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on the date first written above.

[NINA INVESTMENTS HOLDINGS LLC, By Nuclear Innovation North America LLC, its sole member] [NUCLEAR INNOVATION NORTH AMERICA LLC] [TEPCO NUCLEAR ENERGY AMERICA LLC]
By:
Name:
Title:

[Signature Page to Officer’s Certificate]

EXHIBIT E
to Investment and Option Agreement
[FORM OF]
SECRETARY’S CERTIFICATE
OF
[NINA INVESTMENTS HOLDINGS LLC / NUCLEAR INNOVATION NORTH
AMERICA LLC / TEPCO NUCLEAR ENERGY AMERICA LLC]
                     [•], 20__
     Pursuant to [Sections 2.5(a)(iii), (iv) and(v)/Sections 2.5(b)(ii) and (iv)] of that certain Investment and Option Agreement, dated as of May 10, 2010 (the “Agreement”), by and among Nuclear Innovation North America LLC, a Delaware limited liability company (“NINA”), NINA Investments Holdings LLC, a Delaware limited liability company (“NINA Holdings”) and TEPCO Nuclear Energy America LLC, a Delaware limited liability company (“Investor”), the undersigned solely in [his/her] capacity as the [Secretary or other appropriate person] of [NINA, the sole member of NINA Holdings/NINA/Investor] and not in [his/her] individual capacity, does hereby certify on behalf of [NINA Holdings/NINA/Investor] the following:
1.	Attached hereto as Exhibit A is a true, correct and complete copy of the Charter Documents of [NINA/NINA Holdings/Investor] as amended, modified or supplemented to the date hereof.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the written consent duly adopted by the [sole member or other appropriate governing body] of [NINA Holdings/NINA/Investor] authorizing the Agreement and any other agreements contemplated thereby.

3.	Each of the following persons is a duly elected and qualified officer of [NINA, the sole member of NINA Holdings/NINA/Investor], holding the respective office set forth opposite [his/her] name below, and the signature set forth opposite [his/her] name below is [his/her] genuine signature:

Name	Office	Signature

[Steve Winn]/	[Chief Executive Officer of NINA, the sole member of NINA Holdings]/

[Steve Winn]/	[Chief Executive Officer of NINA]/

[Toshiro Kudama]	[President of Investor]

Name	Office	Signature

[Bruce Chung]/	[Chief Financial Officer of NINA, the sole member of NINA Holdings]/

[Bruce Chung]/	[Chief Financial Officer of NINA]/

[Officer of Investor]	[[ ] of Investor]
     Capitalized terms used herein but not defined herein have the meaning given to them in the Agreement.
*     *     *

2

     IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate on the date first written above.

[NINA INVESTMENTS HOLDINGS LLC, By Nuclear Innovation North America LLC, its sole member] [NUCLEAR INNOVATION NORTH AMERICA LLC] [TEPCO NUCLEAR ENERGY AMERICA LLC]
By:
Name:
Title:

     The undersigned officer, in the capacity set forth below, does hereby certify that the person who has signed above is a duly elected officer of [NINA, the sole member of NINA Holdings/NINA/Investor] holding the office in [NINA, the sole member of NINA Holdings/NINA/Investor] set forth above, and that the signature set forth above is [his/her] true and genuine signature.

[NINA INVESTMENTS HOLDINGS LLC By Nuclear Innovation North America LLC, its sole member] [NUCLEAR INNOVATION NORTH AMERICA LLC] [TEPCO NUCLEAR ENERGY AMERICA LLC]
By:
Name:
Title:

[Signature Page to Secretary’s Certificate]

Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

SCHEDULES
TO THE
INVESTMENT AND OPTION AGREEMENT
BY AND AMONG
NINA INVESTMENTS HOLDINGS LLC,
NUCLEAR INNOVATION NORTH AMERICA LLC,
AND
TEPCO NUCLEAR ENERGY AMERICA LLC
DATED as of May 10, 2010

          This document includes the various Schedules (the “Schedules”) referred to in that certain Investment and Option Agreement (the “Agreement”) dated as of May 10, 2010, by and among Nuclear Innovation North America LLC (“NINA”), a Delaware limited liability company, NINA Investments Holdings LLC (“NINA Holdings”), a Delaware limited liability company, and TEPCO Nuclear Energy America LLC, a Delaware limited liability company. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement.
          The Schedules are qualified in their entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of NINA and/or NINA Holdings except to the extent expressly provided in the Agreement.
          Matters reflected in the Schedules are not necessarily limited to matters required by the Agreement to be reflected in the Schedules. To the extent any such additional matters are included, they are included for informational purposes and do not necessarily include other matters of a similar nature. Headings and subheadings have been inserted herein for convenience of reference only and shall to no extent have the effect of amending or changing the express description hereof as set forth in the Agreement.
          Any matter set forth in one section of the Schedules shall be deemed set forth on all other sections of the Schedules to the extent the applicability or relevance of such disclosure on such other sections of the Schedules is readily apparent.
          Neither the specification of any dollar amount in the representations and warranties contained in the Agreement nor the inclusion of any specific item in any section of the Schedules is intended to imply that such amounts, higher or lower amounts, the items so included or other items, are or are not material or outside the ordinary course of business, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in any section of the Schedules in any dispute or controversy among the Parties as to whether any obligation, item or matter is or is not material, or may constitute an event or condition which could be considered to have a Material Adverse Effect.
          Neither NINA nor NINA Holdings assumes any responsibility to any Person that is not a party to the Agreement for the accuracy of any information herein. The information was not prepared or disclosed with a view to its potential disclosure to others. Subject to applicable Law, this information is disclosed in confidence for the purposes contemplated in the Agreement and is subject to the confidentiality provisions of any other agreements entered into by the parties. Moreover, in disclosing the information in these Schedules, NINA and NINA Holdings expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

Schedule 1.2(a)
Permitted Liens
1.	Liens under the Loan Documents (as defined in the Toshiba Credit Agreement).
2.	Terms under the Contracts or Permits that constitute Liens.

For the purpose of the foregoing “Contracts or Permits” is defined as:
a.	Those Contracts specified on Schedule 5.15(a) (Major Contracts).

b.	The Governmental Approvals specified on Schedule 5.4(a) (Existing Governmental Approvals).

Schedule 1.2(b)
Tenancy in Common Agreements
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 1.2(c)
NINA Holdings Knowledge Persons
1.	Steve Winn
2.	Jamey Seely
3.	Bruce Chung
4.	John Bates
5.	Stephen Smith
6.	Mark McBurnett (solely for purposes of Section 5.4 of the Agreement)
7.	Carl Sayko (solely for purposes of Section 5.15(b) of the Agreement)

Schedule 1.2(d)
Investor Knowledge Persons
1.	Satoshi Yajima
2.	Kenji Tateiwa
3.	Eiji Hagio

Schedule 4.2(c)
NINA Governmental Approvals and Third-Party Consents
None.

Schedule 5.1(b)
Foreign Jurisdictions
1.	NINA Investments Holdings LLC — Texas
2.	Nuclear Innovation North America Investments LLC — Texas
3.	NINA Texas 3 LLC — Texas
4.	NINA Texas 4 LLC — Texas

Schedule 5.2(c)
NINA Holdings Governmental Approvals and Third-Party Consents
None.

Schedule 5.3(e)
Assets of the NINA Subsidiaries
Key Tangible Assets: **
Key Assets excluded from Section 5.3(e)(i):
The NINA Subsidiaries are not parties to the below Key Assets.
**

**	This portion has been redacted pursuant to a confidential treatment request.

Assets excluded from Section 5.3(e)(ii) — (iii):
The NINA Subsidiaries are not the sole parties to the below Assets.
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.3(f)
Equity Holdings of the NINA Subsidiaries
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.4(a)
Existing Project Governmental Approvals

Date Issued/
Permitting Agency	Permittee	Name of Permit	Permit Number	Completed	Date Expires
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**

**	This portion has been redacted pursuant to a confidential treatment request.

Date Issued/
Permitting Agency	Permittee	Name of Permit	Permit Number	Completed	Date Expires
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**

**	This portion has been redacted pursuant to a confidential treatment request.

Date Issued/
Permitting Agency	Permittee	Name of Permit	Permit Number	Completed	Date Expires
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.4(b)
Applications for Governmental Approvals

Permitting Agency	Permittee	Name of Permit	Permit Number	Date of Application
**	**	**	**	**
**	**	**	**	**
**	**	**	**	**
**	**	**	**	**
**	**	**	**	**
**	**	**	**	**
**	**	**	**	**
**	**	**	**	**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.4(c)
Major Permits

Permitting Agency	Permittee	Name/Purpose of Permit
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**

**	This portion has been redacted pursuant to a confidential treatment request.

Permitting Agency	Permittee	Name/Purpose of Permit
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**
**	**	**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.5(c)
Governmental Investigations of Project
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.10
Changes and Liabilities
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.11
Tax Disclosure
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.13
Real Property
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.14
Liens on and Infringements of Intellectual Property
With respect to Sections 5.14(a), (d) and (e): **
With respect to Section 5.14(c):
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.14(b)
Allocation of Intellectual Property
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.15(a)
Major Contracts
Contracts that if suspended or terminated, would reasonably be expected to materially delay or materially impair the ability to achieve the Commercial Operation Date as contemplated by the Business Plan.
**
*	Contracts so designated have been contributed to the Project Companies to the extent they relate to the development of the Project through the Tenancy in Common Agreements.

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.15(b)
Breaches and Defaults Relating to Major Contracts
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.15(c)
Other Agreements
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.16
Affiliate Contracts
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.17
Potential Conflicts of Interest
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.18
Power Purchase Agreements
**

**	This portion has been redacted pursuant to a confidential treatment request.

Schedule 5.21
CPS Settlement Documents
1.	STP 3 & 4 Owners Agreement, dated March 1, 2010, by and among CPS, NINA and the Project Companies.

2.	Project Agreement, Settlement Agreement and Mutual Release, dated March 1, 2010, by and among CPS, NINA, the Project Companies, NRG Energy, Inc. (for the purposes of only certain sections therein), and NRG South Texas LP (for the purposes of only certain sections therein).

3.	The Assignment and Assumption Agreement, dated March 1, 2010, by and among CPS and the Project Companies.

4.	Bill of Sale, dated March 1, 2010, by and among CPS and the Project Companies.

5.	The Acknowledgement, dated March 1, 2010, by STPNOC.

6.	Ratification Agreement, dated March 1, 2010, by NINA Texas 3.

7.	Ratification Agreement, dated March 1, 2010, by NINA Texas 4.

Schedule 6.2(c)
Investor Governmental Approvals and Third-Party Consents
None.

Schedule 7.6
Permitted Interim Actions
**

**	This portion has been redacted pursuant to a confidential treatment request.